SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [ ]  Preliminary proxy statement
     [X]  Definitive proxy statement
     [ ]  Definitive additional materials
     [ ]  Soliciting  material  pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

                       DARLINGTON COUNTY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [ ]  No fee required
     [ ]  Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:
--------------------------------------------------------------------------------

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5)  Total fee paid:
--------------------------------------------------------------------------------

     [X]  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                        $32.27
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:
                                        Schedule 13E-3
--------------------------------------------------------------------------------

     (3)  Filing Party:
                                        Darlington County Bancshares, Inc.
--------------------------------------------------------------------------------

     (4)  Date Filed:
                                        September 1, 2004
--------------------------------------------------------------------------------

                       DARLINGTON COUNTY BANCSHARES, INC.
                                202 Cashua Street
                        Darlington, South Carolina 29532

                                November 10, 2004


Dear  Shareholder:

     You are cordially invited to attend a special meeting of shareholders, which will be held at 5:30 p.m., on December 21, 2004, at Darlington County Bank, 202 Cashua Street, Darlington, South Carolina. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     The principal purpose of the special meeting is for shareholders to vote on an Agreement and Plan of Reorganization (the "Plan") that is designed to take Darlington private by reducing its number of shareholders of record below 300. Once Darlington is a private company, it will realize significant cost savings resulting from the termination of its reporting obligations under the Securities Exchange Act of 1934.

     The Plan provides for the merger of Darlington Interim Corporation ("Interim") with and into Darlington, with Darlington surviving the merger (the "Reorganization"). Interim is a new South Carolina corporation formed solely to effect the Reorganization. If the Plan is approved by our shareholders, shareholders owning fewer than 100 shares of Darlington common stock as of the date of the special shareholders' meeting will receive $31.00 in cash for each share that they own on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization.

     We plan to effect the Reorganization by filing articles of merger as soon as possible after we obtain shareholder approval of the Plan. The date of the shareholders' meeting will serve as the record date for determining the ownership of shares for purposes of the Reorganization.

     The board of directors has established November 5, 2004 as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by December 17, 2004. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     The board of directors has unanimously determined that the Plan is fair to Darlington's unaffiliated shareholders, and has voted unanimously in favor of the Plan. On behalf of the board of directors, I urge you to vote FOR approval of the Plan.

                                           Sincerely,


                                           /s/ Henry  M. Funderburk, III
                                           President and Chief Executive Officer

                       DARLINGTON COUNTY BANCSHARES, INC.
                                202 Cashua Street
                        Darlington, South Carolina 29532

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 21, 2004

     A special meeting of shareholders of Darlington County Bancshares, Inc. will be held on December 21, 2004, at Darlington County Bank, 202 Cashua Street, Darlington, South Carolina, for the following purposes:

     (1) To vote on an Agreement and Plan of Reorganization (the "Plan") providing for the merger of Darlington Interim Corporation with and into Darlington, with Darlington surviving the merger and the holders of fewer than 100 shares of Darlington common stock receiving $31.00 in cash in exchange for each of their shares of such stock. The text of the Plan is set forth in Appendix A to the enclosed Proxy
                                             -----------
          Statement.

     (2) To vote on the adjournment of the special meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting.

     (3) To transact any other business as may properly come before the meeting or any adjournment of the meeting.

     THE  BOARD  OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  THAT  YOU  VOTE FOR THE
APPROVAL  OF  THE  PLAN  AND  FOR  THE  POTENTIAL  ADJOURNMENT  OF  THE MEETING.

     Darlington's shareholders are entitled to statutory dissenters' rights under the Plan. If Darlington's shareholders approve the Plan, shareholders who elect to dissent from approval of the Plan are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of
Section 33-13 of the South Carolina Business Corporation Act regarding the rights of dissenting shareholders. We have attached a copy of Section 33-13 of the South Carolina Business Corporation Act as Appendix B to the accompanying
                                                  ----------
Proxy  Statement.

     The board of directors has set the close of business on November 5, 2004, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                           By Order of the Board of Directors,


                                           /s/ Henry M. Funderburk, III
                                           President and Chief Executive Officer

November 10, 2004

                       DARLINGTON COUNTY BANCSHARES, INC.
                                202 Cashua Street
                        Darlington, South Carolina 29532

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 21, 2004

--------------------------------------------------------------------------------

     The board of directors of Darlington County Bancshares, Inc. ("Darlington" or the "Company") has determined that it is in the best interests of Darlington and its shareholders to effect a reorganization that will permit Darlington to become a private company by reducing its number of shareholders of record below
300. Once private, Darlington will realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and its related reporting obligations.

     The Plan provides for the merger of Darlington Interim Corporation ("Interim") with and into Darlington, with Darlington surviving the merger. Interim is a new South Carolina corporation formed solely to effect the Reorganization. In the Reorganization, shareholders owning fewer than 100 shares of Darlington common stock of record will receive $31.00 in cash for each share that they own on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization. Because the purpose of Reorganization is to reduce the number of shareholders of record below 300, the Plan permits our board of directors to increase the 100-share threshold prior to the date of the special shareholders' meeting to the extent necessary to ensure that the number of record shareholders will be less than 300 upon effectiveness of the Reorganization. If such action is necessary, we will notify our shareholders through a supplement to this Proxy Statement and will postpone the special shareholders' meeting to the extent necessary to allow shareholders to consider such action and change their votes if they so desire.

     This Proxy Statement provides you with detailed information about the proposed Reorganization. We encourage you to read this entire document carefully.

     The board of directors has determined that the Plan is fair to Darlington's unaffiliated shareholders. Additionally, all of the directors, including those who are not employees of Darlington, have unanimously approved the Plan. The Reorganization cannot be completed, however, unless the Plan is approved by the holders of two-thirds of the votes entitled to be cast on the Plan. The current directors and executive officers of Darlington beneficially own approximately 14% of the outstanding shares and have indicated that they intend to vote their shares in favor of the Plan.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE RECAPITALIZATION PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 10, 2004. WE FIRST MAILED THIS PROXY STATEMENT TO THE SHAREHOLDERS OF DARLINGTON ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

     Our common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this Proxy Statement. You should not rely on any other information. The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered or when the Reorganization is effected. By accepting receipt of this Proxy Statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this Proxy Statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     You should not construe the contents of this Proxy Statement or any communication from Darlington, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor, as appropriate.

     We make forward-looking statements in this Proxy Statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reorganization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "we, "our," and "us," as used in this Proxy Statement, refer to Darlington and its wholly owned subsidiaries, collectively, unless the context indicates otherwise.

                                  TABLE OF CONTENTS

                                                                                 Page

SUMMARY TERM SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

QUESTIONS AND ANSWERS ABOUT THE MEETING. . . . . . . . . . . . . . . . . . . . .    5

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

  Purpose of the Reorganization. . . . . . . . . . . . . . . . . . . . . . . . .    8
  Alternatives Considered. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  BACKGROUND OF THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . .   10
  Reasons for the Reorganization . . . . . . . . . . . . . . . . . . . . . . . .   11
  Potential Disadvantages of the Reorganization. . . . . . . . . . . . . . . . .   13
  Effects of the Reorganization on Darlington. . . . . . . . . . . . . . . . . .   13
  Effects of the Reorganization on Affiliates. . . . . . . . . . . . . . . . . .   14
  Effects of the Reorganization on Shareholders Generally. . . . . . . . . . . .   15
  Federal Income Tax Consequences of the Reorganization. . . . . . . . . . . . .   17
  Pro Forma Effect of the Reorganization . . . . . . . . . . . . . . . . . . . .   20
  Selected Historical and Pro Forma Consolidated Financial Data. . . . . . . . .   20
  Recommendation of the Board of Directors; Fairness of the Reorganization . . .   20
  Affiliates' Determination of Fairness of the Reorganization. . . . . . . . . .   25
  Determination by Interim and Other Filing Persons. . . . . . . . . . . . . . .   26
  Opinion of Independent Financial Advisor . . . . . . . . . . . . . . . . . . .   26

INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS. . . . . . . . . . . .   33

  Time and Place of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Record Date and Mailing Date . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Number of Shares Outstanding . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Purpose of Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Procedures for Voting by Proxy . . . . . . . . . . . . . . . . . . . . . . . .   33
  Requirements for Shareholder Approval. . . . . . . . . . . . . . . . . . . . .   34
  Solicitation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

  The Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  Source of Funds and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

INFORMATION ABOUT DARLINGTON AND ITS AFFILIATES. . . . . . . . . . . . . . . . .   42

  Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . .   42
  Stock Ownership by Affiliates. . . . . . . . . . . . . . . . . . . . . . . . .   43
  Recent Affiliate Transactions in Darlington Stock. . . . . . . . . . . . . . .   44
  Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  Market for Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  Description of Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . .   45
  Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . .   48

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . .   50

WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . . . . . . . . .   55

APPENDIX A   AGREEMENT AND PLAN OF REORGANIZATION. . . . . . . . . . . . . . . .  A-1

APPENDIX B   SECTION 33-13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT. . . .  B-1


                                        i

APPENDIX C   OPINION OF TRIANGLE CAPITAL PARTNERS, LLC . . . . . . . . . . . . .  C-1

APPENDIX D   FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS
             FOR THE SIX MONTHS ENDED JUNE 30, 2004. . . . . . . . . . . . . . .  D-1

APPENDIX E   FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS
              FOR THE YEAR ENDED DECEMBER 31, 2003 . . . . . . . . . . . . . . .  E-1

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the Plan. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this Proxy Statement, including the financial information and appendices. We urge you to review the entire Proxy Statement and accompanying materials carefully.

     - STRUCTURE OF THE REORGANIZATION: The Plan provides for the merger of Darlington Interim Corporation ("Interim") with and into Darlington, with Darlington surviving the merger. Interim is a new South Carolina corporation formed solely to effect the Reorganization. In the Reorganization, shareholders owning fewer than 100 shares of Darlington common stock of record as of the date of the special shareholders' meeting will receive $31.00 in cash for each share that they hold on the effective date of the Reorganization. All other shares will remain outstanding and be unaffected by the Reorganization.

          Because the purpose of Reorganization is to reduce the number of shareholders of record below 300, the Plan permits our board of directors to increase the 100-share threshold prior to the date of the special shareholders' meeting to the extent necessary to ensure that the number of record shareholders will be less than 300 upon effectiveness of the Reorganization. If such action is necessary, we will notify our shareholders through a supplement to this Proxy Statement and will postpone the special shareholders' meeting to the extent necessary to allow shareholders to consider such action and change their votes if they so desire.

     - DETERMINATION OF SHARES HELD OF RECORD: A shareholder who owns fewer than 100 shares of Darlington common stock "of record" will receive $31.00 per share in cash in the Reorganization, while a record holder of 100 shares of more will be unaffected. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or transfer the shares. For example, four separate certificates issued to a shareholder individually, as a joint tenant with someone else, as trustee, and in an IRA represent shares held by four different record holders, even though a single shareholder might control the voting or transfer of all of the shares. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Plan is based on the number of shares held of record without regard to the ultimate control of the shares. As a result, a single shareholder with 100 or more shares held in various accounts could receive cash in the Reorganization for all of his or her shares if those accounts individually hold fewer than 100 shares. To avoid this, the shareholder would need to consolidate his or her ownership into a single certificate representing 100 or more shares. The acquisition of additional shares prior to the effective date of the Reorganization is also permitted.

     - EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS. See "Special Factors-Effects of the Reorganization on Affiliates" and "-Effects of the Reorganization on Shareholders Generally" on pages 14 and 15 for additional information about the effects of the Reorganization on shareholders, including:

          For  shareholders  who  retain  their  shares  in  the Reorganization:

               -    decreased  liquidity  in  our  common  stock;
               -    decreased  access  to  information  about  our  company;
               - a reduction in book value and an increase in earnings per share as described in "Effects of the Reorganization on our Company" below; and
               - a slight increase in their percentage ownership of our common stock.

          For  shareholders  receiving  cash  in  the  Reorganization:

               -    receipt  of  $31.00  per  share  in  cash;
               -    loss  of  their  equity  and voting interest in our company;
               - federal income tax liability for any cash received in the Reorganization; and
               - liquidation of a relatively illiquid ownership interest in our company without incurring brokerage costs.

          Additional effects on affiliated shareholders (directors, executive officers and 10% shareholders):


               - elimination of individual reporting obligations under federal securities laws;
               - elimination of a "safe harbor" for dispositions of their shares under federal securities laws; and
               - slight consolidation of management ownership (from approximately 14.25% to 14.73% of shares outstanding).

     -    EFFECTS  OF  THE  REORGANIZATION  ON  OUR  COMPANY:

          - our number of record shareholders, measured as of June 30, 2004, will be reduced from approximately 487 to approximately 278 and the number of outstanding shares of Darlington common stock will decrease from approximately 158,000 to approximately 152,795, resulting in a slight decrease in the number of shares that will be available for purchase and sale in the market;

          - we will be entitled to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended, which will mean that we will no longer be required to file reports with the Securities and Exchange Commission (the "SEC") or be classified as a public company;

          -    the  book  value  per share of Darlington common stock as of June
               30, 2004 on a historical basis will be reduced by approximately 2.7%, from approximately $23.93 on a historical basis to approximately $23.29 on a pro forma basis;

          - our earnings per share as of December 31, 2003 on a historical basis will increase by approximately 1.9%, from approximately $1.61 to $1.64 on a pro forma basis, with earnings per share as of June 30, 2004 on a historical basis increasing by approximately 2.6%, from approximately $1.14 to $1.17 on a pro forma basis;

          - the percentage ownership of Darlington common stock beneficially owned by its executive officers and directors as a group will increase slightly from approximately 14.25% to 14.73%; and

          - our capital will be reduced, including a decrease in Tier I capital as of June 30, 2004, from approximately $3.78 million on a historical basis to approximately $3.56 million on a pro forma basis.

          See  page  13  for  a  more  detailed  description  of  these effects.

     - REASONS FOR THE REORGANIZATION: Our principal reasons for effecting the Reorganization are:

          - the cost savings of approximately $100,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act of 1934, as amended, and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

          - our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

          See  page  11  for  more  detailed  information.

          - FAIRNESS OF THE REORGANIZATION: We believe that the Reorganization is fair to our unaffiliated shareholders who will receive cash in the Reorganization and to our unaffiliated shareholders who will retain their shares. The board of directors has unanimously approved the Plan and the transactions contemplated thereby. The board's opinion is based on several factors, which are summarized beginning on page 20. These factors include:

          - Historical Market Prices of the Darlington Common Stock: Our stock is not listed on an exchange, and there is not an organized trading market for our common stock. To our knowledge, the trading prices for our common stock during the past two years have ranged from $23.39 to $25.75 per share. We have never repurchased any shares of our common stock. The price per share to be paid in the Reorganization represents a 28% premium over the last known trading price for our common stock prior to our announcement of the Reorganization and the average trading price for our common stock for 2004.

          - Earnings Multiple: The price per share that will be paid in the Reorganization reflects a multiple of 19.25 times Darlington's earnings per share for the year ended December 31, 2003 and 13.6 times its annualized earnings per share for the six months ended June 30, 2004.

          - Premium to Book Value: The price per share to be paid in the Reorganization reflects a multiple of 1.30 times Darlington's June 30, 2004 book value per share, representing a 30% premium.

          - Report and Opinion of Independent Financial Advisor: Triangle Capital Partners, an independent financial advisor to the board of directors, has delivered a report that a range of $26.00 to $31.00 per share represents the range of fair value of the Darlington common stock to be exchanged for cash in the Reorganization and its opinion that the price of $31.00 per share to be paid in the Reorganization is fair, from a financial point of view, to Darlington's shareholders. See "Opinion of Independent Financial Advisor" on page 26 for more information relating to the report and related financial analyses.

          - Liquidity Provided: The Reorganization will provide liquidity, without brokerage costs, to shareholders who will receive cash for their shares in the Reorganization. We believe that this provides a significant benefit to investors seeking a more liquid investment alternative, given the lack of an organized trading market for our stock.

     - EFFECTIVENESS OF THE REORGANIZATION: The Reorganization will not be effected unless and until Darlington's shareholders approve the Reorganization. Assuming these events occur, and as shortly thereafter as is practicable, Darlington will file articles of merger with the South Carolina Secretary of State and thereby effect the Reorganization and that we will incur approximately $62,000 in transaction expenses. We anticipate that the Reorganization will be effected shortly after our shareholders' meeting. See page 36 for more detailed information.

     - FINANCING FOR THE REORGANIZATION: We estimate that approximately $161,355 will be required to pay for the shares of Darlington common stock exchanged for cash in the Reorganization. We intend to finance the Reorganization with available cash. At June 30, 2004, we had approximately $4.1 million in cash and cash equivalents.

     - DISSENTERS' RIGHTS: Shareholders are entitled to dissenters' rights in connection with the approval of the Plan. See page 38 and Appendix B for -------- additional information.

                    QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:   WHY  DID  YOU  SEND  ME  THIS  PROXY  STATEMENT?

A: We sent you this Proxy Statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our special meeting of shareholders.

     This Proxy Statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this Proxy Statement, notice of special meeting and the enclosed proxy card on or about November 10, 2004 to all shareholders entitled to vote. The record date for those entitled to vote is November 5, 2004. On that date, there were 158,000 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT  IS  THE  TIME  AND  PLACE  OF  THE  SPECIAL  MEETING?

A: The special meeting will be held on December 21, 2004, at Darlington County Bank, 202 Cashua Street, Darlington, South Carolina, at 5:30 p.m.

Q:   WHO  MAY  BE  PRESENT  AT  THE  SPECIAL  MEETING  AND  WHO  MAY  VOTE?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of November 5, 2004 may cast their votes in person or by proxy at the special meeting.

Q:   WHAT  IS  THE  VOTE  REQUIRED?

A: The proposal to approve the Plan must receive the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the Plan, while the proposal regarding the potential adjournment of the special meeting must receive more affirmative votes than negative votes in order to be approved. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the Plan, but will not affect the adjournment proposal. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the Plan, but will not affect the adjournment proposal.

Q:   WHAT  IS  THE  RECOMMENDATION  OF  OUR  BOARD  OF  DIRECTORS  REGARDING THE
     PROPOSALS?

A: Our board of directors has determined that the Plan is fair to our unaffiliated shareholders and that it is advisable and in the best interests of Darlington and its shareholders as a whole. Our board of directors has therefore unanimously approved the Plan and all transactions contemplated thereby and recommends that you vote "FOR" approval of the Plan and "FOR" approval of the adjournment proposal at the special meeting.

Q:   WHAT  DO  I  NEED  TO  DO  NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

Q:   MAY  I  CHANGE  MY  VOTE  AFTER  I  HAVE  MAILED  MY  SIGNED  PROXY  CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: WHAT IF I DON'T RETURN A PROXY CARD OR VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

A: If you don't return your proxy card or vote your shares in person at the special meeting, each of those shares will be treated as a non-vote and will have the same effect as a vote against approval of the Plan.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker will mail information to you that will explain how to give these instructions.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:   SHOULD  I  SEND  IN  MY  STOCK  CERTIFICATES  NOW?

A: No. After the Reorganization is completed, we will send instructions on how to receive any cash payments that you may be entitled to receive.

Q:   Will  I  have  dissenters'  rights  in  connection with the Reorganization?

A:   Yes.  Please  see  page  38  and Appendix B for a discussion of dissenters'
                                      ----------
     rights  in  connection  with  the  Reorganization.

Q:   WHAT  IF  I  HAVE  QUESTIONS  ABOUT  REORGANIZATION  OR THE VOTING PROCESS?

A: Please direct any questions about the Reorganization or the voting process to our President, Henry M. Funderburk, III, Darlington County Bank, 202 Cashua Street, Darlington, South Carolina 29532, telephone (843) 395-1956.

                                 SPECIAL FACTORS

PURPOSE OF THE REORGANIZATION

     The primary purpose of the Reorganization is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act, which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Act. As a secondary matter, it is likely to decrease the administrative expense we incur in servicing a large number of record shareholders who own relatively small numbers of shares.

     Darlington is one of the smallest banks in South Carolina, and is the smallest bank in South Carolina that files reports with the SEC under Section 12(g) of the Exchange Act. At June 30, 2004, Darlington had one office with $32 million in deposits and $3.7 million in shareholders' equity. Approximately 97% of its outstanding shares as of that date were held by fewer than 300 shareholders. As a result, there is a limited market for Darlington's shares and the board of directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act of 2004 (the "Sarbanes-Oxley Act"). These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team and having these reports reviewed by outside counsel and independent auditors. We expect a significant increase in the cost of remaining a public company as a result of the additional requirements prescribed by Section 404 of the Sarbanes-Oxley Act, which will require documentation, testing and auditing of our internal controls and is expected to place a significant burden on small companies' management teams, given their limited resources to fulfill this compliance obligation.

     The cost of complying with all of these requirements is substantial, representing an estimated annual direct and indirect cost to us of approximately $100,000, which does not reflect an anticipated one-time consulting expense of approximately $40,000 relating to our initial preparation of the internal controls report described above. In light of this expense and the lack of an organized trading market for Darlington's common stock, the board of directors believes Darlington receives little relative benefit from being registered under the Securities Exchange Act. We also incur printing, postage, data entry, stock transfer and other administrative expenses related to servicing shareholders who are record holders of relatively small numbers of shares.

     In view of this cost, particularly in light of the relatively small benefit we believe our shareholders have received as a result of our status as a public company, we believe the Reorganization will provide a more efficient means of using our capital to benefit our shareholders. At present, we believe that our thin trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration.

     The Plan is designed to substantially reduce the number of Darlington's shareholders of record. As of June 30, 2004, approximately 43% of our shareholders owned fewer than 100 shares of record. The Reorganization will allow us to pay these shareholders a fair price for their shares in a limited trading market while eliminating the costs associated with servicing shareholders of record who own relatively small numbers of shares and saving the significant administrative, accounting, and legal expenses incurred in complying with disclosure, reporting and compliance requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

ALTERNATIVES CONSIDERED

     In making our determination to proceed with the Reorganization, we considered other alternatives. We rejected these alternatives because we believed the Reorganization would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

     Reverse Stock Split. We considered declaring a reverse stock split at a ratio of 1-for-100, with cash payments to shareholders who would hold less than a whole share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a subsequent forward stock split at the reverse split ratio, or pay cash to shareholders not holding an even multiple of 100 shares. Although we did not precisely quantify the costs in the last alternative, they would be much higher than those involved in the Reorganization given that the number of shares to be repurchased would greatly exceed the number to be repurchased under the merger structure. In view of the administrative inconvenience involved in the issuance of fractional shares or in adding the additional step of a forward stock split, and given the cost involved in redeeming additional fractional interests, the board determined that the Plan would be a more effective method of electing to reduce the number of shareholders and rejected the reverse stock split alternative.

     Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in the Darlington common stock being held by fewer than 300 shareholders of record. As a result, we rejected this alternative.

     Acquisition of Another Institution or Branch. One method of utilizing capital to improve shareholder value is to acquire another institution. Acquiring another institution involves significant management time and expense, however, and requires a great deal of effort in integrating the acquired institution's personnel, customers and information systems. In addition, our relatively small size essentially precludes us from acquiring another institution. While we remain alert to opportunities for expansion of our business, we have not identified any candidates that provide the appropriate long-term return on the necessary investment.

     Sale of the Company. We do not believe that the sale of Darlington at this time would be appropriate because we believe it is in the best interest of Darlington, its employees and the community we serve that we continue as an independent institution. We believe a sale of our company would be detrimental to our ability to serve our target markets because our business model and success have been predicated on our ability to offer locally based management and decision making that would likely be eliminated in a sale of our institution. Because we believe that a sale of Darlington would not be in the best interests of our shareholders, employees or community, we have not solicited, nor have we received, any unsolicited, third party bids or firm offers, and we have not engaged in any specific discussions with potential purchasers. For the foregoing reasons, we have rejected this alternative.

     Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration and a large shareholder base by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or required compliance and internal control expenses in other areas. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe that the expense savings that the Reorganization will enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reorganization.

BACKGROUND OF THE REORGANIZATION

     Although our directors and executive officers have informally discussed our status as a public company during the past two years, serious consideration of the issue began at an audit committee meeting on March 16, 2004. The meeting was attended by the members of our audit committee, Albert L. James, III, G. Clyde Scott and Eugene A. Vaughan; our President and Chief Executive Officer, Henry M. Funderburk, III; our Vice President and Cashier, Ellen T. Berry; our Vice President, Charles Hardin; and a representative of our external audit firm, Elliott, Davis & Company, L.L.P. During this meeting, our auditor briefed the participants on the additional internal controls documentation, testing, reporting and auditing requirements that would begin to affect us during the following year as a result of the Sarbanes-Oxley Act and related SEC regulations. He advised that management and the board should anticipate a significant increase in compliance and audit expenses as a result of these requirements, particularly for 2005, which would be the year for which we would first be required to produce an attested report.

     The audit committee reported on this meeting at the next board meeting on April 12, 2004. At this meeting, the board discussed the anticipated expense and management time relating to the upcoming internal controls report and reviewed generally with Mr. Funderburk the relative amounts of time and expense dedicated to the Company's SEC compliance activities generally. The board decided to invite a financial consultant to its next meeting to provide a basic overview of the issues involved in a going-private transaction and to assist the board in its evaluation of the costs and benefits involved in the Company's status as a public company.

     On May 11, 2004, a representative of Triangle Capital Partners, LLC met with our board of directors and discussed the advantages and disadvantages of going private and the alternative transaction structures described in "-Reasons for the Reorganization," "-Alternatives Considered" and "-Effects of the Reorganization on Darlington" above. The board then asked Mr. Funderburk to recommend legal and financial advisors to work with the board in evaluating and structuring a possible going-private transaction.

     At the next board meeting on June 14, 2004, the board approved the engagement of Triangle Capital Partners as financial advisor and Powell, Goldstein, Frazer & Murphy LLP as legal counsel to the Company. During the ensuing month, Mr. Funderburk met and conversed with representatives of both firms frequently regarding how shareholders of record were to be counted, the legal and financial issues involved with the various alternative transaction structures, and the appropriate threshold number of shares for the retention of shares or receipt of cash in the transaction. Counsel prepared a draft of the Plan for review and discussion by management and the board, and Mr. Funderburk and his staff provided information about the Company to Triangle Capital Partners to assist them in the preparation of their report on a recommended range of cash prices to be paid in the Reorganization and the delivery of a related fairness opinion. See "Opinion of Financial Advisor" for additional information on the data the advisor considered.

     On July 12, 2004, the board met with representatives of Triangle Capital Partners and, by telephone, Powell Goldstein. Upon electing to proceed with a cash-out merger in view of the various alternatives presented, the board reviewed the terms of the Plan and discussed the appropriate consideration to be issued under the Plan and the threshold for determining the shares to be retained or exchanged for cash in the Reorganization. In particular, the board compared the anticipated capital cost of a 100 - share threshold to that of a 125 - share threshold and selected the lower threshold because it would enable the Company to achieve its objective of reducing its shareholder base below 300 while conserving approximately $438,000 in capital that could be used to support future growth. The board reviewed Triangle's report that an appropriate range of fair value for the shares to be exchanged for cash in the Reorganization was $26.00 to $31.00 and its oral opinion that the Plan was fair, from a financial point of view, to the Company's shareholders. It also considered the other issues described below under "-Reasons for the Reorganization," "-Potential Disadvantages of the Reorganization," "-Effects of the Reorganization on Darlington," "Effects of the Reorganization on Affiliates," "-Effects of the Reorganization on Shareholders Generally," and "Recommendation of the Board of Directors; Fairness of the Reorganization" in its evaluation of the Plan. In the course of these discussions, the board selected a $31.00 per share cash-out price but determined that it needed more time to consider the appropriate threshold for the retention of shares or receipt of cash in the Reorganization. As a result, the board adjourned for one week to provide time for further consideration and discussion of this issue.

     On July 19, 2004, the board reconvened for further discussion of the appropriate threshold for determining the retention or exchange of shares in the Reorganization. The board reviewed the effect of a 100-share threshold for the retention of shares on the Company's shareholder base, the approximate transaction costs at this threshold, and the other issues discussed at the July 12, 2004 board meeting. The board, including all non-employee directors, then set a 100-share threshold for retention of shares in the Reorganization and unanimously approved the Plan. The board also determined that the Plan was fair, from a procedural and substantive point of view, to Darlington's unaffiliated shareholders, including those who would receive cash and those who would retain their shares following the Reorganization, and directed that the Plan be submitted to the shareholders with a recommendation for approval.

REASONS FOR THE REORGANIZATION

     As described above in "-Purpose of the Reorganization," the Reorganization will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. We estimate that we will save approximately $100,000 per year in the following areas as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act.

      Direct Costs
      ------------
      Legal fees                      $  25,000
      Independent auditor fees           20,000
      Accounting/internal controls
         consulting fees                 25,000*
      Edgar conversion, printing and
         mailing expenses                 5,000
                                      ---------
                                         75,000
                                      ---------
      Indirect Costs
      --------------

      Management and staff time       $  25,000
                                      ---------
      Total Costs                     $ 100,000
                                      =========
__________________
* This does not include an anticipated one-time consulting expense of approximately $60,000 relating to our initial preparation of the required internal controls report under Section 404 of the Sarbanes-Oxley Act.

     As is noted above, we incur substantial indirect costs in management time spent in securities compliance activities. Although it is impossible to quantify these costs specifically, we have two vice presidents who spend an average of approximately 40% of their time on these activities, with a significant proportion of that time occurring during the first quarter of each year. These activities include preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing our disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues. We expect that the amount of time spent in compliance-related activities would increase in 2005, principally in connection with the preparation of management's report on internal controls under Section 404 of the Sarbanes-Oxley Act.

     Eliminating the registration of our common stock under the Securities Exchange Act will also:

     - reduce significantly the amount of information Darlington is required to furnish to its shareholders and the public generally;

     - eliminate the information Darlington is required to furnish to the Securities and Exchange Commission; and

     - reduce significantly Darlington's legal, accounting, and other compliance costs relating to the requirements of the Sarbanes-Oxley Act and the Securities Exchange Act described in "-Background of the Reorganization" above.

     In addition, our common stock is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily, and we do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act of 1934 has benefited our shareholders in proportion to the costs we have incurred as a result of this registration.

     Although our reporting obligations and the illiquid nature of our trading market have existed since we began filing reports with the SEC in 1999, and although the Sarbanes-Oxley Act was enacted in 2002, we are undertaking a going-private transaction at this point in our history principally in view of the significant increase in our reporting obligations resulting from our analysis of the nature, extent and additional expense of the internal control documentation and audit requirements that will begin to affect us in 2005. Furthermore, given the numerous legislative and regulatory changes that have arisen since the Act became law, such as accelerated and expanded current reporting obligations, and in view of the evolving nature of disclosure and compliance standards generally, we cannot predict that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and, in particular, the absence of a meaningful corresponding benefit, the board determined that the Reorganization would serve the Company's long-term best interests.

POTENTIAL DISADVANTAGES OF THE REORGANIZATION

     No organized trading market currently exists for Darlington's common stock. The market liquidity for shares of Darlington's common stock after the Reorganization will be even less than it is now because the number of shares of Darlington common stock available to be traded will decrease. A further decrease in the market liquidity for the shares of Darlington common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of Darlington common stock could also prompt a corresponding increase in its market price assuming stable or increased demand for the stock.

     In addition, Darlington will no longer be required to file public reports of its financial condition and other aspects of its business with the Securities and Exchange Commission after the Reorganization. As a result, shareholders will have less legally mandated access to information about Darlington's business and results of operations than they had prior to the Reorganization.

     Finally, the Reorganization will reduce Darlington's capital. However, we believe that Darlington will continue to be "well capitalized" for regulatory purposes and that it will have sufficient capital to support its anticipated growth.

EFFECTS OF THE REORGANIZATION ON DARLINGTON

     Reduction in the Number of Shareholders of Record and the Number of Outstanding Shares. Based on information as of June 30, 2004, we believe that the Reorganization will reduce our number of record shareholders from approximately 487 to approximately 278. We estimate that approximately 5,250 shares held by approximately 209 shareholders of record will be exchanged for cash in the Reorganization. The number of outstanding shares of common stock as of June 30, 2004 will decrease from approximately 158,000 to approximately 152,795. Accordingly, the already minimal liquidity of shares of Darlington common stock will be further reduced.

     Transfer of Book Value. Because (1) the price to be paid to holders of fewer than 100 shares of common stock will be $31.00 per share, (2) the number of shares of common stock expected to be cashed out as a result of the Reorganization is estimated to be approximately 5,205, (3) the total cost to Darlington (including expenses) of effecting the Reorganization is expected to be approximately $223,000, and (4) at June 30, 2004, aggregate shareholders' equity in Darlington was approximately $3.78 million, or $23.93 per share, Darlington expects that, as a result of the Reorganization, the book value per share of common stock as of June 30, 2004 will be decreased by approximately 2.7%, from approximately $23.93 per share on a historical basis to approximately $23.29 per share on a pro forma basis.

     Decrease in Capital. As a result of the Reorganization, Darlington's capital will be reduced as of June 30, 2004 from approximately $3.78 million on a historical basis to approximately $3.56 million on a pro forma basis. Darlington anticipates, however, that it will be "well capitalized" for bank regulatory purposes and that its subsidiary, Darlington County Bank, will remain "well capitalized" for bank regulatory purposes.

     Increase in Earnings per Share and Dividends. Because we will have fewer shares outstanding after the Reorganization, our earnings and dividends per share are likely to increase on a pro forma basis. For example, we reported $1.14 in earnings per share for the first six months of 2004, as compared to $1.17 on a pro forma basis, representing a 2.6% increase. We also anticipate that we will have an increased ability to raise our cash dividend, although we have no present plans to do so. See "Information About Darlington and its Affiliates-Dividend Policy."

     Elimination of Securities Exchange Act Registration. Our common stock is currently registered under the Securities Exchange Act. After the Reorganization, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to any reporting requirements under the Securities Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate to be approximately $100,000 on an annual basis. See "-Background of the Reorganization" and "-Reasons for the Reorganization" for a discussion of the nature of the information we will no longer be required to provide.

     Effect on Market for Shares. Our common stock is not listed on an exchange, nor will it be listed after the Reorganization. The failure to be listed on an exchange, together with the reduction in public information concerning Darlington as a result of its not being required to file reports under the Securities Exchange Act, will have a minimal adverse effect on the already limited liquidity of the common stock.

     Financial Effects of the Reorganization. We estimate that approximately $161,355 will be required to pay for the shares of Darlington common stock exchanged for cash in the Reorganization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $62,000. We do not expect that the payment to shareholders receiving cash in the Reorganization and the payment of expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. Because we do not currently know the actual number of shares that will be cashed out in the Reorganization, we do not know the net amount of cash to be paid to shareholders in the Reorganization. You should read the discussion under "Description of the Plan-Sources of Funds and Expenses" for a description of the sources of funds for the Reorganization and the fees and expenses we expect to incur in connection with the transaction.

EFFECTS OF THE REORGANIZATION ON AFFILIATES

     In addition to the effects the Reorganization will have on shareholders generally, which are described in the next section, the Reorganization will have some additional specific effects on our executive officers and directors, each of whom may, as a result of his position, be deemed to be an affiliate of Darlington. As used in this Proxy Statement, the term "affiliated shareholder" means any shareholder who is a director or executive officer of Darlington or the beneficial owner of 10% or more of Darlington's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

     Reduction in Book Value and Increase in Earnings per Share. Assuming the Reorganization had been completed as of June 30, 2004, our affiliated shareholders, including Messrs. Funderburk and Scott, would experience the same changes in book value and earnings per share as our unaffiliated shareholders who will be retaining their equity interest in our company: (i) a 2.7% decrease in book value per share from $23.93 on a historical basis to $23.29 on a pro forma basis; and (ii) a 2.6% increase in earnings per share for the first six months of 2004 from $1.14 on a historical basis to $1.17 on a pro forma basis. If the Reorganization had been effected on December 31, 2003, their 2003 earnings per share would be increased by 1.9% from $1.61 on a historical basis to $1.64 on a pro forma basis. See "Information About Darlington and its Affiliates-Stock Ownership by Affiliates" for information about the number of shares of Darlington common stock held by Messrs. Funderburk and Scott and our other affiliates.

     No Further Reporting Obligations Under the Securities Exchange Act. After the Reorganization, Darlington's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of Darlington will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

     Consolidation of Management Ownership. As a result of the Reorganization, we expect that the percentage of beneficial ownership of Darlington common stock held by our executive officers and directors as a group will increase slightly from approximately 14.25% before the Reorganization to approximately 14.73% after the Reorganization. None of the affiliated shareholders will receive cash in the Reorganization because they each own 100 or more shares of Darlington common stock.

     Rule 144 Not Available. Because Darlington's common stock will not be registered under the Securities Exchange Act after the Reorganization, executive officers and directors of Darlington may be deprived of the ability to dispose of their shares of Darlington common stock under Rule 144 under the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer.

EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS GENERALLY

     The Reorganization will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. The effects will vary depending on whether the shareholder (i) receives cash for all of his or her shares, (ii) receives cash for some, but not all, of his or her shares and remains a shareholder, or (iii) does not receive cash for any of his or her shares and continues to hold the same number of shares following the Reorganization. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive cash for some of his or her shares while retaining ownership of the remaining shares following the Reorganization.

     The following sections describe the material effects that we expect to result from the Reorganization with respect to shares that are exchanged for cash and shares that are unaffected by the Reorganization. You may experience a combination of these effects if you receive cash for some of your shares while retaining ownership of other shares. The effects described below assume that 5,205 shares are exchanged for cash in the Reorganization.

     Cashed-out shares. As to shares of our common stock that are exchanged in the Reorganization for cash, shareholders will experience the following effects:

     - Receipt of Cash. Shareholders will receive $31.00 in cash per share, without interest.

     - Loss of Ownership Interest. Shareholders will no longer have any equity or voting interest in Darlington and will not participate in any future potential earnings or growth of the company or in any shareholder votes.

     - Taxes. Shareholders likely will be required to pay federal and, if applicable, state and local income taxes on cash received in the Reorganization. See "-Federal Income Tax Consequences of the Reorganization."

     - No Trading Costs. Shareholders will be able to liquidate their ownership interests without incurring brokerage costs.

     Remaining Shares. As to shares of our common stock that are not exchanged for cash in the Reorganization, shareholders will experience the following effects:

     - Continuing Interest. Shareholders will retain an ongoing equity interest in Darlington and the ability to participate in any future potential earnings or growth.

     - Decreased Liquidity. We anticipate that the liquidity of our common stock will decrease as a result of the reduction in the number of shareholders from approximately 487 to approximately 278. The absence of an established trading market or a larger shareholder base may restrict your ability to transfer your shares of stock following the Reorganization. See "-Effects of the Reorganization on Darlington-Effect on Market for Shares."

     - Decreased Access to Information. If the Reorganization is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file periodic reports with the Securities and Exchange Commission. See "-Effects of the Reorganization on Darlington-Elimination of Securities Exchange Act Registration."

     - Reduction in Book Value per Share. Assuming the Reorganization had been completed as of June 30, 2004, the book value per share of our common stock as of June 30, 2004 would have been reduced from approximately $23.93 per share on a historical basis to approximately $23.29 per share on a pro forma basis, representing a 2.7% decrease.

     - Increase in Earnings per Share. Assuming the Reorganization had been completed as of December 31, 2003, our earnings per share would have increased 1.9% from $1.61 per share on a historical basis as of December 31, 2003 to approximately $1.64 per share on a pro forma basis. Had the Reorganization been completed as of June 30, 2004, the increase would have been from approximately $1.14 per share on a historical basis to $1.17 per share on a pro forma basis, representing a 2.6% increase.

     - Slight Increase in Percentage Interest. Shareholders will experience a slight increase in their respective ownership percentages because there will be fewer shares outstanding.

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

     Presented below are the material federal income tax consequences of the Reorganization to: (i) shareholders (including any affiliated shareholders) who will receive cash in the Reorganization; (ii) Messrs. Funderburk, Scott and all other shareholders who will retain shares of Darlington common stock after the Reorganization; and (iii) Darlington itself.

     The discussion does not address all U.S. federal income tax considerations that may be relevant to certain Darlington shareholders in light of their particular circumstances. The discussion assumes that the Darlington shareholders hold their shares of Darlington common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Reorganization. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

     -    financial  institutions;

     -    insurance  companies;

     -    tax-exempt  organizations;

     -    dealers  in  securities  or  currencies;

     -    traders  in  securities  that  elect  to  mark-to-market;

     - persons that hold Darlington common stock as part of a hedge, straddle or conversion transaction;

     - persons who are considered foreign persons for U.S. federal income tax purposes;

     - persons who acquired or acquire shares of Darlington common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

     - persons who do not hold their shares of Darlington common stock as a capital asset.

     ACCORDINGLY, DARLINGTON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE REORGANIZATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     The receipt by a shareholder of cash in the Reorganization will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended (the "Code").

Federal Income Tax Consequences to Shareholders Receiving Cash in the Reorganization

     Under Section 302 of the Code, a shareholder will recognize gain or loss upon receiving cash in the Reorganization if:

     - the Reorganization results in a "complete redemption" of all of the shares held by a shareholder immediately prior to the Reorganization;

     - the receipt of cash is "substantially disproportionate" with respect to the shareholder; or

     - the receipt of cash is "not essentially equivalent to a dividend" with respect to the shareholder.

     These three tests are applied by taking into account not only shares that a shareholder actually owns, but also shares that the shareholder constructively owns pursuant to Section 318 of the Code, as described below.

     If any one of the three tests is satisfied, the shareholder will recognize gain or loss on the difference between the amount of cash received by the shareholder pursuant to the Reorganization and the tax basis in the shares held by such shareholder immediately prior to the Reorganization. Provided that these shares constitute a capital asset in the hands of the shareholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

     Under the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the shareholder. For example, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents ("family attribution"). In addition, a shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

     The receipt of cash by a shareholder in the Reorganization will result in a "complete redemption" of all of the shareholder's shares held immediately prior to the Reorganization as long as the shareholder does not constructively own any shares of common stock immediately after the Reorganization. However, a shareholder may qualify for gain or loss treatment under the "complete redemption" test even though such shareholder constructively owns shares of common stock provided that (1) the shareholder constructively owns shares of common stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the shareholder has no interest in Darlington immediately after the Reorganization, including as an officer, director or employee, other than an interest as a creditor).

     It is anticipated that most shareholders who receive cash in the Reorganization will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, such shareholder may nonetheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash in the Reorganization will be "substantially disproportionate" with respect to the shareholder if the percentage of shares of common stock owned by the shareholder immediately after the Reorganization is less than 80% of the percentage of shares directly and constructively owned by the shareholder immediately before the Reorganization (giving effect to the difference in number of outstanding shares due to the Reorganization), and the shareholder does not own directly and constructively 50% or more of Darlington's outstanding common stock after the Reorganization. Alternatively, the receipt of cash in the Reorganization will, in general, be "not essentially equivalent to a dividend" if the Reorganization results in a "meaningful reduction" in the shareholder's proportionate interest in Darlington.

     If none of the three tests described above is satisfied, the shareholder will be treated as having received a taxable dividend in an amount equal to the entire amount of cash received by the shareholder pursuant to the Reorganization.

     No ruling has been or will be obtained from the Internal Revenue Service in connection with the Reorganization.

Federal  Income  Tax Consequences to Shareholders Who Do Not Receive Cash in the
                                                         ---
Reorganization

     Messrs. Funderburk and Scott and other affiliated and unaffiliated shareholders who remain Darlington shareholders following the Reorganization and do not receive any cash in the Reorganization will not recognize gain or loss as a result of the Reorganization. The Reorganization will not affect the adjusted tax basis or holding period of any shares of Darlington common stock that a shareholder continues to own after the Reorganization.

Federal  Income  Tax  Consequences  to  Darlington  and  Darlington  County Bank

     Neither Darlington nor Darlington County Bank will recognize gain or loss for U.S. federal income tax purposes as a result of the Reorganization.

     Non-corporate shareholders of Darlington may be subject to backup withholding at a rate of 28% on cash payments received in the Reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE REORGANIZATION. THUS, DARLINGTON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO FORMA EFFECT OF THE REORGANIZATION

     The following selected pro forma financial data illustrates the pro forma effect of the Reorganization on Darlington's financial statements as of June 30, 2004, for the six months ended June 30, 2004 and for the year ended December 31, 2003. Management has prepared this information based on its estimate that Darlington will pay $161,355 to shareholders in the Reorganization and approximately $62,000 in transaction expenses. Please see "Pro Forma Consolidated Financial Information" for the complete pro forma financial information relating to this transaction.

                                       As of and for the six          As of and
                                           months ended          for the year ended
(In thousands except per share data)     June  30,  2004          December 31, 2003
                                      ------------------------  ---------------------
                                         Actual     Pro Forma     Actual    Pro Forma
                                      ------------  ----------  ----------  ---------
Net interest income                   $        732         730  $    1,408      1,405
Provision for loan losses                       36          36         108        108
Noninterest income                             189         189         351        351
Noninterest expense                            615         615       1,258      1,258
Income tax benefit                              90          89         139        138
Net income                            $        180         179  $      254        252

PER COMMON SHARE
Basic earnings per share              $       1.14        1.17        1.61       1.64
Diluted earnings per share                    1.14        1.17        1.61       1.64
Book value                            $      23.93       23.29       25.15      24.54

AT PERIOD END
Assets                                $     36,134      35,911      35,643     35,420
Stockholders' equity                         3,781       3,558       3,973      3,750
Common shares outstanding                  158,000     152,795     158,000    152,795

Weighted average shares outstanding        158,000     152,795     158,000    152,795

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION

     The board believes that the Plan is substantively and procedurally fair to, and in the best interests of, Darlington's unaffiliated shareholders. The board of directors, including those directors who are not employees of Darlington, have unanimously approved the Plan, and the board unanimously recommends that the shareholders vote for approval of the Plan, which will effect the Reorganization. The board has also approved, and unanimously recommends that the shareholders approve, the adjournment proposal relating to our ability to obtain shareholder approval of the Plan.

     All of Darlington's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the Plan and the adjournment proposal. The directors and executive officers of Darlington beneficially owned approximately 14.25% of the shares outstanding as of June 30, 2004. Although the board as a whole recommends that the shareholders vote in favor of the Plan for the reasons set forth in "-Reasons for the Reorganization," no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

     We considered a number of factors in determining to approve the Reorganization, including the effects described under "-Effects of the Reorganization on Darlington," "-Effects of the Reorganization on Affiliates" and "Effects of the Reorganization on Shareholders Generally" and the relative advantages and disadvantages described under "-Reasons for the Reorganization" and "-Potential Disadvantages of the Reorganization." The board also reviewed the tax and pro forma financial effects of the Reorganization on Darlington and its shareholders.

     After the Reorganization, Darlington's common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the prospective decrease in the expenses related to servicing shareholders holding small positions in Darlington's stock. Darlington's management determined that the recapitalization would result in cost savings of approximately $100,000 per year.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as a public company, Darlington has not had an organized trading market for its common stock and that Darlington's shareholders derive little relative benefit from Darlington's status as a public company. The board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

     We considered alternatives to the proposed going-private transaction but ultimately approved the Reorganization proposal. Please read the discussion under "-Alternatives Considered" for a description of these alternatives.

     Substantive Fairness. The board considered numerous factors, discussed below, in reaching its conclusion as to the substantive fairness of the Plan to our unaffiliated shareholders. In reaching this conclusion, the board considered the effects of the Reorganization on unaffiliated shareholders who will receive cash in the Reorganization and on unaffiliated shareholders who will retain their shares.

          - Historical Market Prices of the Darlington Common Stock: Our stock is not listed on an exchange, and there is not an organized trading market for our common stock. To our knowledge, the trading prices for the common stock since June 30, 2002 have ranged from $23.39 to $25.75 per share. We have never repurchased any shares of our common stock. The price per share to be paid in the Reorganization represents a 28% premium over the last known trading price for our common stock prior to announcement of the Reorganization. The board considered the recent trading history of our common stock in comparison to the cash consideration offered in the Reorganization as a factor supporting its recommendation to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash and those who would retain their shares following the Reorganization.

          - Earnings: The price per share that will be paid in the Reorganization reflects a multiple of 19.25 times Darlington's earnings per share for the year ended December 31, 2003 and 13.6 times its annualized earnings per share for the six months ended June 30, 2004. The board viewed these multiples as factors supporting its decision to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization.

          - Book Value: The price per share to be paid in the Reorganization reflects a multiple of 1.30 times Darlington's June 30, 2004 book value per share. Although book value was a factor, among others, that the board considered in determining the cash consideration to be paid in the Reorganization, the board determined that it was not directly relevant because book value is a historical number that may not reflect the fair market values of our assets and liabilities.

          - Independent Valuation. According to a report delivered to the board by Triangle Capital Partners, the range of fair value of the Darlington common stock as of July 12, 2004 was between $26.00 and $31.00 per share. The board considered this report as well as the underlying factors and methodologies as factors in support of its recommendation to approve the Plan and its conclusion as to the fairness in relation to Darlington's "going concern" value of the proposed cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization. In determining the fairness of the transaction in relation to the "going concern" value, our board relied upon the factors, analyses and conclusions relating to the comparable company analysis, dividend discount analysis and merger premium analysis set forth by Triangle Capital Partners in its report and adopted these factors, analyses and conclusions as its own. The board did not consider the amount per share that might be realized in a sale of 100% of the stock of Darlington because the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control. The board determined specifically a price of $31.00 per share, which represented the high end of Triangle's range, was fair to both cashed-out and remaining shareholders in view of the involuntary nature of the transaction for those receiving cash and the relatively small incremental effect of the selected price on those retaining their shares. See "Opinion of Financial Advisor" for additional information.

          - Opinion of Independent Financial Advisor: Triangle Capital Partners, an independent financial advisor to the board of directors, has delivered its opinion that the $31.00 per share to be paid in the Reorganization is fair, to Darlington's shareholders. The board reviewed and considered the financial analyses presented to the board in connection with the opinion and adopted the advisor's conclusions and analyses as its own. The board considered the conclusions drawn in the fairness opinion as factors supporting its recommendation to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization. A copy of the opinion is attached as Appendix C. See "Opinion of Independent Financial Advisor" for
                  ----------
               additional  information.

          - Liquidity Provided: The Reorganization will provide liquidity, without brokerage costs, to shareholders who will receive cash for their shares in the Reorganization. We believe this provides a significant benefit to investors seeking a more liquid investment alternative, given the lack of an organized market for our stock. The board considered the opportunity to provide this liquidity as a factor supporting its recommendation to approve the Plan and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders receiving cash in the Reorganization.

          - Tax Consequences. The board noted that the Reorganization would not result in a taxable event for shareholders retaining their shares in the Reorganization, as Messrs. Funderburk and Scott and all of our directors are entitled to do. The board also considered that, except with respect to shareholders who have acquired their shares within the prior 12 months, the cash consideration offered in the Reorganization would be taxed as a long-term capital gain for shareholders terminating their actual and constructive stock ownership in the Company. The facts that the transaction would not result in a taxable event to shareholders retaining their shares following the Reorganization contributed to the board's recommendation and conclusion as to the fairness of the transaction to unaffiliated shareholders who would retain their shares following the Reorganization. Although the transaction would result in a taxable event to unaffiliated shareholders receiving cash in the Reorganization, the board determined that this negative factor was mitigated somewhat by the positive factor that the cash to be received by these shareholders would likely receive tax-advantaged long-term capital gains treatment.

          - Absence of Firm Offers. The board considered the absence of any firm offers for the acquisition of our company, the fact that the board has no plans to seek an acquisition of our company in the foreseeable future and its opinion that firm offers are not likely to be forthcoming as factors tending to support its recommendation to approve the Reorganization and its conclusion as to the fairness of the cash consideration to unaffiliated shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization.

     In connection with its fairness determination, and given its determination that the $31.00 per share cash consideration represented a premium over book value, the board did not consider Georgian's liquidation value in light of the following reasons. First, because the vast majority of a bank's assets and liabilities are monetary assets whose book values generally approximate their fair market values, the liquidation values of these assets and liabilities would generally command material discounts both to fair market value and, accordingly, book value. In addition to the liquidation discounts, because the liquidation of a financial institution is an extremely expensive and time-consuming process involving significant regulatory procedures and numerous regulatory approvals, the costs of the liquidation of a financial institution further reduce any net assets that would otherwise be available to shareholders following liquidation. In light of these factors, and because the Reorganization consideration was greater than Darlington's book value, the board of directors concluded that the determination of a liquidation value was not material to the financial fairness of the transaction. However, it is not possible to predict with certainty the future value of our assets or liabilities or the intrinsic value that those assets or liabilities may have to a specific buyer that has not been identified. As a result, although we believe the possibility is remote, the liquidation of our assets and liabilities could conceivably produce a higher value than our value as a going concern.

     After consideration of all of the foregoing information, the board determined that a fair price to be paid to cashed-out shareholders in the Reorganization is $31.00 per share. The board is not aware of any material contacts, negotiations or transactions, other than in conjunction with the Reorganization as described in "-Background of the Reorganization," during the preceding two years for (1) the merger or consolidation of Darlington into or with another person or entity, (2) the sale or other transfer of all or any substantial part of the assets of Darlington, (3) a tender offer for any outstanding shares of Darlington common stock, or (4) the election of directors to our board.

     Procedural Fairness. The board of directors is seeking shareholder approval of the transactions contemplated by the Plan. The vote of two-thirds of the votes entitled to be cast on the Plan will be required to approve it. Approval by a majority of unaffiliated shareholders is not required. The board determined that such a voting requirement was unnecessary in view of the relatively high vote required to approve the Plan under South Carolina law, the equal application of the Plan's provisions to affiliated and unaffiliated shareholders, and each shareholder's right to dissent from the Plan and obtain the fair value of his or her shares under South Carolina law.

     In addition, the board noted that shareholders who wish to increase their record holdings in order to avoid being cashed out may do so by purchasing shares of Darlington common stock from other shareholders prior to the effective time of the Reorganization. The Reorganization will also provide liquidity, without brokerage costs, to shareholders receiving cash in the Reorganization.

     No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reorganization or preparing a report covering its fairness was retained by Darlington or by a majority of directors who are not employees of Darlington. In rendering its fairness determination, the board concluded that the Reorganization is fair regardless of whether certain other procedural safeguards were used, such as the retention of an unaffiliated shareholder representative, because the Plan treats affiliated and unaffiliated shareholders identically. In making its determination of fairness, the board also considered the other procedural safeguards that were implemented. In that regard, the board noted that an independent financial advisor had been engaged and had considered and rendered its opinion as to the fairness of the consideration payable in the Reorganization, from a financial point of view, to all shareholders, including those who would receive cash for their shares and those who would retain their shares following the Reorganization. Because the board obtained an independent valuation report and fairness opinion from an unaffiliated entity, the board determined that the cost of obtaining an additional fairness opinion or valuation from another unaffiliated representative would not provide any meaningful additional benefit. The board also considered that the transaction was approved by all of the directors who are not employees of Darlington. After consideration of the factors described above, the board believes that the Reorganization is procedurally fair notwithstanding the absence of such an unaffiliated shareholder approval requirement or unaffiliated representative.

     We have not made any provision in connection with the Reorganization to grant unaffiliated shareholders access to our corporate files, except as provided under the South Carolina Business Corporation Act, or to obtain legal counsel or appraisal services at our expense. With respect to unaffiliated shareholders' access to our corporate files, the board determined that this Proxy Statement, together with Darlington's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Plan. The board also considered the fact that under the South Carolina Business Corporation Act, and subject to specified conditions set forth under South Carolina law, shareholders have the right to review
Darlington's relevant books and records of account. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at Darlington's expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as Darlington's size and the cost of such procedures.

     After consideration of the factors described above, the board of directors has determined that the Plan is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at Darlington's expense, to Darlington's unaffiliated shareholders who will receive cash in the Reorganization. The board has also determined that the Plan is procedurally fair to unaffiliated shareholders who will retain their shares. Finally, it has determined that the Plan is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that the Plan does not distinguish between these groups.

AFFILIATES' DETERMINATION OF FAIRNESS OF THE REORGANIZATION

     Darlington's affiliates consist of its directors and executive officers, all of whom are listed under "Information About Darlington and its Affiliates-Directors and Executive Officers." Each of Darlington's affiliates has determined that the Reorganization is substantively and procedurally fair to unaffiliated shareholders who will receive cash in the Reorganization and that it is substantially and procedurally fair to unaffiliated shareholders who will retain their shares. In reaching this conclusion, they relied upon the factors considered by and the analyses and conclusions of the board of directors and adopted such factors, analyses, and conclusions as their own. See "-Recommendation of the Board of Directors; Fairness of the Reorganization."

DETERMINATION BY INTERIM AND OTHER FILING PERSONS

     Interim was organized for the sole purpose of facilitating the Reorganization. Its sole shareholder, director and executive officer is Henry M. Funderburk, III, who is also Darlington's President and Chief Executive Officer. In addition to Interim, Mr. Funderburk and G. Clyde Scott, a director and 6.4% shareholder of the Company, are also deemed to be "filing persons" for purposes of this transaction. In each case, the purpose and reasons for engaging in the Reorganization, the alternatives considered, and the determinations and supporting analyses regarding financial and procedural fairness of the Reorganization to unaffiliated shareholders receiving cash in the Reorganization and to those retaining their shares by Interim and the other filing persons were the same as ours and were adopted as their own.

OPINION OF INDEPENDENT FINANCIAL ADVISOR


     The Board of Directors retained Triangle Capital Partners, LLC ("Triangle") as its financial advisor to render an opinion to our Board concerning the fairness, from a financial point of view, to Darlington shareholders of the price to be paid to shareholders receiving the right to receive cash in connection with the proposed Reorganization. On July 12, 2004, at a meeting in which the Board of Directors considered and approved the Reorganization, Triangle reported that, as of such date, consideration in the amount of $26.00 to $31.00 per share represented an appropriate range of value to be offered to shareholders who would receive cash in the Reorganization. Triangle presented its financial analyses supporting its report, and the Board had an opportunity to ask questions and discuss each analysis individually. On July 19, 2004, Triangle delivered an oral opinion to the effect that, as of the date hereof and based upon and subject to the matters stated in that opinion, the $31.00 in cash offered pursuant to the Reorganization is fair, from a financial point of view, to the shareholders of Darlington common stock, including both those shareholders who will receive cash in the Reorganization and those who will remain shareholders after the Reorganization. A copy of Triangle's written opinion, dated as of the date of this document, is attached as Appendix C.
                                                                     ----------

     Triangle is a regional investment banking firm and was selected by Darlington based on the firm's reputation and experience in investment banking, its extensive experience and knowledge of the South Carolina banking market, its recognized expertise in the valuation of commercial banking businesses and because of its familiarity with Darlington. Triangle, through its investment banking business, specializes in commercial banking institutions and is continually engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

     No material relationship exists or has existed within the past two years between Darlington, Triangle or any of their respective affiliates. Darlington paid Triangle a fee of approximately $20,000 for its services rendered in connection with the Reorganization and will reimburse Triangle for up to $2,000 in out-of-pocket expenses incurred in connection with such services. Triangle may provide additional investment banking services to Darlington in the future.

     Prior to rendering its fairness opinion, Triangle reviewed and analyzed, among other things, (i) the terms of the Reorganization as set forth in the proposed Agreement, (ii) Darlington's annual reports to shareholders and its financial statements for each of the three years ended December 31, 2001, December 31, 2002, and December 31, 2003, (iii) Darlington's quarterly report and its financial statements for the three months ended June 30, 2004, (iv) information regarding the trading of Darlington common stock and the price range within which the stock has traded, (v) certain publicly available business and financial information related to Darlington, (vi) transactions Triangle deemed to be relevant, (vii) certain other internal information relating to Darlington prepared by Darlington's management for Triangle's analysis with respect to the Reorganization, (viii) discussions with members of Darlington's management about the background of the Reorganization, the reasons and basis for the Reorganization and the business and future prospects of Darlington, and (ix) other studies, analyses and investigations, particularly of the banking industry, and such other information as Triangle deemed appropriate. Triangle did not obtain or receive any independent appraisals or valuations of Darlington's assets or liabilities, nor did it receive any analyses or valuations of the rights of shareholders, creditors or others holding any claims or rights against Darlington.

     In connection with rendering its opinion, Triangle performed a variety of financial analyses. Neither Darlington nor its Board of Directors placed any limitations of the scope of these analyses. Triangle's analyses included an evaluation of the financial terms of the Reorganization using standard valuation methods, including (i) comparable company analysis, (ii) dividend discount analysis, and (iii) merger premium analysis. The following is a summary of the material analyses presented by Triangle to the Board of Directors on July 12, 2004 in connection with its fairness opinion. This summary does not purport to be a complete description of all analyses performed by Triangle or the Board of Directors. Moreover, Triangle believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. In its full analysis, Triangle included assumptions with respect to general economic, financial market and other financial conditions. Triangle also drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Triangle's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates.

Summary of Reorganization Analysis

     The implied aggregate transaction value of the Reorganization is approximately $161,355, based on the $31.00 price per share and Darlington's estimate of the number of shares to be cashed out pursuant to the Reorganization. The price to be paid to shareholders receiving cash in the Reorganization represents a 16.9 times multiple of Darlington's earnings per share for the twelve (12) months ended March 31, 2004 and 125% of the book value and tangible book value at March 31, 2004.

Comparable Company Analysis

     Triangle analyzed the performance and financial condition of Darlington relative to a group of nine (9) publicly traded financial institutions east of the Mississippi with assets less than $70 million that did not report a loss and for which meaningful trading information was available (the "Peer Group"). Triangle assumed that all members of the Peer Group are non-merger targets. In addition, Triangle analyzed the financial performance and financial characteristics of Darlington relative to the national medians for (i) all publicly traded banks, (ii) all publicly traded banks in the Southeast United States, and (iii) all publicly traded banks in the United States with less than $100 million in assets. The financial ratios shown in the table below are as of most recent reported data, and the market price multiples are based on market prices as of the market close on July 2, 2004 according to SNL Financial, LC.

                          COMPARABLE COMPANY ANALYSIS
-------------------------------------------------------------------------------------------
                                Darlington   Peer     All Banks   Southeast   Banks <
                                             Group    Median      Banks       $100 million
                                             Median               Median      in assets
                                               (3)                            Median
------------------------------  -----------  -------  ----------  ----------  -------------

LTM(1) Net Interest Margin            4.42%    4.22%       3.99%       3.86%          4.43%
------------------------------  -----------  -------  ----------  ----------  -------------
LTM(1) Efficiency Ratio               69.4%    73.0%       64.7%       64.0%          78.7%
------------------------------  -----------  -------  ----------  ----------  -------------
LTM(1) Return on Average              0.83%    0.75%       1.01%       0.99%          0.61%
Assets
------------------------------  -----------  -------  ----------  ----------  -------------
LTM(1) Return on Average               7.4%     5.8%       12.2%       11.1%           5.5%
Equity
------------------------------  -----------  -------  ----------  ----------  -------------
Tangible Equity/Tangible              10.5%    14.5%        8.3%        8.2%          11.0%
Assets
------------------------------  -----------  -------  ----------  ----------  -------------
Nonperforming Assets/Assets           0.16%    0.52%       0.41%       0.43%          0.06%
------------------------------  -----------  -------  ----------  ----------  -------------
Reserves/Nonperforming Assets        383.1%  NM           136.7%      134.1%  NM
------------------------------  -----------  -------  ----------  ----------  -------------
Price(2)/LTM(1) Earnings             16.9x    16.7x       17.1x       16.6x          20.7x
------------------------------  -----------  -------  ----------  ----------  -------------
Price(2)/Book Value                    125%     102%        181%        174%           135%
------------------------------  -----------  -------  ----------  ----------  -------------
Dividend Yield(2)                      3.2%     1.9%        2.3%        2.3%           2.4%
------------------------------  -----------  -------  ----------  ----------  -------------

(1)  Last  twelve  months  ending  March  31,  2004.

(2) With respect to Darlington, based on the $31.00 price per share to be paid to shareholders receiving cash in the Reorganization.

(3) Consists of nine publicly traded financial institutions east of the Mississippi with assets less than $70 million that did not report a loss and for which meaningful trading information was available: Citizens NB of Meyersdale, PA; CommerceFirst Bancorp Inc., MD; Globe Bancorp Inc., LA; Home Building Bancorp, IN; Home Financial Bancorp, IN; People's Bank of Commerce, OR; SFB Bancorp Inc., TN; Sistersville Bancorp Inc., WV; WebFinancial Corp., NY.


Dividend Discount Analysis

     Triangle performed a dividend discount analysis to determine a range of present values per share of Darlington common stock. In order to perform this analysis, Triangle made assumptions regarding (i) the dividend payout ratio,
(ii)  the  earnings  growth  rate,  and  (iii)  an  appropriate  discount  rate.

     In order to project a dividend stream, Triangle assumed a dividend payout equal to 54% of Darlington's projected net income. Darlington paid a dividend of $1.00 per share over the twelve months ended March 31, 2004, which was 54% of its net income during the twelve month period. Darlington believed this payout ratio would accurately reflect its dividend payout ratio in the future.

     Triangle selected discount rates between 11% and 13% in discounting the future dividend stream from Darlington as they are appropriate for a company with the financial and operational characteristics of Darlington. Triangle based its assumptions on appropriate discount rates based on industry averages as appropriate for companies like Darlington. Through discussions with professional investors and analysts of financial institution securities and by reviewing their written analyses, Triangle has frequently observed discount rates of 11% to 13% being applied to financial institutions.

     Triangle assumed Darlington's earnings would grow at an annual rate between 5.0% and 8.0%. Darlington's net income declined from the year ended 2002 to the year ended 2003, but increased 35% for the six months ended June 30, 2004 in comparison to the prior year ago period. Earnings are also expected to benefit from the cost savings expected upon the successful completion of the Reorganization. From December 31, 2000 to March 31, 2004, Darlington's assets grew at a compound annual growth rate of 8.7%. According to SNL Financial, LC deposits in Darlington County, South Carolina have grown at a compound annual rate of 3.02% from June 30, 1999 to June 30, 2003.

     Based upon the above assumptions, the stand-alone value of Darlington common stock ranged from approximately $14.00 to $36.00 per share. The following table further reflects this analysis.


                            EARNINGS GROWTH RATE
     D               ----------------------------------
     I                  5.0%     6.0%     7.0%     8.0%
     S               -------  -------  -------  -------
     C        11.0%  $18.23   $21.88   $27.35   $36.46
     O        -----  -------  -------  -------  -------
     U        11.5%  $16.83   $19.89   $24.31   $31.25
     N        -----  -------  -------  -------  -------
     T        12.0%  $15.63   $18.23   $21.88   $27.35
              -----  -------  -------  -------  -------
     R        12.5%  $14.58   $16.83   $19.89   $24.31
     A        -----  -------  -------  -------  -------
     T        13.0%  $13.67   $15.63   $18.23   $21.88
     E        -----  -------  -------  -------  -------


     Triangle noted that the dividend discount analysis was included because it is a widely used valuation methodology, but it also noted that the results of this methodology are highly dependent upon numerous assumptions that must be made, including, but not limited to, earnings growth rates, dividend payout ratios, and discount rates.

Merger Premium Analysis

     Triangle studied relevant bank merger activity in order to determine the acquisition value of Darlington. In determining a range for the acquisition value of Darlington, Triangle relied on reported acquisition pricing of companies of similar size. Upon determining a range of acquisition values for Darlington, Triangle reduced this valued by an amount equivalent to the merger premium a shareholder would reasonably expect to receive upon the sale of a company. By observing merger premiums paid in other acquisitions of publicly traded banks, Triangle was able to estimate a range of merger premiums appropriate for this analysis. By reducing the acquisition value of Darlington by an expected merger premium, Triangle was able to estimate a range of minority interest values for Darlington. Since only a small percentage of Darlington's common stock will be repurchased and the voting control of Darlington is not materially changed as a result of the Reorganization, the minority interest standard of value is the appropriate standard of value in the Reorganization.

     Triangle focused on commercial bank transactions announced within two years of July 2, 2004 according to SNL Financial, LC where the selling bank had less than $70 million in assets. Triangle found that 114 mergers had been announced that met these criteria. The table below details the summary pricing information from these deals and implied valuations based on the financial condition of Darlington as of March 31, 2004. The implied acquisition value ranged from $34.00 per share to $47.00 per share.


                  NATIONWIDE ACQUISITION PRICING OF SMALL BANKS
                                   1ST QUARTILE     MEDIAN      3RD QUARTILE
                                       (1)           (1)            (1)
Price / Book Value                     135%          161%           190%

Price / Tangible Book Value            138%          163%           190%

Price / LTM Reported EPS              15.1x         19.3x          25.8x


                                       29

Premium to Tangible Book Value         5.0%          8.0%          11.8%
 / Core Deposits
----------------------------------------------------------------------------

----------------------------------------------------------------------------



                  IMPLIED PRICING FOR DARLINGTON CO. (2)

Price / Book Value                  $ 33.31       $ 39.77        $ 46.90

Price / Tangible Book Value         $ 34.12       $ 40.35        $ 46.89

Price / LTM Reported EPS            $ 27.77       $ 35.46        $ 47.50

Premium to Tangible Book Value      $ 35.03       $ 41.06        $ 48.94
 / Core Deposits

----------------------------------------------------------------------------
MEDIAN                              $ 33.72       $ 40.06        $ 47.20

INDICATED ACQUISITION RANGE         $ 34.00       $ 47.00
----------------------------------------------------------------------------


(1) First quartile, median, and third quartile for acquisitions of commercial banks with $70 million in assets or less announced between July 2, 2002 and July 2, 2004 based on the data according to SNL Financial, LC.

(2)  Based  on  the  financial  condition  of  Darlington  as  of 3/31/2004.

     Triangle studied the premium to trading prices paid in bank merger transactions announced in (i) the past 90 days, (ii) the last year and (iii) the last two years as of July 2, 2004 according to SNL Financial, LC. From the results of this analysis, Triangle concluded that Darlington could expect a merger premium 30% - 40% above its fair value. The table below summarizes the findings of Triangle's analysis.




                    MERGER PREMIUMS OF PUBLICLY TRADED BANKS


                         LAST 90 DAYS     LAST 12 MONTHS     LAST 24 MONTHS
                       ----------------  -----------------  -----------------
                               PREMIUM            PREMIUM            PREMIUM
                                OVER               OVER               OVER
                               TRADING            TRADING            TRADING
                       DEALS    PRICE    DEALS     PRICE     DEALS    PRICE
                         #       %         #         %         #        %

  Banks < $50mm . . .       0        NA        0        NA        1        NM
  Banks $50 < $100mm.       1        19        5        39        7        39
  Banks $100 < $250mm       4        34       15        36       22        37
  Banks $250 < $500mm       2        46        8        46       15        39
  Banks $500mm < $1b.       1        38        8        15       14        22
  Banks $1b < $5b . .       2        24       14        19       19        20
  Banks $5b < $10b. .       0        NA        1        13        1        13
  Banks $10b < $25b .       1        19        2        17        3        19
  Banks $25b < $50b .       1        25        2        12        2        12
  Banks $50b +. . . .       1        20        3        20        3        20

High                                 46                 46                 39
Median                               24                 19                 20
Low                                  19                 12                 12


     Triangle calculated a range of fair values by subtracting the indicated merger premium from the indicated range of acquisition value. This study suggested that Darlington had a fair value between $24.00 and $36.00. The table below details these results.

           Estimate of Acquisition Value
           -----------------------------
Merger
Premium  $34.00   $37.00  $40.00  $43.00  $47.00
-------  -------  ------  ------  ------  ------
30%       $26.15  $28.46  $30.77  $33.08  $36.15
         -------  ------  ------  ------  ------
35%       $25.19  $27.41  $29.63  $31.95  $34.81
         -------  ------  ------  ------  ------
40%       $24.29  $26.43  $28.57  $30.71  $33.57
         -------  ------  ------  ------  ------

     No company used by Triangle as a comparison in the above analyses is identical to Darlington, and no other transaction is identical to the Reorganization. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial markets and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Darlington is being compared.

     Triangle determined that $26.00 - $31.00 per share was a fair value range based primarily on the Comparable Company Analysis to establish its valuation range. Due to the Company's limited trading activity and lack of complete trading records, an analysis of historic trading activity produced no data relevant in determining the fair market value of the Company's shares. In determining a range of fair values, the Comparable Company methodology is the most relevant valuation technique for valuing a minority interest. The Comparable Company Analysis directly compares the financial condition and operating performance of the Company to a peer group of companies for which relevant trading data is available. The Dividend Discount Analysis and Merger Premium Analysis are not direct comparisons to other companies but rather use market data and other assumptions to derive a range of fair values. Both methodologies produced a wide range of values. For instance, the Dividend Discount Analysis supported a valuation as low as $14.00 per share and as high as $36.00. Triangle discounted the extreme values provided by either the Dividend Discount Analysis or the Merger Premium Analysis. Triangle relied on these two valuation techniques to support the results shown by its Comparable Company Analysis.

     In addition, the summary set forth above includes a variety of the material factors considered by Triangle in developing its opinion. However, the preparation of such a fairness opinion involves various determinations, which are not readily susceptible to a summary description. Triangle believes that its analyses must be considered as a whole and that selecting portions of its analysis and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. As a whole, these various analyses contributed to Triangle's opinion that the Reorganization is fair from a financial point of view to Darlington shareholders, including those shareholders who will receive cash in the Reorganization and those shareholders who will remain shareholders after the Reorganization.

     The full text of Triangle's opinion, which sets forth many of the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix C to this Proxy Statement. The
                                       ----------
description of the Triangle opinion set forth herein is qualified in its entirety by reference to Appendix C and the text of the fairness opinion letter.
                         ----------
The Triangle opinion is provided for the information of Darlington shareholders in part because it was provided to the Board of Directors of Darlington in connection with its consideration of the Reorganization.

                            INFORMATION REGARDING THE
                         SPECIAL MEETING OF SHAREHOLDERS


TIME AND PLACE OF MEETING

     We are soliciting proxies through this Proxy Statement for use at a special meeting of Darlington shareholders. The special meeting will be held at 5:30 p.m. on December 21, 2004, at Darlington County Bank, 202 Cashua Street, Darlington, South Carolina.

RECORD DATE AND MAILING DATE

     The close of business on November 5, 2004, is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the Proxy Statement and the accompanying form of proxy to shareholders on or about November 10, 2004.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, Darlington had 1,000,000 shares of common stock, $.01 par value, authorized, of which 158,000 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting. Darlington also has 200,000 shares of preferred stock, no par value, authorized, but no shares of such stock are outstanding or were outstanding on the record date.

PURPOSE OF SPECIAL MEETING

     The purpose of the special meeting is for shareholders to vote on an Agreement and Plan of Reorganization (the "Plan") providing for the merger of Darlington Interim Corporation with and into Darlington, with Darlington surviving the merger and the holders of fewer than 100 shares of Darlington common stock receiving $31.00 in cash in exchange for each of their shares of such stock. The text of the Plan is set forth in Appendix A to the enclosed
                                                      ----------
Proxy Statement. The Reorganization is designed to take Darlington private by reducing its number of shareholders of record below 300. Shareholders will also vote on a proposal to allow the special meeting to be adjourned to another time and date in the event such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting.

DISSENTERS' RIGHTS

     Shareholders are entitled to dissenters' rights in connection with the Plan. See "Description of the Plan-Dissenters' Rights."

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the Plan, FOR the adjournment proposal and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

     You can revoke your proxy at any time before it is voted by delivering to Darlington's Corporate Secretary, at 202 Cashua Street, Darlington, South Carolina 29532, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of Darlington common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Approval of the Plan requires the affirmative vote of two-thirds of the votes entitled to be cast on the Plan. The adjournment proposal and any other matter that may properly come before the special meeting requires that more shares be voted in favor of the matter than are voted against the matter. As of June 30, 2004, Darlington's directors and executive officers owned, directly or indirectly, 22,513, representing approximately 14.25%, of the outstanding shares of common stock as of that date. Each of the directors and executive officers has indicated that he intends to vote his shares in favor of the Plan and the adjournment proposal.

     Abstentions. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter. Based on the 158,000 shares outstanding as of the record date, a quorum will consist of 79,001 shares represented either in person or by proxy. This also represents the minimum number of votes required to be cast in favor of the Plan in order to approve it. Assuming only the minimum number of shares necessary to constitute a quorum are present in person or by proxy at the special meeting, and assuming one of those shares is subject to a proxy marked as an abstention, the Plan proposal would not pass because it would not have received the affirmative vote of a majority of the votes entitled to be cast at the meeting. As a result, such an abstention would effectively function as a vote against the Plan, even though it would not be counted in the voting tally as such. On the other hand, abstentions will not affect the outcome of any other proposal properly brought before the meeting because only a majority of the votes actually cast must be voted in favor of such a proposal.

     Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Based on the same reasoning that applies to abstentions as discussed above, broker non-votes will effectively function as votes against the Plan but will not affect the outcome of any other proposal(s) at the special meeting.

SOLICITATION OF PROXIES

     Proxies are being solicited by our board of directors, and Darlington will pay the cost of the proxy solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                            DESCRIPTION OF THE PLAN


THE REORGANIZATION

Structure

     The Plan provides for the merger of Darlington Interim Corporation ("Interim") with and into Darlington, with Darlington surviving the merger. Interim is a new South Carolina corporation formed solely to effect the Reorganization. In the Reorganization, shareholders owning fewer than 100 shares of Darlington common stock will receive $31.00 in cash for each share that they own as of the date of the special shareholders' meeting. All other shares will remain outstanding and be unaffected by the Reorganization.

     Because the purpose of Reorganization is to reduce the number of shareholders of record below 300, the Plan permits our board of directors to increase the 100-share threshold prior to the date of the special shareholders' meeting to the extent necessary to ensure that the number of record shareholders will be less than 300 upon effectiveness of the Reorganization. If such action is necessary, we will notify our shareholders through a supplement to this Proxy Statement and will postpone the special shareholders' meeting to the extent necessary to allow shareholders to consider such action and change their votes if they so desire.

Determination of Shares Held of Record

     A shareholder who owns fewer than 100 shares of Darlington common stock "of record" will receive $31.00 per share in cash in the Reorganization, while a record holder of 100 shares of more will be unaffected. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or transfer the shares. For example, four separate certificates issued to a shareholder individually, as a joint tenant with someone else, as trustee, and in an IRA represent shares held by four different record holders, even though a single shareholder might control the voting or transfer of all of the shares. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Plan is based on the number of shares held of record without regard to the ultimate control of the shares. As a result, a single shareholder with 100 or more shares held in various accounts could receive cash in the Reorganization for all of his or her shares if those accounts individually hold fewer than 100 shares. To avoid this, the shareholder would need to consolidate his or her ownership into a single certificate representing 100 or more shares. The acquisition of additional shares prior to the effective date of the Reorganization is also permitted.

Legal Effectiveness

     As soon as practicable after shareholder approval of the Plan, we will file articles of merger with the South Carolina Secretary of State and will send a Letter of Transmittal to all record holders of Darlington common stock who are entitled to receive cash in the Reorganization. The Reorganization will be effective upon filing of the articles or certificate of merger with the South Carolina Secretary of State. We anticipate that this will occur shortly after our special shareholders' meeting.

     On the effective date of the Reorganization, each shareholder who owns fewer than 100 shares of record immediately prior to the Reorganization will not have any rights as a Darlington shareholder and will have only the right to receive cash as provided under the Plan.

Exchange of Stock Certificates for Cash

     The Letter of Transmittal will provide the means by which shareholders will surrender their Darlington stock certificates and obtain the cash to which they are entitled. If certificates evidencing the Darlington common stock have been lost or destroyed, Darlington may, in its full discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to Darlington in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder may be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying Darlington and all other persons against any losses occurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact Darlington. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reorganization becomes effective.

     Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their certificates for cash in the Reorganization. Darlington will bear these costs.

     THE LETTER OF TRANSMITTAL WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE DATE OF THE REORGANIZATION. DO NOT SEND IN YOUR STOCK CERTIFICATE(S) UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. ASSUMING YOU SUBMIT YOUR STOCK CERTIFICATE(S) PROMPTLY THEREAFTER, WE EXPECT THAT YOU WILL RECEIVE YOUR CASH PAYMENT WITHIN APPROXIMATELY FOUR WEEKS AFTER THE EFFECTIVE DATE OF THE REORGANIZATION.

Conditions and Regulatory Approvals

     Aside from shareholder approval of the Plan, the Reorganization is not subject to any conditions or regulatory approvals.

Termination of Securities Exchange Act Registration

     Darlington's common stock is currently registered under the Securities Exchange Act. We will be permitted to terminate our registration once we can certify that Darlington has fewer than 300 shareholders of record. Upon the completion of the Reorganization, Darlington will have approximately 278 shareholders of record. We intend to apply for termination of the registration of Darlington's common stock under the Securities Exchange Act as promptly as possible after the effective date of the Reorganization.

     Termination of registration under the Securities Exchange Act will substantially reduce the information required to be furnished by Darlington to its shareholders and to the Securities and Exchange Commission and would make some of the provisions of the Securities Exchange Act, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with shareholder meetings under Section 14(a) and required compliance with the Sarbanes-Oxley Act, no longer applicable to Darlington. Furthermore, Darlington's affiliates may be deprived of the ability to dispose of their Darlington common stock under Rule 144 promulgated under the Securities Act of 1933.

     We estimate that termination of the registration of Darlington common stock under the Securities Exchange Act will save Darlington approximately $100,000 per year in legal, accounting, printing, management time and other expenses per year. See "Special Factors-Effects of the Reorganization on Darlington."

SOURCE OF FUNDS AND EXPENSES

     We estimate that approximately $161,355 will be required to pay for the shares of Darlington common stock exchanged for cash in the Reorganization. We intend to finance the Reorganization with available cash. At June 30, 2004, we had approximately $4.1 million in cash and cash equivalents.

     Additionally, Darlington will pay all of the expenses related to the Reorganization. We estimate that these expenses will be as follows:

          SEC filing fees          $             32
          Legal fees                         35,000
          Accounting fees                       500
          Financial advisory fees            22,000
          Printing costs                      4,000
          Other                                 468
                                   ----------------
             Total                 $         62,000
                                   ================

DISSENTERS' RIGHTS

     Pursuant to the provisions of the South Carolina Code, Darlington's shareholders have the right to dissent from the Plan and to receive the fair value of their shares in cash. THIS VALUE MAY BE MORE OR LESS THAN THE $31.00 PER SHARE THAT WE ARE PAYING IN THE REORGANIZATION. Holders of Darlington common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     Pursuant to the provisions of Sections 33-13-101 et seq. of the South Carolina Code, if the Reorganization is consummated, you must:

     - give to Darlington, prior to the vote at the special meeting with respect to the approval of the Plan, written notice of your intent to demand payment for your shares of Darlington common stock (hereinafter referred to as "shares") if the proposed action is effected;

     -    not  vote  in  favor  of  the  Plan;  and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective date of the Reorganization.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify Darlington in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     Voting against the Plan will not satisfy the written demand requirement. In addition to not voting in favor of the Plan, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reorganization is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Plan and will not be entitled to assert dissenters' rights.

     Any written objection to the Plan satisfying the requirements discussed above should be addressed to Darlington Bancshares, Inc., 202 Cashua Street, Darling, South Carolina 29532, Attention: Henry M. Funderburk, III, President and Chief Executive Officer.

     If the shareholders of Darlington approve the Plan at the special meeting, Darlington must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfied the foregoing requirements. The Dissenters' Notice must be sent within 10 days after the effective date of the Reorganization and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - supply holders with a form for demanding payment that includes the date of the first announcement of the terms of the Plan and requires the holder (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) to certify whether or not he acquired beneficial ownership of the shares prior to the announcement date;

     -    set  a  date  by  which Darlington must receive the demand for payment
          (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice) is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than 20 days after the demand date; and

     - be accompanied by a copy of Sections 33-13-101 et seq. of the South Carolina Code.

     A record shareholder who receives the Dissenters' Notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3) of the South Carolina Code and deposit such holder's certificates in accordance with the Dissenters' Notice. Dissenting shareholders will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Reorganization. A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under Sections 33-13-101 et seq. of the South Carolina Code

     Except as described below, Darlington must upon the effective date of the Reorganization, or upon receipt of a payment demand, pay each dissenting shareholder who substantially complied with the payment demand and deposit requirements described above the amount Darlington estimates to be the fair value of the shares, plus accrued interest from the effective date of the Plan. Darlington's offer of payment under Section 33-13-250 of the South Carolina Code must be accompanied by:

     -    recent  financial  statements  of  Darlington;

     - Darlington's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

     -    an  explanation  of  how  the  interest  was  calculated;

     - a statement of the dissenter's right to demand additional payment under the South Carolina Code; and

     -    a  copy  of  Sections  33-13-101  et  seq. of the South Carolina Code.

     If the Reorganization is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, Darlington must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Darlington must send a new Dissenters' Notice if the Reorganization is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 33-13-280 of the South Carolina Code provides that a dissenting shareholder may notify Darlington in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate (less any payment made under the procedure described above), if:

     - he or she believes that the amount paid by Darlington is less than the fair value of his or her shares or that Darlington has calculated incorrectly the interest due;

     - Darlington fails to make payment under Section 33-13-250 within 60 days after the date set for demanding payment; or

     - Darlington, having failed to consummate the Reorganization, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A  dissenting  shareholder  waives his or her right to demand payment under
Section 33-13-280 unless he or she notifies Darlington of his or her demand in writing within 30 days after Darlington makes or offers payment for his or her shares.

     If a demand for payment under Section 33-13-280 remains unsettled, Darlington must commence a nonjury equity valuation proceeding in the Court of Common Pleas of Darlington County, South Carolina, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If Darlington does not commence the proceeding within those 60 days, the South Carolina Code requires Darlington to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Darlington is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Darlington, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, capriciously, or not in good faith in demanding payment under Section 33-13-280. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Darlington if the court finds Darlington did not substantially comply with the requirements of specified provisions of the South Carolina Code, or against either Darlington or a dissenting shareholder if the court finds that such party acted arbitrarily, capriciously, or not in good faith with respect to the dissenters' rights provided by the South Carolina Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Darlington, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. In a proceeding commenced by dissenters to enforce the statutory liability of Darlington in the event Darlington fails to commence an appraisal within the sixty day period described above, the court will assess costs of the proceeding and fees and expenses of dissenters' counsel against the corporation.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Section 33-13 of the South Carolina Business Corporation Act, included as Appendix B to this Proxy Statement. If
                                         ----------
you intend to dissent from approval of the Plan, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give
        ----------
you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of Darlington, except as may be required by the South Carolina Business Corporation Act, or to obtain legal counsel or appraisal services at the expense of Darlington.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Special Factors-Federal Income Tax Consequences of the Reorganization."

                 INFORMATION ABOUT DARLINGTON AND ITS AFFILIATES

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of Darlington after the Reorganization will be the same as the directors and executive officers of Darlington immediately prior to the Reorganization. The board of directors consists of 10 members with staggered three-year terms. The following table shows information regarding the members of our board of directors and executive officers. The ages shown are as of June 30, 2004.

                              TERM EXPIRES IN 2005

                               DIRECTOR
NAME (AGE)                      SINCE    POSITIONS AND BUSINESS INFORMATION
-----------------------------  --------  ----------------------------------

W. Edwin Dargan (59)           1999      Mr. Dargan has engaged in a farming operation in
                                         Darlington County, South Carolina for over 25 years.
Albert L. James, III (60)      1997      Mr. James has been an attorney in private practice in
                                         Darlington, South Carolina for over 25 years.
W. B. McCown, III (65)         1986      Mr. McCown served as Darlington's President and
                                         Chief Executive Officer from 1986 through 2003.


                              TERM EXPIRES IN 2006

                               DIRECTOR
NAME (AGE)                     SINCE     POSITIONS AND BUSINESS INFORMATION
-----------------------------  --------  ----------------------------------

Hubert C. Baker (62)           1998      Dr. Baker has been a dentist in practice with Askins
                                         & Baker, P.A., Darlington, South Carolina for over 25 years.
G. Clyde Scott (66)            1986      Mr. Scott has served as President of Darlington
                                         Machinery Co., Inc., a hardware store and machine
                                         shop located in Darlington, South Carolina, for over
                                         10 years.
Eugene A. Vaughan (54)         1986      Mr. Vaughan has been with Vaughan Insurance
                                         Agency, Inc., an insurance agency located in
                                         Darlington, South Carolina, for 25 years, serving as .
                                         President for over five years
Henry M. Funderburk, III (53)  2003      Mr. Funderburk has served as Executive Vice
                                         President of Darlington County Bank since 1989 and
                                         has served as Darlington's President and Chief
                                         Executive Officer since January 1, 2004.


                                       42

                              TERM EXPIRES IN 2007


                               DIRECTOR
NAME (AGE)                     SINCE     POSITIONS AND BUSINESS INFORMATION
-----------------------------  --------  ----------------------------------

Raymond Galloway (83)          1986       Mr. Galloway has engaged in farming operations in
                                          Darlington County, South Carolina for over 50 years.
R. E. Goodson, Sr. (89)        1986       Mr. Goodson has served as the Chairman of the
                                          Board of R. E. Goodson Construction Co., Inc., a
Charles G. Howard (66)         1997       Mr. Howard has been the President of Chase Oil
                                          Company, Inc. a fuel distribution in the Pee Dee

     During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

STOCK OWNERSHIP BY AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of Darlington common stock beneficially owned by each director and executive officer of Darlington and by all current directors and executive officers as a group as of September 30, 2004. Except for Mr. Scott, we are unaware of any shareholder who owns more than five percent of our outstanding shares of common stock.

     The table also sets forth the number and approximate percentage of shares of Darlington common stock that the persons named in the table would beneficially own after the effective date of the Reorganization on a pro forma basis, assuming no changes in ownership between September 30, 2004 and the effective date of the Reorganization.

     Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security. The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his or her shares.

                                                                       Percent Beneficial Ownership
                                                                      -----------------------------
                                           Amount and Nature of         Before the      After the
Name                                       Beneficial Ownership       Reorganization  Reorganization
-------------------------------------  -----------------------------  --------------  --------------
Hubert C. Baker                                           1,000  (1)               *               *
W. Edwin Dargan                                             400                    *               *
Henry M. Funderburk, III                                    696  (2)               *               *
Raymond Galloway                                          1,770                  1.1             1.2
R. E. Goodson, Sr.                                          100                    *               *
Charles G. Howard                                         2,745  (3)             1.7             1.8
Albert L. James, III                                        430                    *               *
W. B. McCown, III                                         2,300  (4)             1.5             1.5
G. Clyde Scott                                            9,777  (5)             6.1             6.4
Eugene A. Vaughan                                         3,295  (6)             2.1             2.2

All directors and executive officers
as a group (10 persons)                                  22,513                14.25           14.73



*     Represents  less  than  1  percent.

(1) Includes 300 shares held of record by Dr. Baker's spouse's individual retirement account.

(2)  Includes  696  shares  held  of  record  by  Mr.  Funderburk's  individual  retirement account.

(3)  Includes  2,000  shares  held  of  record  by  Mr.  Howard's  individual  retirement   account.

(4)  Includes  2,000  shares  held  of  record  by  Mr.  McCown's  individual  retirement   account.

(5)  Includes 2,017 shares held by Mr. Scott's spouse and 4,995 shares held by Darlington Machinery,
     Inc. of which Mr. Scott is a majority shareholder and president. Mr. Scott disclaims beneficial ownership of  31%  of  the  shares  owned  by  Darlington  Machinery,  Inc.

(6)  Includes 195 shares held of  record  by  Mr.  Vaughan's spouse's individual retirement account.

RECENT AFFILIATE TRANSACTIONS IN DARLINGTON STOCK

     The following table shows all transactions in Darlington common stock involving Darlington and its executive officers, directors and affiliates during the past two years or since becoming an affiliate, whichever is later. All of these transactions were private purchases from other Darlington shareholders. Darlington has never repurchased any of its outstanding shares of common stock.

Name                                 Date        No of Shares  Price per Share
------------------------------  ---------------  ------------  ------------

Albert L. James, III                     4/6/04            70           $24.14
                                        2/14/03            80            23.39

W. B. McCown, III                        4/3/03           200            23.39

Carolyn A. Scott                        2/14/03         1,000            23.39


                                       44

Name                                 Date        No of Shares  Price per Share
------------------------------  ---------------  ------------  ------------

G. Clyde Scott                          3/15/04            10            24.16
                                        2/18/04            80            24.14

Vaughan Insurance Agency, Inc.          2/14/03         2,000            23.39

RELATED PARTY TRANSACTIONS

     Other than ordinary lending transactions between Darlington County Bank on standard commercially available terms, made in compliance with Federal Reserve Regulation O, there have been no transactions since June 30, 2002 between the Company and any current affiliate involving more than $60,000 or 1% of Darlington's revenues for the year or, if in 2004, the first 6 months of the year.

MARKET FOR COMMON STOCK

     There is not an organized trading market for Darlington's common stock, and we do not expect that an active market for Darlington common stock will develop after the Reorganization. The common stock has never been listed on an exchange or quotation system. To our knowledge, our stock has traded at prices ranging from $23.39 to $25.75 per share since June 30, 2002. We will not take any steps to cause the shares of Darlington common stock to become eligible for trading on an exchange or automated quotation system after the Reorganization, and Darlington will not be required to file reports under the Securities Exchange Act of 1934.

DESCRIPTION OF COMMON STOCK

     Pursuant to the Plan, the articles of incorporation of Darlington will be the articles of incorporation of the surviving corporation. The surviving corporation's authorized capital will consist of 1,000,000 shares of voting common stock, $0.01 par value, and 200,000 shares of preferred stock, no par value.

     As  of  the  record  date,  158,000  shares of Darlington common stock were issued and outstanding and were held of record by approximately 487 shareholders. We estimate that the number of shares of Darlington common stock outstanding after the Reorganization will be approximately 152,795. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash. As of the record date, no shares of Darlington preferred stock were issued and outstanding.

     The rights of Darlington shareholders will be governed by the South Carolina Business Corporation Act and Darlington's articles of incorporation and bylaws. Darlington's articles of incorporation require the affirmative vote of 80% of the shares entitled to vote in order to approve a merger between Darlington and another corporation unless two-thirds of the directors have approved the transaction and recommended it unconditionally to the shareholders. Because this condition has been fulfilled, and because Darlington's bylaws do not provide for a higher vote, the provisions of the South Carolina Code requiring approval of a merger by two-thirds of the votes entitled to be cast will govern the approval of the Plan.

     Generally, we may issue additional shares of Darlington common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property. The common stock will not be subject to liability for further calls or assessments by Darlington or its subsidiary bank and will not be subject to any redemption, sinking fund or conversion provisions.

     Holders of Darlington common stock will be entitled to one vote per share on all matters requiring a vote of shareholders. The holders of shares of Darlington common stock will be entitled to dividends and other distributions as and when declared by the Board of Directors out of legally available assets. Darlington may pay dividends in cash, property or shares of common stock, unless Darlington is insolvent or the dividend payment would render it insolvent.

     Darlington's bylaws contain indemnification provisions that require it to indemnify directors who are parties to a proceeding by reason of the fact that they were or are directors of Darlington against liability incurred in the proceeding to the fullest extent permitted by law. Directors are also entitled to have Darlington advance funds for expenses prior to the final disposition of the proceeding to the fullest extent permitted by law. The board of directors may grant indemnification rights or advance expenses to other Darlington employees and agents to the fullest extent of the corresponding bylaw provisions relating to the indemnification of directors.

DIVIDEND POLICY

     The holders of shares of Darlington common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless Darlington is insolvent or the dividend payment would render it insolvent. Darlington paid an annual cash dividend of $1.00 per share on January 1, 2004, 2003 and 2002 and plans to continue this dividend policy after the Reorganization.

     Our ability to pay cash dividends is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend upon, among other things, future earnings, the financial condition of Darlington County Bank and Darlington, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.

SHAREHOLDER PROPOSALS

     Proposals by shareholders for consideration at our 2005 Annual Meeting of Shareholders must be received at our offices at 202 Cashua Street, Darlington, South Carolina 29532 no later than November 19, 2004 if any such proposal is to be eligible for inclusion in our proxy materials for our 2005 Annual Meeting. Proposals by shareholders received after that date will not be included in our proxy materials for the 2005 Annual Meeting. Until we complete the Reorganization, shareholders submitting proposals for inclusion in our proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended. Under applicable regulations, we are not required to include shareholder proposals in our proxy materials unless certain other conditions specified in those regulations are satisfied.

     Shareholder proposals may still be considered at our 2005 Annual Meeting even if they are not included in the proxy materials for the 2005 Annual Meeting provided the proposals are timely submitted in accordance with the requirements of our Bylaws described in this paragraph. Our Bylaws require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that a shareholder's notice be delivered to our principal executive offices during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the board of directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary at the address indicated in the paragraph above. To be timely, such notice must be delivered to or mailed and received at our principal executive offices between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting. For non-director nomination shareholder proposals to be timely submitted for such consideration at the 2005 Annual Meeting, such proposals must be received during the period of time from January 20, 2005 to February 20, 2005. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Our Bylaws also require that shareholder nominations for director and shareholder proposals must be in proper form as specified in the Bylaws. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following selected historical financial data is derived from, and qualified by reference to, Darlington's Consolidated Financial Statements and the Notes thereto included in its Annual Report on Form 10-KSB for the year ended December 31, 2003 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" attached as Appendices D and E to this proxy statement.
                                     ------------------

                                         --------------------------
(In thousands except per share data)       2003     2002     2001
                                         --------  -------  -------
Net interest income                      $  1,408    1,358    1,226
Provision for loan losses                     108       70       60
Noninterest income                            351      380      336
Noninterest expense                         1,258    1,196    1,143
Income taxes                                  139      151      109
Net earnings                             $    254      321      250

PER COMMON SHARE
Basic earnings per share                 $   1.61     2.03     1.59
Diluted earnings per share                   1.61     2.03     1.59
Cash dividends declared                      1.00     1.00     1.00
Book value                               $  25.15    24.97    23.38

AT YEAR END
Loans, net                               $ 20,328   18,809   17,425
Earning assets                             33,111   27,997   29,532
Assets                                     35,643   30,268   31,173
Deposits                                   31,569   26,204   27,359
Stockholders' equity                     $  3,973    3,946    3,694
Common shares outstanding                 158,000  158,000  158,000

AVERAGE BALANCES
Loans                                    $ 19,883   18,468   18,047
Earning assets                             31,061   28,523   28,004
Assets                                     33,281   30,830   30,429
Deposits                                   29,277   26,940   26,678
Stockholders' equity                     $  3,856    3,747    3,635
Weighted average shares outstanding       158,000  158,000  158,000

KEY PERFORMANCE RATIOS
Return on average assets                      .76     1.04      .82
Return on average stockholders' equity       6.59     8.57     6.89
Dividend payout ratio                       62.10    49.19    63.09
Average equity to average assets            11.59    12.15    11.95

                                        For the Six Months
                                          Ended June 30,
                                       -------------------
(In thousands except per share data)      2004      2003
                                       ----------  -------
Net interest income                    $      732      681
Provision for loan losses                      36       42
Noninterest income                            189      193
Noninterest expense                           615      633
Income taxes                                   90       65
Net earnings                           $      180      134

PER COMMON SHARE
Basic earnings per share               $     1.14     0.84
Diluted earnings per share                   1.14     0.84
Cash dividends declared                      1.00     1.00
Book value                             $    23.93    24.75

AT PERIOD END
Loans, net                             $   19,486   19,357
Earning assets                             33,395   29,763
Assets                                     36,134   32,313
Deposits                                   32,275   28,322
Stockholders' equity                   $    3,781    3,911
Common shares outstanding                 158,000  158,000

AVERAGE BALANCES
Loans                                  $   19,977   19,075
Earning assets                             34,449   29,362
Assets                                     36,857   31,689
Deposits                                   32,877   27,651
Stockholders' equity                   $    3,863    3,881
Weighted average shares outstanding       158,000  158,000

KEY PERFORMANCE RATIOS
Return on average assets (annualized)         .98      .85
Return on average stockholders'
  equity (annualized)                        9.32     6.91
Dividend payout ratio (annualized)          43.89    58.96
Average equity to average assets            10.48    12.25

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet as of June 30, 2004 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2004, and for the year ended December 31, 2003 (collectively, the "Pro Forma Statements of Operations"), show the pro forma effect of the Reorganization. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reorganization occurred at June 30, 2004, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the Reorganization were consummated on January 1, 2003, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by Darlington after consummation of the Reorganization.

     The pro forma information does not purport to represent what Darlington's results of operations actually would have been if the Reorganization had occurred on January 1, 2003.

                        DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY
                              PRO FORMA CONSOLIDATED BALANCE SHEET
                                          JUNE 30, 2004
                                     (DOLLARS IN THOUSANDS)
                                           (UNAUDITED)


                                                                        Pro Forma   Pro Forma
                                                                        ---------   ---------
                                                   Historical          Adjustments  Combined
                                                  -------------        -----------  ---------
ASSETS
Cash and due from banks                           $      1,333                         1,333
Federal funds sold                                       2,783   (3)         (223)     2,560
                                                  -------------
 Cash and cash equivalents                               4,116                         3,893
Interest-bearing deposits                                    0                             0
Securities available for sale                           10,565   (4)            0     10,565
Other investments                                          561                           561
Mortgage loans held for sale                                 0                             0
Loans                                                   19,486                        19,486
Premises and equipment                                     918                           918
Other assets                                               488                           488
                                                  -------------                     ---------
   Total assets                                   $     36,134               (223)    35,911
                                                  =============                     =========
LIABILITIES AND SHAREHOLDERS'
EQUITY
Deposits:
 Non-interest bearing                             $      5,752                         5,752
 Interest bearing                                       26,523                        26,523
                                                  -------------                     ---------
 Total deposits                                         32,275                        32,275

Accrued expenses and other liabilities                      78                            78
Federal Home Loan Bank Advances                              0                             0
Federal funds purchased                                      0                             0
Other borrowed funds                                         0                             0
                                                  -------------                     ---------

   Total liabilities                                    32,353                        32,353

Shareholders' equity:
Common stock                                                 2   (1)            0          2
Additional paid-in capital                               1,618   (2)         (223)     1,395
Retained earnings                                        2,377                         2,377
Accumulated other comprehensive income                    (216)                         (216)
Treasury stock                                               0                             0

Total stockholders' equity                               3,781               (223)     3,558
                                                  -------------                     ---------

Total liabilities and equity                      $     36,134               (223)    35,911
                                                  =============                     =========
  Common stock

(1) Retirement of shares
------------------------------------------------
(2) Issuance of new shares
(3) Reduction of Fed Funds to finance purchase
(4) Reduction of Investments to finance purchase

Shares outstanding                                     158,000                       152,795
Book value per share                              $      23.93                         23.29


See  accompanying  notes  to  pro  forma  consolidated  financial  statements.

                            DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY
                        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 FOR THE SIX MONTHS ENDED JUNE 30, 2004
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                               (UNAUDITED)

                                                        Historical   Pro Forma Adjustments  Pro Forma
                                                        -----------  ---------------------  ---------

Interest income                                         $       896        (1)         (2)        894
Interest expense                                                164                               164
                                                        -----------                          --------
 Net interest income                                            732                               730

Provision for loan losses                                        36                                36
Noninterest income                                              189                               189
Noninterest expense                                             615                               615
                                                        -----------                          --------
 Earnings before taxes                                          270                               268

 Income tax expense                                              90        (2)         (1)         89

 Net earnings                                           $       180                    (1)        179
                                                        ===========                          ========

(1)  Reduction of interest income on Fed Funds at 1.5%
(2)  Income tax effect of reduced income at 33.3%


Basic earnings per share                                $      1.14                              1.17
Diluted earnings per share                              $      1.14                              1.17

Weighted average shares:
 Basic                                                      158,000                           152,795
 Diluted                                                    158,000                           152,795


See  accompanying  notes  to  pro  forma  consolidated  financial  statements.

                            DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY
                             PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   FOR THE YEAR ENDED DECEMBER 31, 2003
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                               (UNAUDITED)

                                                         Historical   Pro Forma Adjustments  Pro Forma
                                                         -----------  ---------------------  ---------
Interest income                                          $     1,783        (1)         (3)      1,780
Interest expense                                                 375                               375
                                                         -----------                          --------
 Net interest income                                           1,408                             1,405

Provision for loan losses                                        108                               108
Noninterest income                                               351                               351
Noninterest expense                                            1,258                             1,258
                                                         -----------                          --------
Earnings before income taxes                                     393                               390

Income tax expense                                               139        (2)         (1)        138

 Net earnings                                            $       254        (2)                    252
                                                         ===========                          ========

(1)  Reduction of interest income on Fed Funds at 1.15%
(2)  Income tax effect of reduced income at 35.3%

Basic earnings per share                                 $      1.61                              1.64
Diluted earnings per share                               $      1.61                              1.64

Weighted average shares:
 Basic                                                       158,000                           152,795
 Diluted                                                     158,000                           152,795



See  accompanying  notes  to  pro  forma  consolidated  financial  statements.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS



(1) The unaudited pro forma consolidated balance sheet as of June 30, 2004 and consolidated statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Reorganization as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, Proxy Statements and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC's public reference facilities located at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these reports and other information can also be obtained by mail at prescribed rates from the SEC at the address provided above, by telephone from the SEC at 1-800-SEC-0330, or via the SEC's website at www.sec.gov.

     We have a filed a Schedule 13E-3 under the Exchange Act in connection with the Reorganization. This Proxy Statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

                                   APPENDIX A
                                   ----------

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan of Reorganization") is made and entered into as of the 1st day of September, 2004, by and between Darlington County Bancshares, Inc. ("Darlington"), a bank holding company organized under the laws of the State of South Carolina, and Darlington Interim Corporation ("Interim"), a South Carolina corporation.

                                   WITNESSETH
                                   ----------

     WHEREAS, Darlington and Interim have determined that in order to effect a recapitalization of Darlington resulting in the termination of its duties to file reports with the Securities and Exchange Commission, Darlington should cause Interim to be organized as a South Carolina corporation for the sole purpose of merging with and into Darlington, with Darlington being the surviving corporation;

     WHEREAS, the authorized capital stock of Darlington consists of 1,000,000 shares of common stock ("Darlington Common Stock"), $0.01 par value, of which 158,000 shares are issued and outstanding;

     WHEREAS, the authorized capital stock of Interim consists of 1,000 shares of common stock ("Interim Common Stock"), $0.01 par value, of which 100 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Darlington and Interim deem it advisable and in the best interests of Darlington and Interim and their respective shareholders that Interim be merged with and into Darlington;

     WHEREAS, the respective Boards of Directors of Darlington and Interim, by resolutions duly adopted, have approved and adopted this Plan of Reorganization and directed that it be submitted to the respective shareholders of Darlington and Interim for their approval; and

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Darlington Common Stock and Interim Common Stock as hereinafter provided, and such other provisions relating to the reorganization and merger as the parties deem necessary or desirable, the parties hereto agree as follows:


                                    SECTION 1

                                 REORGANIZATION
                                 --------------

     Pursuant to the applicable provisions of South Carolina law, Interim shall be merged with and into Darlington (the "Reorganization"). Darlington shall be the survivor of the merger (the "Surviving Corporation").

                                    SECTION 2

                      EFFECTIVE DATE OF THE REORGANIZATION
                      ------------------------------------

     The merger of Interim with and into Darlington shall be effective as of the date (the "Effective Date") specified in the articles or certificate of merger relating to the Reorganization as filed with the South Carolina Secretary of State.


                                    SECTION 3

                  LOCATION, ARTICLES AND BYLAWS, AND MANAGEMENT
                  ---------------------------------------------

     On  the  Effective  Date:

     (a) The principal office of the Surviving Corporation shall be located at 202 Cashua Street, Darlington, South Carolina 29532, or such other location where Darlington is located on the Effective Date of the Reorganization.

     (b) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same Articles of Incorporation and Bylaws of Darlington as are in effect on the Effective Date of the Reorganization.

     (c) The directors and officers of the Surviving Corporation shall be the directors and officers of Darlington on the Effective Date of the Reorganization. All such directors and officers of the Surviving Corporation shall serve until their respective successors are elected or appointed pursuant to the applicable provisions of the Articles and Bylaws of the Surviving Corporation.


                                    SECTION 4

               EXISTENCE, RIGHTS, DUTIES, ASSETS, AND LIABILITIES
               --------------------------------------------------

     (a) As of the Effective Date of the Reorganization, the existence of Darlington shall continue in the Surviving Corporation.

     (b) As of the Effective Date of the Reorganization, the Surviving Corporation shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of Darlington and Interim.

     (c)     As  of  the  Effective  Date  of  the Reorganization, the Surviving
Corporation shall have the authority to engage only in such businesses and to exercise only such powers as are provided for in the Articles of Incorporation of the Surviving Corporation, and the Surviving Corporation shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Surviving Corporation may engage in any business and may exercise any right that Darlington or Interim could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

     (d) No liability of Darlington or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of Darlington or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against Darlington or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Corporation may be substituted in place of Darlington or Interim.


                                    SECTION 5

                    EFFECT OF MERGER ON INTERIM SHAREHOLDERS
                    ----------------------------------------

     Each share of Interim Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall be cancelled and shall no longer be outstanding.


                                    SECTION 6

                      MANNER AND BASIS OF CONVERTING SHARES
                      -------------------------------------
                            OFDARLINGTONCOMMON STOCK
                            ------------------------

     (a)     Conversion  of  Shares.  The shares of Darlington Common Stock that
             ----------------------
are outstanding on the Effective Date of the Reorganization, excluding those shares of Darlington Common Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of South
Carolina law (the "Dissenters' Rights Provisions"), shall be converted or retained as follows:

             (1) Each share of Darlington Common Stock held by a shareholder who is the record holder of fewer than 100 shares of Darlington Common
Stock shall be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $31.00 per share of Darlington Common Stock.

             (2) Each share of Darlington Common Stock held of record by a shareholder who is the holder of at least 100 shares of Darlington Common Stock shall remain outstanding and held by such shareholder.

             (3) All treasury stock eld by the Company shall remain treasury stock and shall be unaffected by this Plan of Reorganization.

     (b)     Failure to Surrender Darlington Common Stock Certificates.  Until a
             ---------------------------------------------------------
Darlington shareholder receiving cash in the Reorganization surrenders his or her Darlington Common Stock certificate or certificates to Darlington (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to Darlington's usual procedures), the shareholder shall not be issued the cash (or any interest thereon) that such Darlington Common Stock certificate entitles the shareholder to receive.

                                    SECTION 7

                        ACQUISITION OF DISSENTERS' STOCK
                        --------------------------------

     Darlington shall pay to any shareholder of Darlington who complies fully with the Dissenters' Rights Provisions an amount of cash (as determined and paid under the terms of such Provisions) for his or her shares of Darlington Common Stock. The shares of Darlington Common Stock so acquired shall be cancelled.


                                    SECTION 8

                                 FURTHER ACTIONS
                                 ---------------

     From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, Darlington shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Surviving Corporation, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 4 hereof and otherwise to carry out the intent and purposes of this Plan of Reorganization.


                                    SECTION 9

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

     This Plan of Reorganization is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan of Reorganization by the shareholders of each of Darlington and Interim in accordance with the provisions of applicable law and the provisions of the applicable constituent's articles of incorporation, bylaws and other governing instruments;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the Board of Directors to make consummation of this Plan of Reorganization inadvisable;

     (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for Darlington and Interim may be, necessary to permit or enable the Surviving Corporation, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Darlington prior to the Reorganization.

                                   SECTION 10

                                   TERMINATION
                                   -----------

     In the event that:

     (a) The number of shares of Interim Common Stock or Darlington Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of Darlington or Interim;

     (b) Any action, consent, approval, opinion, or ruling required to be provided by Section 9 of this Plan of Reorganization shall not have been obtained; or

     (c) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of Darlington or Interim;

then this Plan of Reorganization may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 10, this Plan of Reorganization shall be void and of no further effect, and there shall be no liability by reason of this Plan of Reorganization or the termination hereof on the part of Darlington, Interim, or their directors, officers, employees, agents or shareholders.


                                   SECTION 11

                                AMENDMENT; WAIVER
                                -----------------

     (a) At any time before or after approval and adoption hereof by the respective shareholders of Darlington and Interim, this Plan of Reorganization may be amended by written agreement by Darlington and Interim; provided, however, that after the approval and adoption of this Plan of Reorganization by the shareholders of Darlington and Interim, no amendment reducing the consideration payable to Darlington shareholders shall be valid without having been approved by the Darlington shareholders in the manner required for approval of this Plan of Reorganization. In particular, in the event that the consummation of the Plan of Reorganization would yield more than 300 shareholders of record, the Board may amend the Plan of Reorganization to increase the 100-share threshold described in Section 6(a) to the minimum threshold necessary to ensure that the Company will have fewer than 300 shareholders of record as a result of the transactions contemplated by this Plan of Reorganization.

     (b) A waiver by any party hereto of any breach of a term or condition of this Plan of Reorganization shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan of Reorganization. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan of Reorganization which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

                                   SECTION 12

              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW
              -----------------------------------------------------

     This Plan of Reorganization is binding upon the parties hereto and upon their successors and assigns. This Plan of Reorganization may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan of Reorganization and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan of Reorganization. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of South Carolina.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their corporate seals to be affixed hereto all as of the day and year first above written.


                                    DARLINGTON COUNTY BANCSHARES, INC.



                                    By:    /s/ Henry M. Funderburk, III
                                           -------------------------------------

                                    Name:  Henry M. Funderburk, III
                                           -------------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------

ATTEST:


/s/ Ellen Berry
------------------

Name: Ellen Berry
      ------------



                                    DARLINGTON INTERIM CORPORATION


                                    By:    /s/ Henry M. Funderburk, III
                                           -------------------------------------

                                    Name:  Henry M. Funderburk, III
                                           -------------------------------------

                                    Title: President
                                           -------------------------------------


ATTEST:


/s/ Ellen Berry
-----------------

Name: Ellen Berry
      -----------

                                   APPENDIX B
                                   ----------

                              SECTION 33-13 OF THE
                     SOUTH CAROLINA BUSINESS CORPORATION ACT

                                   CHAPTER 13.

                               DISSENTERS' RIGHTS

                                   ARTICLE 1.

                  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-13-101. Definitions.

In  this  chapter:
(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
(7)  "Shareholder"  means  the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

(A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:
(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under
Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
(i)  alters  or  abolishes  a  preferential  right  of  the  shares;
(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under
Section  33-6-104;  or
(5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
(6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                   ARTICLE 2.

                   PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-13-200. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:
(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
(5)  be  accompanied  by  a  copy  of  this  chapter.

SECTION  33-13-230.  Shareholders'  payment  demand.

(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION  33-13-240.  Share  restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION  33-13-250.  Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
(b)  The  payment  must  be  accompanied  by:
(1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
(2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
(3)  an  explanation  of  how  the  interest  was  calculated;
(4)  a  statement  of  the  dissenter's right to demand additional payment under
Section  33-13-280;  and
(5)  a  copy  of  this  chapter.

SECTION  33-13-260.  Failure  to  take  action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION  33-13-270.  After-acquired  shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.
(b)  To  the  extent the corporation elects to withhold payment under subsection
(a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION  33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                                   ARTICLE 3.

                           JUDICIAL APPRAISAL OF SHARES

SECTION  33-13-300.  Court  action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION  33-13-310.  Court  costs  and  counsel  fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or
(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
(d)  In  a  proceeding  commenced  by  dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                   APPENDIX C
                                   ----------

                    OPINION OF TRIANGLE CAPITAL PARTNERS, LLC

                               [TRIANGLE CAPITAL
                                    PARTNERS
                                   LETTERHEAD]
                                November 10, 2004



Board of Directors
Darlington County Bancshares, Inc.
202 Cashua Street
Darlington, South Carolina 29532

Gentlemen:

You have asked us to render our opinion relating to the fairness, from a financial point of view, to the shareholders of Darlington County Bancshares, Inc. ("Darlington") of the cash consideration to be paid to certain shareholders of Darlington's common stock in connection with a proposed Reorganization (the "Reorganization") pursuant to and in accordance with the terms more fully set forth in the draft of the Agreement and Plan of Reorganization attached hereto (the "Agreement"). The effect of the Reorganization will be to make Darlington a private company.

Triangle Capital Partners, LLC as part of its investment banking business is regularly engaged in performing financial analyses of financial institutions and their securities in connection with mergers and acquisitions, corporate transactions, and for other purposes. We have acted as financial advisor to Darlington in connection with the Reorganization as set forth in the Agreement. We expect to receive compensation for our services in connection with the Reorganization, and Darlington has agreed to reimburse our reasonable expenses and indemnify us against certain liabilities arising out of our engagement including liabilities under federal securities laws. We may provide investment banking services to Darlington in the future for which we may receive fees for such services.

You have advised us that, in accordance with the Agreement, Darlington Interim Corporation, formed for the sole purpose of effecting the merger, will be merged with and into Darlington, which shall be the surviving corporation. When the merger becomes effective, each outstanding shareholder owning less than 100 shares of Darlington's common stock (excluding shares held by Darlington's shareholders who have perfected their dissenters rights of appraisal) will be converted into the right to receive cash in the amount of $31.00 per share (the "Conversion Price"). All other shares not so converted will continue to be outstanding after the merger

In the course of our engagement, we have, among other things, reviewed and analyzed:

     i.   The  Agreement;

     ii. Darlington's annual reports to stockholders and its financial statements for each of the three years ended December 31, 2001, December 31, 2002, and December 31, 2003;

     iii. Darlington's quarterly report and its financial statements for the three months ended June 30, 2004;

     iv. Information regarding the trading of Darlington common stock and the price range within which the stock has traded;

     v. Certain publicly available business and financial information related to Darlington;

     vi.  Certain  transactions  which  we  deemed  to  be  relevant;

     vii. Certain other internal information relating to Darlington prepared by Darlington's management for our analysis with respect to the Reorganization; viii. Discussions with members of Darlington management about the background to the Reorganization, reasons and basis for the Reorganization and the business and future prospects of Darlington; and

     ix. Other studies, analyses and investigations, particularly of the banking industry, and such other information as we deemed appropriate.

     For purposes of this opinion, we have assumed and relied on, without independent verification, the accuracy and completeness of the financial, accounting, legal, tax, and other information discussed with or furnished to us by Darlington and the material otherwise made available to us, including information from published sources, and we have not independently verified such data. With respect to the financial information, including financial forecasts of management and information relating to certain strategic, financial and operational benefits anticipated from the Reorganization, which we received from Darlington, we have assumed (with your consent) that they have been reasonably prepared reflecting the best currently available estimates and good faith judgment of the management of Darlington. We express no view as to such forecasts or projected information. We have also assumed that all government, regulatory, and other consents necessary for the consummation of the Reorganization will be obtained without any adverse affect on Darlington or the expected benefits of the Reorganization in any way material to our analysis. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Reorganization to be consummated.

     We have not made, obtained, or been provided with (i) any independent appraisals or valuations of the assets or liabilities, and potential and/or contingent liabilities of, Darlington or (ii) any independent analysis or valuation of the rights of stockholders, creditors, or any other holders of claims or rights against Darlington or any of its affiliates. We have further relied on the assurances of the management of Darlington that they are not aware of any facts that would make any information reviewed by us inaccurate or misleading. No opinion is expressed as to whether any alternative transaction might be more favorable to Darlington. We express no opinion as to Darlington's future business, assets, liabilities, operations or prospects.

     Our opinion is based on the market, economic and other relevant considerations as they exist and have been evaluated by us on the date hereof. We have assumed that there has been no material change in Darlington's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. In rendering our opinion, we have assumed that the Reorganization, including the transactions contemplated in the draft Agreement, will be consummated according to the terms described in the draft Agreement. In addition, we assumed that the Agreement will not differ in any material respect from the draft thereof reviewed by us.

     This opinion does not address the underlying business decision of Darlington to engage in the Reorganization. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to revise or reaffirm this opinion. In addition, we express no opinion or recommendation as to how the stockholders or creditors of or any claimants against Darlington or any of its affiliates should view or regard the Reorganization. We render no opinion with respect to the relative rights and benefits or detriments of stockholders, creditors, or any other holders of claims or rights against Darlington or any of its affiliates in connection with the Reorganization. Our opinion is rendered in regard to the Conversion Price and does not take into account or give effect to any adjustment or increase to the Conversion Price that may occur subsequent to the date hereof. This opinion does not address the prices at which the capital stock of Darlington or any of its respective affiliates has traded in the past or at which such stock of Darlington or any of its affiliates may trade after the date hereof or after the consummation of the Reorganization.

     This opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or part), to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent shall not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment, and which review shall be completed by us as soon as practicable, although we herby consent to the inclusion of this opinion in its entirety in the Proxy Statement of Darlington used to solicit stockholder approval of the Reorganization.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and based on such other matters as we considered relevant, it is our opinion that as of the date hereof the Conversion Price to be paid in the Reorganization is fair, from a financial point of view, to the shareholders of Darlington common stock, including both those shareholders who will receive cash in the Reorganization and those shareholders who will remain shareholders after the Reorganization.

                                                  Very truly yours,




                                             /S/  TRIANGLE CAPITAL PARTNERS, LLC

                                   APPENDIX D
                                   ----------

              FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
                 ANALYSIS FOR THE SIX MONTHS ENDED JUNE 30, 2004

                           DARLINGTON COUNTY BANCSHARES, INC.

                          CONDENSED CONSOLIDATED BALANCE SHEETS

PART I - FINANCIAL INFORMATION
------------------------------

ITEM 1 - FINANCIAL STATEMENTS
-----------------------------

                                                               JUNE 30,     DECEMBER 31,
                                                                 2004           2003
                                                             ------------  --------------
(Dollars in thousands)                                        (UNAUDITED)
ASSETS
Cash and cash equivalents:
   Cash and due from banks                                   $     1,333   $       1,378
   Federal funds sold                                              2,783           1,368
                                                             ------------  --------------
      Total cash and cash equivalents                              4,116           2,746
                                                             ------------  --------------
Securities available-for-sale                                     10,565          11,065
Securities held-to-maturity                                          511              85
Nonmarketable equity securities                                       50              50
                                                             ------------  --------------
      Total investment securities                                 11,126          11,200
                                                             ------------  --------------
Loans                                                             19,707          20,543
Less allowance for loan losses                                      (221)           (215)
                                                             ------------  --------------
      Loans, net                                                  19,486          20,328
Premises and equipment, net                                          918             940
Accrued interest receivable                                          274             295
Other assets                                                         214             134
                                                             ------------  --------------
      Total assets                                           $    36,134   $      35,643
                                                             ============  ==============
LIABILITIES
Deposits
   Demand                                                    $     5,752   $       6,384
   Savings and NOW                                                20,995          19,256
   Other time deposits                                             5,528           5,928
                                                             ------------  --------------
      Total deposits                                              32,275          31,568
Accrued interest payable                                              23              23
Other liabilities                                                     55              79
                                                             ------------  --------------
      Total liabilities                                           32,353          31,670
STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 1,000,000 shares authorized,
   158,000 shares issued and outstanding at June 30, 2004
   and December 31, 2003                                               2               2
Capital in excess of par value of stock                            1,618           1,618
Retained earnings                                                  2,377           2,355
Accumulated other comprehensive loss                                (216)             (2)
                                                             ------------  --------------
      Total stockholders' equity                                   3,781           3,973
                                                             ------------  --------------
      Total liabilities and stockholders' equity             $    36,134   $      35,643
                                                             ============  ==============


                See notes to condensed consolidated financial statements.

                             DARLINGTON COUNTY BANCSHARES, INC.

                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (UNAUDITED)


                                                      SIX MONTHS ENDED    THREE MONTHS ENDED
(Dollars in thousands)                                     JUNE 30,           JUNE 30,
                                                     ------------------  ------------------
                                                       2004      2003      2004      2003
                                                     --------  --------  --------  --------
INTEREST INCOME:
   Loans, including fees                             $    697  $    713  $    350  $    359
   Investment securities:
      Taxable                                             173       121        86        61
      Nontaxable                                           10        13         6         6
      Nonmarketable equity securities                       1         -         1         -
   Federal funds sold                                      15        20         7         9
                                                     --------  --------  --------  --------
         Total interest income                            896       867       450       435
                                                     --------  --------  --------  --------
INTEREST EXPENSE:
   Deposits                                               164       186        79        93
                                                     --------  --------  --------  --------
         Total interest expense                           164       186        79        93
                                                     --------  --------  --------  --------
NET INTEREST INCOME                                       732       681       371       342
Provision for loan losses                                  36        42        18        24
                                                     --------  --------  --------  --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES       696       639       353       318
                                                     --------  --------  --------  --------
NONINTEREST INCOME:
   Service charges on deposit accounts                    170       162        81        81
   Gains on sales of securities available-for-sale          -        20         -        20
   Other service charges, commissions and fees             19        11        10         6
                                                     --------  --------  --------  --------
         Total                                            189       193        91       107
                                                     --------  --------  --------  --------
NONINTEREST EXPENSES:
   Salaries and employee benefits                         332       356       169       179
   Net occupancy expense                                   40        41        20        22
   Furniture and equipment expense                         56        54        31        27
   Other operating expenses                               187       182        93        83
                                                     --------  --------  --------  --------
         Total                                            615       633       313       311
                                                     --------  --------  --------  --------
INCOME BEFORE INCOME TAXES                                270       199       131       114
Income tax provision                                       90        65        44        37
                                                     --------  --------  --------  --------
NET INCOME                                           $    180  $    134  $     87  $     77
                                                     ========  ========  ========  ========
PER SHARE
AVERAGE SHARES OUTSTANDING                            158,000   158,000   158,000   158,000
                                                     ========  ========  ========  ========
NET INCOME                                           $   1.14  $   0.84  $   0.55  $   0.48
                                                     ========  ========  ========  ========
DIVIDENDS PAID                                       $   1.00  $   1.00  $   1.00  $   1.00
                                                     ========  ========  ========  ========


                See notes to condensed consolidated financial statements.

                              DARLINGTON COUNTY BANCSHARES, INC.

       CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                        FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                          (UNAUDITED)


                                                                             ACCUMULATED
                                                                               OTHER
                                        COMMON STOCK    ADDITIONAL          COMPREHENSIVE
                                       ----------------  PAID-IN    RETAINED   INCOME
(Dollars in thousands ,except shares)  SHARES   AMOUNT   CAPITAL    EARNINGS   (LOSS)    TOTAL
                                       -------  -------  --------  ----------  -------  -------

BALANCE, DECEMBER 31, 2002             158,000  $     2  $  1,618  $   2,260   $   67   $3,947

Net income for the period                                                134               134

Other comprehensive loss, net of tax                                              (12)     (12)
                                                                                        -------

Comprehensive income                                                                       122

Cash dividend ($1.00 per share)                                         (158)             (158)
                                       -------  -------  --------  ----------  -------  -------

BALANCE, JUNE 30, 2003                 158,000  $     2  $  1,618  $   2,236   $   55   $3,911
                                       =======  =======  ========  ==========  =======  =======

BALANCE, DECEMBER 31, 2003             158,000  $     2  $  1,618  $   2,355   $   (2)  $3,973

Net income for the period                                                180               180
                                                                                        -------

Other comprehensive loss, net of tax                                             (214)    (214)
                                                                                        -------

Comprehensive loss                                                                         (34)

Cash dividend ($1.00 per share)                                         (158)             (158)
                                       -------  -------  --------  ----------  -------  -------

BALANCE, JUNE 30, 2004                 158,000  $     2  $  1,618  $   2,377   $ (216)  $3,781
                                       =======  =======  ========  ==========  =======  =======


                  See notes to condensed consolidated financial statements.

                            DARLINGTON COUNTY BANCSHARES, INC.

                      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        (UNAUDITED)


                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                         ------------------
(Dollars in thousands)                                                     2004      2003
                                                                         --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $   180   $   134
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Accretion less amortization on investments                           26         -
         Depreciation                                                         43        40
         Provision for loan losses                                            36        42
         Gain on sales of securities available-for-sale                        -       (20)
         (Increase) decrease in other assets                                   3       (39)
         Decrease in other liabilities                                       (24)      (35)
                                                                         --------  --------
            Net cash provided by operating activities                        264       122
                                                                         --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities of securities held-to-maturity                    85        80
   Proceeds from sales of investment securities available-for-sale             -       835
   Proceeds from calls and maturities of securities available-for-sale     4,283     2,172
   Purchase of investment securities available-for-sale                   (4,084)   (5,095)
   Purchase of investment securities held-to-maturity                       (512)        -
   Net (increase) decrease in loans                                          806      (590)
   Purchase of equipment                                                     (21)       (2)
                                                                         --------  --------
            Net cash provided by (used for) investing activities             557    (2,600)
                                                                         --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposit accounts                                          707     2,118
   Cash dividends paid                                                      (158)     (158)
                                                                         --------  --------
            Net cash provided for financing activities                       549     1,960
                                                                         --------  --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       1,370      (518)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             2,746     3,530
                                                                         --------  --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $ 4,116   $ 3,012
                                                                         ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Decrease in net unrealized gains on securities available-for-sale     $  (214)  $   (12)
                                                                         ========  ========
CASH PAID FOR
   Interest                                                              $   163   $   190
                                                                         ========  ========
   Income taxes                                                          $    45   $    76
                                                                         ========  ========


                 See notes to condensed consolidated financial statements.

                       DARLINGTON COUNTY BANCSHARES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION
------------------------------

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and item 310(b) of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

NOTE 2 - NET INCOME PER SHARE
-----------------------------

Net income per share is computed on the basis of the weighted average number of common shares outstanding in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share". Darlington County Bancshares, Inc.
does not have any instruments which are dilutive; therefore, only basic net income per share of common stock is presented.

                       DARLINGTON COUNTY BANCSHARES, INC.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION AND RESULTS OF
--------------------------------------------------------------------------------
OPERATIONS
----------

The following is a discussion of our financial condition as of June 30, 2004 compared to December 31, 2003, and the results of operations for the six and three months ended June 30, 2004 compared to the six and three months ended June 30, 2003. These comments should be read in conjunction with our condensed financial statements and accompanying notes appearing in this report and in conjunction with the financial statements and related notes and disclosures in our Annual Report on Form 10-KSB for the year ended December 31, 2003.


RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2004
------------------------------------------------------

Our net income for the six months ended June 30, 2004 was $180,000 or $1.14 per share as compared to $134,000 or $0.84 per share for the six months ended June 30, 2003.

NET INTEREST INCOME
-------------------

Net interest income is the difference between the interest earned on earning assets and the interest paid for funds acquired to support those assets. Net interest income, the principal source of our earnings, was $732,000 and $681,000 for the six months ended June 30, 2004 and 2003, respectively.

Changes that affect net interest income are changes in the average rate earned on interest-earning assets, changes in the average rate paid on interest-bearing liabilities, and changes in the volume of interest-earning assets and interest-bearing liabilities.


Average interest-earning assets for the six months ended June 30, 2004 increased by $5,137,686 or 17.5% over the same period in 2003, while average interest-bearing liabilities increased by $3,891,586 or 17.0% comparing the six months ended June 30, 2004 and 2003.

                                          AVERAGE BALANCES, INCOME AND EXPENSES, AND RATES
                                                   SIX MONTHS ENDED JUNE 30, 2004
                                          ------------------------------------------------
                                              AVERAGE          INCOME/       ANNUALIZED
                                              BALANCE          EXPENSE       YIELD/RATE
                                          ----------------  -------------  ---------------
   Federal funds sold                     $      3,278,132  $      15,000            0.92%

   Investment securities                        11,244,386        184,000            3.28%

   Loans                                        19,976,971        697,000            7.00%
                                          ----------------  -------------  ---------------

      Total earning assets                $     34,499,489        896,000            5.21%
                                          ================

      Total interest bearing liabilities  $     26,787,757        164,000            1.23%
                                          ================  -------------  ---------------

   Net interest spread                                                               3.98%

   Net interest income/margin                               $     732,000            4.26%
                                                            =============  ===============

                                          AVERAGE BALANCES, INCOME AND EXPENSES, AND RATES
                                                   SIX MONTHS ENDED JUNE 30, 2004
                                          ------------------------------------------------
                                              AVERAGE          INCOME/       ANNUALIZED
                                              BALANCE          EXPENSE       YIELD/RATE
                                          ----------------  -------------  ---------------
   Federal funds sold                     $      3,461,084  $      20,000            1.16%

   Investment securities                         6,825,556        134,000            3.90%

   Loans                                        19,075,162        713,000            7.48%
                                          ----------------  -------------  ---------------

      Total earning assets                $     29,361,802        867,000            5.91%
                                          ================

      Total interest bearing liabilities  $     22,896,171        186,000            1.62%
                                          ================  -------------  ---------------

   Net interest spread                                                               4.29%

   Net interest income/margin                               $     681,000            4.64%
                                                            =============  ===============

                       DARLINGTON COUNTY BANCSHARES, INC.

As reflected above, for the first six months of 2004 the average yield on earning assets amounts amounted to 5.21%, while the average cost of interest-bearing liabilities was 1.23%. For the same period of 2003, the average yield on earning assets was 5.91% and the average cost of interest-bearing liabilities was 1.62%. The decrease in the yield on earning assets is attributable to a decrease in the yield on all interest earning assets. The net interest margin is computed by subtracting interest expense from interest income and dividing the resulting figure by average interest-earning assets. The net interest margin for the period ended June 30, 2004 was 4.26% and for 2003 was 4.64%.

NONINTEREST INCOME
------------------

Noninterest income for the six months ended June 30, 2004 and 2003 was $189,000 and $193,000, respectively. There were no gains on sales of securities during the six months ended June 30, 2004, while there were $20,000 of gains on sales of securities for the six months ended June 30, 2003. Service charges on deposit accounts increased $8,000 or 4.94% to $170,000 when comparing the six months ended June 30, 2004 to 2003.

NONINTEREST EXPENSES
--------------------

Noninterest expenses for the six months ended June 30, 2004 and 2003 were $615,000 and $633,000, respectively. Noninterest expenses decreased primarily due to lower salaries and benefits, which were lower primarily as a result of the retirement of our former president at year end who was replaced by our executive vice president.

PROVISION FOR LOAN LOSSES
-------------------------

The allowance for loan losses was 1.12% of loans as of June 30, 2004, compared to 1.05% at December 31, 2003. The provision for loan losses was $36,000 and $42,000 for the six months ended June 30, 2004 and 2003, respectively.
Management reviews the adequacy of the allowance on an ongoing basis and believes the allowance is adequate.

Risks are inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We maintain an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate. Thus, charge-offs in future periods could exceed the allowance for loan losses, or substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital. Based on present information, we believe the allowance for loan losses is adequate at June 30, 2004 to meet presently known and inherent risks in the loan portfolio.

RESULTS OF OPERATIONS - THREE MONTHS ENDED JUNE 30, 2004
--------------------------------------------------------

Our net income for the second quarter of 2004 was $87,000 or $0.55 per share compared to $77,000 or $0.48 per share for the second quarter of 2003.

NET INTEREST INCOME
-------------------

Net interest income is the difference between the interest earned on earning assets and the interest paid for funds acquired to support those assets. Net interest income, the principal source of our earnings, was $371,000 and $342,000 for the quarters ended June 30, 2004 and 2003, respectively.

NONINTEREST INCOME
------------------

Noninterest income for the three months ended June 30, 2004 and 2003 was $91,000 and $107,000, respectively. Noninterest income decreased from the prior year due to not having any gains on sales of securities for the quarter ended June 30, 2004, while there were $20,000 gains on sales of securities for the quarter ended June 30, 2003. Service charges on deposit accounts had no change for the three months ended June 30, 2003 compared to the same period in 2004.

NONINTEREST EXPENSES
--------------------

                       DARLINGTON COUNTY BANCSHARES, INC.

Noninterest expenses for the three months ended June 30, 2004 and 2003 were $313,000 and $311,000, respectively. Noninterest expenses increased due to increased furniture and fixtures expense and other operating expenses, partially offset by decreases in salaries and employee benefits. These increases were due to the normal growth of our bank.

PROVISION FOR LOAN LOSSES
-------------------------

The provision for loan losses was $18,000 and $24,000 for the three months ended June 30, 2004 and 2003, respectively.

FINANCIAL CONDITION
-------------------

LIQUIDITY
---------

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of liabilities. We manage both assets and liabilities to achieve appropriate levels of liquidity. Cash and short-term investments are our primary sources of asset liquidity. These funds provide a cushion against short-term fluctuations in cash flow from both deposits and loans. The investment portfolio is our principal source of secondary asset liquidity. However, the availability of this source of funds is influenced by market conditions. Management believes that our liquidity sources are adequate to meet our operating needs. However, we have approximately $2,500,000 of unused lines of credit to purchase federal funds should additional funding sources be needed.

OFF-BALANCE SHEET RISK
----------------------

Through the operations of our bank, we have made contractual commitments to extend credit in the ordinary course of our business activities. These commitments are legally binding agreements to lend money to our customers at predetermined interest rates for a specified period of time. At June 30, 2004, we had issued commitments to extend credit of $5,038,000 through various types of commercial lending arrangements. We evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by us upon extension of credit, is based on our credit evaluation of the borrower. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, and commercial and residential real estate. We manage the credit risk on these commitments by subjecting them to normal underwriting and risk management processes.

INVESTMENT SECURITIES
---------------------

Total investment securities decreased $74,000 during the first six months of 2004. This decrease was due to a decrease in securities available-for-sale of $500,000, partially offset by an increase in securities held-to-maturity of $426,000. Excess funds generated from deposit growth were invested in securities held-to-maturity.

LOANS
-----

Loans decreased slightly during the first six months of 2004. Net loans decreased $842,000 or 4.14%, during the period. As shown below, the main component of the decrease in the loan portfolio was real estate-mortgage loans which decreased $463,000, or 4.87%, from December 31, 2003 to June 30, 2004. Balances within the major loans receivable categories as of June 30, 2004 and December 31, 2003 are as follows:

                                                 JUNE 30,    DECEMBER 31,
                                                   2004          2003
                                                -----------  -------------
    Real estate - construction                  $ 1,382,000  $   1,231,000
    Real estate - mortgage                        9,048,000      9,511,000
    Commercial and industrial                     3,537,000      3,755,000
    Agriculture                                     921,000        931,000
    Consumer and other                            4,819,000      5,115,000
                                                -----------  -------------
                                                $19,707,000  $  20,543,000
                                                ===========  =============

DEPOSITS
--------

Total deposits increased $707,000 or 2.24% to $32,275,000 during the first six months of 2004. The largest increase was in savings and NOW accounts which increased $1,739,000 to $20,995,000 at June 30, 2004. Money market accounts are included in this total and we believe we offer a higher interest rate on money market accounts than do our competitors. Money market accounts are an important source of our deposits and we anticipate continuing to offer competitive rates on such deposits in the near future.

                       DARLINGTON COUNTY BANCSHARES, INC.

CAPITAL RESOURCES
-----------------

Our capital base decreased by $192,000 during the first six months of 2004. This net change includes an increase to equity for net income of $180,000 offset by a decrease in unrealized gains on investment securities of $214,000 and cash dividends paid of $158,000.

The Federal Deposit Insurance Corporation has issued guidelines for risk-based capital requirements. As of June 30, 2004, we exceed the capital requirement levels that are to be maintained.

                                                               WELL CAPITALIZED   ADEQUATELY CAPITALIZED
                                                  ACTUAL          REQUIREMENT           REQUIREMENT
                                              ---------------  -----------------  ----------------------
    ( Dollars in thousands)                   AMOUNT   RATIO    AMOUNT    RATIO      AMOUNT      RATIO
                                              -------  ------  --------  -------  -----------  ---------

    Total capital (to risk-weighted assets)   $ 4,218  18.04%  $  2,339    10.0%  $     1,871       8.0%

    Tier 1 capital (to risk weighted assets)  $ 3,997  17.09%  $  1,403     6.0%  $       935       4.0%

    Tier 1 capital (to average assets)        $ 3,997  10.92%  $  1,830     5.0%  $     1,464       4.0%

CRITICAL ACCOUNTING POLICIES
----------------------------

We have adopted various accounting policies which govern the application of accounting principles generally accepted in the United States in the preparation of our financial statements. Our significant accounting policies are described in the notes to the consolidated financial statements at December 31, 2003 as filed in our annual report on Form 10-KSB. Certain accounting policies involve significant judgments and assumptions by us which have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies to be critical accounting policies. The judgments and assumptions we use, which we believe to be reasonable under the circumstances, are based on the historical experience and other factors. Because of the nature of the judgments and assumptions we make, actual results could differ from these judgments and estimates, which could have a major impact on our carrying values of assets and liabilities and our results of operations.

We believe the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of our consolidated financial statements. Refer to the portions of our 2003 Annual Report on Form 10-KSB and this Form 10-QSB that address our allowance for loan losses for a description of our processes and methodology for determining our allowance for loan losses. There have been no significant changes in our critical accounting policies since December 31, 2003.

EFFECTS OF REGULATORY ACTION
----------------------------

Our management is not aware of any current recommendations by regulatory authorities, which if they were to be implemented, would have a material effect on liquidity, capital resources, or operations.

                                   APPENDIX E
                                   ----------

              FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
                  ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2003

                           DARLINGTON BANCSHARES, INC.


DESCRIPTION OF BUSINESS

                                     GENERAL

Darlington County Bancshares, Inc. was organized in July 1999 for the purpose of being the holding company for Darlington County Bank (the "Bank"). On July 1, 1999, pursuant to a Plan of Merger approved by the stockholders, all of the outstanding shares of common stock of the Bank were exchanged for shares of common stock of the Company. The Company presently engages in no other business other than that of owning the Bank, has no employees and operates as one business segment. The Company is subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

Prior to the organization of the Company, the Bank filed its periodic securities
- related reports with the Federal Deposit Insurance Corporation. Beginning July 1, 1999, with the formation of the bank holding company, the Company became subject to the informational requirements of the Securities Exchange Act of 1934.

Darlington County Bank was incorporated under the laws of South Carolina and began operations on March 10, 1986 as a community bank.

The Company's principal offices are located at 202 Cashua Street, Darlington, South Carolina 29532. The Company's telephone number is (843) 395-1956. The Bank's sole branch is also located in this facility.

The Bank provides a variety of services and products to small business and individual customers. The Bank's services include checking accounts, NOW accounts, certificates of deposit, money market accounts, savings accounts, real estate loans, overdraft protection, lines of credit, and personal and business use loans. The Bank has no material concentration of deposits from one customer or group of customers. No significant portion of loans is concentrated within a single industry or group of related industries. There are no material seasonal factors that would have an adverse effect on the Bank.

The Company's significant accounting policies are included throughout the following discussion and are summarized in Note 1 of the Company's 2003 consolidated financial statements.

                          DARLINGTON BANCSHARES, INC.

The Bank serves its customers from one location. It primarily services individuals and small businesses in the South Carolina midlands region.

The Bank competes with one other community bank and a credit union as well as three other major banks. In Darlington County, such competitors have broader geographical markets and higher lending limits than the Bank and may, therefore, make more effective use of media advertising, support services and electronic technology than can the Bank.

Competition between commercial banks and thrift institutions (savings and loan associations and credit unions) has been intensified significantly by the elimination of many previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking which previously had been the sole domain of commercial banks. The Company believes that recent legislation, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in the almost total elimination of practical distinctions between a commercial bank and thrift institution. Consequently, competition among financial institutions of all types is virtually unlimited with respect to legal ability and authority to provide most financial services.

                               NET INTEREST INCOME

AVERAGE BALANCES, INCOME AND EXPENSES AND RATES. The following tables set forth, for the periods indicated, certain information related to the Bank's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities and are then annualized. Average balances have been derived from the daily balances throughout the periods indicated:

AVERAGE BALANCES, INCOME AND EXPENSES AND RATES

                                                               FOR THE YEAR ENDED
                                          --------------------------------------------------------
                                                DECEMBER 31, 2003             DECEMBER 31, 2002
                                          ----------------------------  --------------------------
                                          AVERAGE    INCOME/     YIELD/    AVERAGE    INCOME/    YIELD/
(Dollars in thousands)                    BALANCE    EXPENSE      RATE     BALANCE    EXPENSE     RATE
                                         ---------  ---------  ---------  ---------  ---------  ---------
ASSETS:
Earning Assets:
  Loans (1)                              $  19,883  $   1,454       7.31% $  18,468  $   1,428      7.73%
    Securities, taxable                      7,771        276       3.55      7,566        340      4.49
    Securities, nontaxable                     416         21       5.04        667         29      4.35
    Federal funds sold and other             2,991         31       1.04      1,822         29      1.59
                                         ---------  ---------             ---------  ---------
      Total earning assets                  31,061      1,782       5.74     28,523      1,826      6.40
                                         ---------  ---------             ---------  ---------
  Cash and due from banks                    1,057                            1,064
  Premises and equipment                       973                            1,035
  Other, less reserve for loan losses          190                              208
                                         ---------                        ---------
      Total assets                       $  33,281                         $ 30,830
                                         =========                        =========
LIABILITIES:
  Interest-Bearing Liabilities:
    Savings deposits                     $   2,305  $      25       1.08%  $  2,351  $      41      1.74%
    Time deposits                            6,109        121       1.98      7,680        209      2.72
    NOW and money market                    15,851        228       1.44     12,120        219      1.81
                                         ---------  ---------             ---------  ---------
     Total interest-bearing liabilities     24,265        374       1.54     22,151        469      2.12
                                         ---------  ---------             ---------  ---------
  Demand deposits                           5,012                             4,789
  Accrued interest and other liabilities       148                              143
  Stockholders' equity                       3,856                            3,747
                                         =========                        =========
      Total liabilities and shareholders'
    equity                               $  33,281                                   $  30,830
Net interest spread                                                4.20%                            4.28%
Net interest income                                 $   1,408                        $   1,357
                                                                                     =========
Net interest margin                                                4.53%                            4.76%


(1)  The  effect  of  loans  in  nonaccrual  status  and  fees  collected is not significant to the computations.  All  loans  and  deposits  are  domestic.

                          DARLINGTON BANCSHARES, INC.

Net interest income, the principal source of earnings, is the difference between the income earned on earning assets (primarily loans and investment securities) and the interest expenses incurred on interest bearing liabilities (mainly deposits). The net interest spread represents the differential between the yield earned on average earning assets and the rate paid on the average interest-bearing liabilities. The net interest yield represents net interest income divided by average earning assets.

Net interest income in 2003 increased $50,658 or 3.73% from net interest income in 2002. The increase was primarily a result of lower rates on deposit accounts. Interest income in 2003 decreased $42,807 or 2.34% from the corresponding amount earned in 2002. Interest expense in 2003 decreased $93,465 or 19.97% from the amount paid in 2002. The net interest margin decreased to 4.53% in 2003 from 4.76% in 2002.

ANALYSIS OF CHANGES IN NET INTEREST INCOME. The following table sets forth the effect that the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net interest income from 2003 to 2002.

                                           2003 COMPARED WITH 2002
                                     ----------------------------------
                                      VARIANCE
                                       DUE TO
(Dollars in thousands)               VOLUME(1)   RATE(1)    TOTAL
                                     ----------  ----------  ----------
EARNING ASSETS
Loans                                $      106  $      (80) $      26
Securities, taxable                           9         (73)       (64)
Securities, nontaxable                      (12)          5         (7)
Federal funds sold and other                 14         (11)         3
                                     ----------  ----------  ----------
    Total interest income                   117        (159)       (42)

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
  Savings                                    (1)        (14)       (15)
  NOW and money market                       60         (51)         9
  Time deposits                             (38)        (49)       (87)
                                     ----------  ----------  ----------
    Total interest-bearing liabilities       21        (114)       (93)
                                     ----------  ----------  ----------
    Net interest income              $       96  $      (45) $      51
                                     ==========  ==========  ==========

(1) Volume-rate changes have been allocated to each category based on the percentage of the total change.


                                 LOAN PORTFOLIO

The Bank engages in a full complement of lending activities, including commercial, consumer, installment and real estate loans.

Commercial loans are spread across various industry groups, with no single industry accounting for a significant amount of the portfolio. Commercial loans are made on either a secured or unsecured basis. When taken, security consists of liens on real property, inventories, receivables, equipment, and furniture and fixtures. Unsecured commercial loans are generally short-term with emphasis on repayment strengths and low debt to net worth ratios. At December 31, 2003, approximately $1,410,694 of loans were unsecured.

Consumer loans are primarily secured installment loans to individuals for personal, family and household purposes, including automobile loans and pre-approved lines of credit.

                          DARLINGTON BANCSHARES, INC.

Management believes that the loan portfolio is adequately diversified. There are no foreign loans in the portfolio. The following table presents the major categories of loans in the Bank's loan portfolio and total amount of all loans at December 31, 2003 and 2002:

(Dollars in thousands)                        2003     2002
                                             -------  -------
Real estate - mortgage                       $ 9,511  $ 8,714
Real estate - construction                     1,231      732
Commercial and industrial                      3,755    3,797
Loans to individuals for household, family
  and other consumer expenditures              3,955    4,001
Agriculture                                      931    1,034
All other loans, including overdrafts          1,139      719
Deferred loan origination costs                   20       18
                                             -------  -------
                                             $20,542  $19,015
                                             =======  =======

Accrual of interest is discontinued on a loan when management of the Bank determines, after consideration of economic and business factors affecting collection efforts, that collection of interest is doubtful. At December 31, 2003, and 2002 the Bank had approximately $71,097 and $58,800 in non-accruing loans, respectively.

With respect to the loans accounted for on a non-accrual basis, the gross interest income that would have been recorded if the loans had been current in accordance with their original terms and outstanding throughout the period or since origination amounts to $5,731 for the year ended December 31, 2003 and $3,900 for the year ended December 31, 2002.

As of December 31, 2003, there were no loans classified for regulatory purposes as doubtful, substandard or special mention which (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

At  December  31,  2003, management is not aware of any potential problem loans.

The Bank accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". This standard requires that all creditors value a loan at the loan's fair value if it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan's effective interest rate. SFAS No. 114 was amended by SFAS No. 118 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosures about how a creditor recognizes interest income on an impaired loan. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off.

A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting. As of December 31, 2003 and 2002 the Bank had no impaired loans.

                          DARLINGTON BANCSHARES, INC.

                            ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is based on management's ongoing evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's estimate of anticipated credit losses. Loans are charged against the allowance at such time as they are determined to be losses. Subsequent recoveries are credited to the allowance. The allowance for loan losses is estimated by applying average loss percentages to accounts graded by management as substandard or doubtful and adding a percentage of all outstanding loans to allow for unidentified losses inherent in the portfolio. Management reviews loans that are exhibiting signs of weakness and grades those loans according to the borrowers' financial status, ability to repay, estimated collateral values, etc. Management considers the year-end allowance appropriate and adequate to cover possible losses in the loan portfolio. However, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required.

The Bank is subject to regulatory examinations which include a review of the methodology used to calculate loan losses and the size of the allowance for loan losses in comparison to a group of peer banks identified by the regulatory agencies. Regulatory agencies may require additions to the allowance for loan losses based upon the regulators' credit evaluations and information available to them at the time of their examination.

In assessing the adequacy of the allowance, management relies predominantly on its ongoing review of the loan portfolio, which reviews specific loans for potential charge-off as well as an assessment of the portfolio in the aggregate.

On December 31, 2003 and 2002, the allowance for loan losses was $214,621 and $205,728, respectively. The ratio of the allowance for loan losses to loans outstanding was 1.04% at December 31, 2003 and 1.08% at December 31, 2002. During 2003, the Bank experienced net charge-offs of $99,107 compared to net charge-offs of $52,080 in the prior year.

The Bank made recoveries of loans previously charged off of $16,277 and $786 for the years ended December 31, 2003 and 2002, respectively.

The Bank made provisions for loan losses of approximately $108,000 and $70,000 for the years ended December 31, 2003 and 2002, respectively.

Management continues to closely monitor the levels of non-performing and potential problem loans and will address the weaknesses in these loans to enhance the ultimate collection or recovery on these assets. Should increases in the overall level of non-performing and potential problem loans accelerate from the historical trend, management will adjust the methodology for determining the allowance for loan losses and will increase the provision and allowance for loan losses. This would likely decrease net income.

The following table summarizes changes in the allowance arising from charge-offs and recoveries by category and additions to the allowance which have been charged to expense for the years ended December 31, 2003 and 2002.

                                 2003       2002
                              ----------  ----------

Balance at beginning of year  $  205,728  $ 187,808
Charge-offs
  Commercial and industrial      (25,384)   (12,000)
  Consumer                       (90,000)   (40,866)
                              ----------  ----------
    Total charge-offs           (115,384)   (52,866)
                              ----------  ----------
Recoveries
  Commercial and industrial        9,277          -
  Real estate                          -          -
  Consumer                         7,000        786
                              ----------  ----------
    Total recoveries              16,277        786
                              ----------  ----------
Net charge-offs                  (99,107)   (52,080)
Provision for loan losses        108,000     70,000
                              ----------  ----------
Balance at end of year        $  214,621  $ 205,728
                              ==========  ==========

                          DARLINGTON BANCSHARES, INC.

The following table presents the allocation of the allowance for loan losses at December 31, 2003 and 2002, based on the percentage of total loans in each category for the applicable year. Management does not segregate the allowance by category, and the entire allowance is available to absorb losses from all categories.

                                     2003                   2002
                            ----------------------  ----------------------
                                        PERCENT OF              PERCENT OF
(Dollars in thousands)        AMOUNT       TOTAL      AMOUNT      TOTAL
                            ----------  ----------  ----------  ----------
Commercial and industrial   $   39,276      18.30%  $   41,146      20.00%
Real estate:
  Construction                  12,877       6.00        7,818       3.80
  Mortgage                      99,370      46.30       94,223      45.80
Consumer                        63,098      29.40       62,541      30.40
                            ----------  ----------  ----------  ----------
    Total                   $  214,621      100.0%  $  205,728      100.0%
                            ==========  ==========  ==========  ==========

Management considers the allowance for loan losses adequate to cover inherent losses on loans outstanding as of December 31, 2003. The determination of the allowance for loan losses using the Bank's procedures and methods is based upon judgments and assumptions about future economic conditions and other factors affecting loans. No assurance can be given that the Bank will not sustain losses which are sizeable in comparison to the amount reserved or that subsequent evaluation of the loan portfolio will not require changes to the allowance for loan losses. The allowance for loan losses is also subject to review by regulatory agencies through periodic examinations. Such examination could result in required changes to the allowance for loan losses.

INVESTMENTS

The Bank invests primarily in federal agency obligations and mortgage backed securities. Federal agency obligations are guaranteed by the United States.

The amortized cost and approximate fair value of investment securities, including maturities, are summarized at December 31 in the table below. Weighted-average yields on investment securities available for sale are based on amortized cost. The weighted-average yields on state, county and municipal securities are calculated on a fully taxable equivalent basis using a federal tax rate of 34.00%.

                                      2003
                              -------------------------    WEIGHTED-
(Dollars in thousands)         AMORTIZED        FAIR        AVERAGE
                                 COST          VALUE         YIELD
                             ------------  ------------  ------------
AVAILABLE FOR SALE
------------------
Federal agencies
  One to five years          $      4,496  $      4,502         2.97%
                             ------------  ------------  ------------
Mortgage backed
  One to five years                   886           880         2.84
  Five to ten years                 5,164         5,165         3.64
  After ten years                     522           517         4.30
                             ------------  ------------  ------------
                                    6,572         6,562         3.58
                             ------------  ------------  ------------
    Total available for sale $     11,068  $     11,064
                             ============  ============
HELD TO MATURITY
----------------
State, county and municipal
  Less than one year         $         85  $         87         6.54
                             ------------  ------------  ------------
    Total held to maturity   $         85  $         87         6.54
                             ============  ============  ============

                          DARLINGTON BANCSHARES, INC.

                                       2002
                              -------------------------   WEIGHTED-
(Dollars in thousands)         AMORTIZED        FAIR       AVERAGE
                                 COST          VALUE        YIELD
                             ------------  ------------  ------------
AVAILABLE FOR SALE
Federal agencies
  One to five years          $      2,595  $      2,622         4.36%
                             ------------  ------------  ------------
Mortgage backed
  Less than one year                  369           376         5.81
  Five to ten years                 1,488         1,503         4.05
  After ten years                   1,364         1,403         5.61
                             ------------  ------------  ------------
                                    3,221         3,282         4.91
                             ------------  ------------  ------------
    Total available for sale $      5,816  $      5,904
                             ============  ============

HELD TO MATURITY
State, county and municipal
  Less than one year         $         80  $         81         6.39%
  One to five years                    87            90         6.50
  Five to ten years                   474           482         6.02
                             ------------  ------------  ------------
    Total held to maturity   $        641  $        653         6.13
                             ============  ============  ============

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on an average maturity life computation of the underlying collateral. The mortgage-backed securities may mature earlier than their average maturity lives because of principal prepayments.

Investment securities with an aggregate amortized cost of approximately $1,500,896 ($1,496,602 fair value) and $1,200,000 ($1,205,000 fair value) at
December 31, 2003 and 2002, respectively, were pledged to secure public deposits and for other purposes.

The Bank accounts for investment securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Debt securities are classified upon purchase as available for sale, held to maturity or trading. Such assets classified as available for sale are carried at fair value. Unrealized gains or losses are reported as a component of shareholders' equity net of deferred income taxes. Securities classified as held to maturity are carried at cost and adjusted for the amortization of premiums and the accretion of discounts. In order to qualify as held to maturity, the Bank must have the ability to hold the securities to maturity. Trading securities are carried at market value. The Bank has no trading securities. Gains or losses on disposition of securities are based on the difference between the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

                                    DEPOSITS

The Bank offers a full range of interest-bearing and noninterest-bearing accounts, including commercial and retail checking accounts, negotiable orders of withdrawal ("NOW") accounts, money market accounts, individual retirement accounts, regular interest-bearing statement savings accounts and certificates of deposit with fixed rates and a range of maturity date options. The sources of deposits are residents, businesses and employees of businesses within the midlands region. The Bank pays competitive interest rates on interest checking, savings, money market, time and individual retirement accounts.

The Bank's average interest-bearing deposits in 2003 were $24,265,000, compared to $22,151,000, in the prior year, an increase of $2,114,000 or 9.54%. The largest increase was in money market accounts as a result of us paying higher rates on these accounts than do our competitors. The Bank typically pays higher money market rates in order to maintain the deposit base at the desired level. Noninterest-bearing deposits increased from 2002 to 2003 primarily as a result of deposits made by a large customer in the fourth quarter of 2003.The following tables presents, for the years ended December 31, 2003 and 2002, the average amount and average rate paid on each of the following deposit categories:

                          DARLINGTON BANCSHARES, INC.

                                     2003                 2002
                              -------------------  --------------------
                              AVERAGE   AVERAGE     AVERAGE    AVERAGE
(Dollars in thousands)        AMOUNT   RATE PAID    AMOUNT    RATE PAID
                              -------  ----------  ---------  ---------
Noninterest-bearing deposits  $ 5,012        0.00% $   4,789      0.00%
Interest-bearing deposits
  Savings deposits              2,305        1.08      2,351      1.74
  NOW and money market         15,851        1.44     12,117      1.81
  Time deposits                 6,109        1.98      7,680      2.72

The Bank's core deposits consist of consumer time deposits, savings accounts, NOW accounts, money market accounts and checking accounts. Although such core deposits are becoming increasingly interest sensitive for both the Bank and the industry as a whole, such core deposits continue to provide the Bank with a large and stable source of funds. The Bank closely monitors its reliance on certificates of deposit greater than $100,000, which are generally considered less stable and less reliable as a source of funds than core deposits.

At December 31, 2003 and 2002, certificates of deposit of $100,000 or more totaled $906,887 and $773,000, respectively. At December 31, 2003, approximately $430,635 matures within three months, and $349,902 matures over three through six months.


                           RETURN ON EQUITY AND ASSETS

The following table presents certain ratios relating to the Company's equity and assets:

                                          YEARS ENDED
                                          DECEMBER 31,
                                        ---------------
                                         2003    2002
                                        ------  -------
Return on average total assets            0.76%   1.04%
Return on average stockholders' equity    6.59    8.57
Cash dividend payout ratio               62.10   49.19
Average equity to average assets ratio   11.58   12.15

                                    DIVIDENDS

South Carolina banking regulations require that cash dividends paid to shareholders receive the prior written approval of the Commissioner of Banking. The Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the Commissioner of Banking provided that the Bank received a composite rating of one or two at the last Federal or State regulatory examination. Under Federal Reserve Board regulations, the amounts of loans or advances from the Bank to the parent company are also restricted. The Company paid a cash dividend of $1.00 per share in January 2003 to stockholders of record as of December 31, 2002. The Company paid a cash dividend of $1.00 per share in January 2002 to stockholders of record as of December 31, 2001.

                               IMPACT OF INFLATION

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Bank are primarily monetary in nature. Therefore, interest rates have a more significant impact on the Bank's performance than do the effects of changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide rate fluctuations, including those resulting from inflation.

                          DARLINGTON BANCSHARES, INC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

                                     GENERAL

The following discussion is intended to assist in understanding the financial condition and results of operations of the Company, and should be read in conjunction with the Company's consolidated financial statements and related notes filed with this report. Because the Bank is responsible for all of the Company's operations, the discussion will refer to the results of operations of the Bank.

                          CRITICAL ACCOUNTING POLICIES

The Company has adopted various accounting policies which govern the application of accounting principles generally accepted in the United States of America in the preparation of the Company's financial statements. The significant accounting policies of the Company are described in the footnotes to the consolidated financial statements.

Certain accounting policies involve significant judgments and assumptions by management which have a material impact on the carrying value of certain assets and liabilities. Management considers such accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates which could have a material impact on the carrying values of assets and liabilities and the results of operations of the Company.

                          DARLINGTON BANCSHARES, INC.

The Company believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the "Allowance for Loan Losses" sections above for a detailed description of the Company's estimation process and methodology related to the allowance for loan losses.

                              RESULTS OF OPERATIONS

2003 COMPARED  TO 2002

Net  income  for  the year ended December 31, 2003 was $254,416 compared to 2002 net income of $321,229. The Company earned $1.61 per common share in 2003 compared to $2.03 per common share in 2002. The decrease in net interest income is mainly attributable to a lower net interest margin as a result of significant interest rate reductions during the year.

Net interest income, which is the difference between interest earned on the Company's interest earning assets and interest paid on interest bearing liabilities, was $1,408,448 for the year ended December 31, 2003 compared to $1,357,790 for the year ended December 31, 2002. Net interest income, which is the main driver of the Company's earnings increased $50,658 or 3.73%. Net interest income increased in 2003 primarily because the drop in average rates on interest bearing liabilities exceeded the drop in average rates on interest earning assets.

Average earning assets were $31,061,000 or 93.32% of total average assets as compared to $28,523,000 or 92.52% of total average assets in 2002. The primary types of earning assets are loans, investment securities and short-term investments. Loans comprised approximately 64.01% of the Bank's total earning assets, while investment securities comprised 26.37% and short-term investments 9.62% in 2003.

Average loans increased $1,415,000 or 7.66% during 2003. The increase in loans in 2003 was primarily due to rates which encouraged refinancings and other loan growth. The average yield on loans decreased 42 basis points to 7.31%.

Commercial and industrial loans comprised 18.28% of the loan portfolio as of December 31, 2003, compared to 19.97% in 2002. Loans secured by real estate comprised 52.30% of the portfolio as of December 31, 2003, compared to 49.68% as of December 31, 2002. Consumer and other loans comprised 29.33% and 30.26% of the portfolio at December 31, 2003 and 2002, respectively.

During 2003 interest expense on deposits was $374,529, a decrease of $93,465 from 2002. During the year, the Bank was unable to decrease the average rate paid on time deposits as quickly and by the same magnitude that rates decreased on interest earning assets. As a result, the interest rate spread declined from 4.28% in 2002 to 4.20% in 2003.

The amount of net loans charged off in 2003 was approximately $99,107 compared to approximately $52,080 in 2002. The ratio of net charge-offs to average loans, net of unearned income, for 2003 was 0.48% as compared to 0.28% in 2002.

Provision for loan losses in 2003 was approximately $108,000 and in 2002 was approximately $70,000. The allowance for loan losses as a percentage of loans, net of unearned income, was 1.04% at December 31, 2003 and 1.08% at December 31, 2002. Loans greater than 90 days past due totaled $137,000 at December 31, 2003 compared to $188,000 at December 31, 2002. Management believes that the allowance for loan losses is adequate to cover losses inherent in the loan portfolio as of December 31, 2003.

Non-interest income decreased $29,779 or 7.83% in 2003 to $350,556. Service charges on deposit accounts decreased $41,990 or 11.76% while other service charges and fees decreased $12,554 or 54.01% in 2003. The decrease in service charges on deposit accounts was primarily attributable to a decrease in overdraft charges, which decreased $41,990, or 11.76% from the prior year.

Non-interest expense increased $62,066, or 5.19%, to $1,257,682 in 2003. Salaries and employee benefits expense increased $22,352 or 3.37% to $685,596 in 2003. Furniture and equipment expense increased $27,689 or 28.83% from prior year. The increase was primarily due to depreciation expenses and service contracts associated with new equipment. Other operating expense increased $35,473 or 20.39% in 2003 primarily as a result of increased professional fees for outsourced internal audit and compliance services.

                          DARLINGTON BANCSHARES, INC.

                         LIQUIDITY AND CAPITAL RESOURCES

CAPITAL RESOURCES

The capital base for the Company increased by $27,399 during 2003. This is comprised of $254,416 of net income and a negative charge of $69,017 in unrealized losses on available for sale securities offset by $158,000 paid in dividends to stockholders. The Company's equity to asset ratio was 11.15% on December 31, 2003, as compared to 13.04% on December 31, 2002.

The Federal Deposit Insurance Corporation has issued guidelines for risk-based capital requirements. As of December 31, 2003, the Bank exceeds the capital requirement levels that are to be maintained.

ANALYSIS OF CAPITAL AND CAPITAL RATIOS

(Dollars in thousands)                                                2003      2002
                                                                    --------  ----------
Tier 1 capital                                                      $  3,976  $   3,857
Tier 2 capital                                                           214        205
                                                                    --------  ----------
    Total qualifying capital                                        $  4,190  $   4,062
                                                                    ========  ==========

Risk-adjusted total assets (including off-balance-sheet exposures)  $ 23,950   $ 20,665
                                                                    ========  ==========

Risk-based capital ratios:
    Tier 1 risk-based capital ratio                                    16.60%     18.66%
    Total risk-based capital ratio                                     17.49%     19.66%
    Tier 1 leverage ratio                                              11.11%     12.51%

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

Asset/liability management is the process by which the Bank monitors and controls the mix and maturities of its assets and liabilities in order to promote stable growth in net interest income. The goal of liquidity management is to ensure the availability of adequate funds to meet the loan demand and the deposit withdrawal needs of bank customers. Maintaining an adequate level of liquidity is achieved through a combination of sufficient liquid assets, core deposit growth and access to alternate sources of funds which provide a sizable base from which to draw as liquidity needs arise.

At December 31, 2003, the Bank has an unused line of credit to purchase Federal funds from an unrelated bank totaling $2,500,000. This line of credit is available on a one to fourteen day basis for general corporate purposes of the Bank. The lender has reserved the right to withdraw this line at its option.

Interest sensitive assets and liabilities are those that are subject to repricing in the near term, including both floating rate instruments and those with approaching maturities. The interest sensitivity gap is the difference between total interest sensitive assets and liabilities in a given time period. The objective of interest rate sensitivity management is to maintain the difference between interest sensitive assets and liabilities at a level that will minimize the effects on the net interest margin of significant interest rate shifts.

The Bank's period and cumulative interest sensitivity positions which existed at year-end are as follows.

                          DARLINGTON BANCSHARES, INC.

INTEREST  SENSITIVITY  ANALYSIS


                                             GREATER
                                            AFTER ONE    AFTER THREE    THAN ONE
                                             WITHIN        THROUGH      THROUGH     WITHIN      YEAR OR
DECEMBER 31, 2003                              ONE          THREE        TWELVE       ONE        NON-
(Dollars in thousands)                        MONTH        MONTHS        MONTHS      YEAR      SENSITIVE    TOTAL
                                           -----------  -------------  ----------  ---------  -----------  --------
ASSETS
Earning assets:
  Loans                                    $     5,015  $       2,003  $    2,115  $   9,133  $    11,409   $20,542
  Securities                                        -               -          85         85       11,114    11,199
  Federal funds sold and other                   1,368              -           -      1,368            -     1,368
                                           -----------  -------------  ----------  ---------  -----------  --------
    Total earning assets                         1,368          5,976       2,200     10,586       22,523    33,109
                                           -----------  -------------  ----------  ---------  -----------  --------
LIABILITIES
Interest-bearing liabilities
  Interest-bearing deposits:
    Demand deposits                             17,355              -           -     17,355            -    17,355
    Savings deposits                             1,911              -           -      1,911            -     1,911
    Time deposits                                  687          1,527       3,634      5,848           80     5,928
                                           -----------  -------------  ----------  ---------  -----------  --------
      Total interest-bearing deposits           19,953          1,527       3,634     25,114           80    25,194
                                           -----------  -------------  ----------  ---------  -----------  --------
      Total interest-bearing liabilities        19,953          1,527       3,634     25,114           80    25,194
Period gap                                 $   (18,585) $       5,491   $  (1,434) $ (14,528) $    22,443
                                           ===========  =============  ==========  =========  ===========
Cumulative gap                             $    18,585) $     (13,094) $  (14,528) $ (14,528) $     7,915
                                           ===========  =============  ==========  =========  ===========
Ratio of cumulative gap to total
  earning assets                                (56.13)%       (39.55)%    (43.88)%   (43.88)%      23.91%


SOURCES AND USES OF FUNDS

                                                    DECEMBER 31,
                                     ---------------------------------------------
                                              2003               2002
                                     ------------------------  -------------------
                                                   PERCENT OF               PERCENT OF
(Dollars in thousands)                  AMOUNT       TOTAL        AMOUNT       TOTAL
                                     -----------  -----------  -----------  -----------
Composition of sources
  Demand deposits                    $     5,012        15.06% $     4,789       15.53%
  NOW and money market                    15,851        47.63       12,117       39.30
  Time and savings deposits                8,414        25.28       10,031       32.55
  Short-term borrowings                        -            -            3        0.01
  Other non interest-bearing funds           148         0.44          143        0.46
  Stockholders' equity                     3,856        11.59        3,747       12.15
                                     -----------  -----------  -----------  -----------
    Total sources                    $    33,281       100.00%     $30,830      100.00%
                                     ===========  ===========  ===========  ===========
Composition of uses
  Loans(1)                           $    19,883        59.74% $    18,468       59.90%
  Investment securities                    8,187        24.60        8,233       26.70
  Other earning assets                     2,991         8.99        1,822        5.92
  Other assets                             2,220         6.67        2,307        7.48
                                     -----------  -----------  -----------  -----------
    Total uses                       $    33,281       100,00%     $30,830      100.00%
                                     ===========  ===========  ===========  ===========

(1)  Loan balances stated net of unearned income

SOURCES OF FUNDS

Average sources of funds increased $2,451,000 to $33,281,000 from December 31, 2002 to December 31, 2003. This represents an increase of 7.95% in total average sources of funds. Average NOW and money market deposits increased $3,734,000 or 30.82%. This was partially offset by a decrease of $1,617,000, or 16.12% in time and savings deposits. Average loans increased $1,415,000 or 7.66% while average investment securities decreased $46,000 or 0.56% and other earning assets increased $1,169,000 or 64.16%, to account for the majority of the overall increase of total uses of funds in 2003.

                          DARLINGTON BANCSHARES, INC.

                         OFF BALANCE SHEET ARRANGEMENTS

The Bank is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include available credit on credit lines and commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial position. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments.

                                                  CONTRACT
                                                   AMOUNT
                                                ------------
Financial instruments whose contract amounts
  represent credit risk at December 31, 2003:
    Commitments to extend credit                $  4,793,976
                                                ============

Of these commitments to extend credit, $3,443,012 are at variable rates and $1,350,964 are at fixed rates.

Commitments to extend credit are agreements to lend as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation.

                      RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," an amendment of FASB Statement No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Pronouncement Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB Opinion No. 25. The provisions of SFAS No. 148 are effective for annual financial statements for fiscal years ending after December 15, 2002, and for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The disclosure-only provisions of SFAS 148 had no impact on the financial condition of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and loan commitments that relate to the origination of mortgage loans held for sale, and for hedging activities under SFAS No. 133. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the financial condition or operating results of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on the financial condition or operating results of the Company.

                          DARLINGTON BANCSHARES, INC.

In November 2002, the FASB issued Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others". FIN No. 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN No. 45 are effective for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of periods ending after December 15, 2002. The adoption of FIN No. 45 did not have a material effect on the Company's financial position or results of operations.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns, or both. FIN No. 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN No. 46 provides guidance for determining whether an entity qualifies as a variable interest entity by considering, among other considerations, whether the entity lacks sufficient equity or its equity holders lack adequate decision-making ability. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN No. 46 did not have a material effect on the Company's financial position or results of operations.

                                    INFLATION

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

                       DARLINGTON COUNTY BANCSHARES, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003




                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------


Independent Accountants' Report. . . . . . . . . . . . . . . . . . . . .     F-2
Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .     F-3
Consolidated Statements of Income. . . . . . . . . . . . . . . . . . . .     F-4
Consolidated Statements of Stockholders' Equity and Comprehensive Income     F-5
Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . . . .     F-6
Notes to Consolidated Financial Statements . . . . . . . . . . . . . . .  F-7-18

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------


The Directors and Stockholders
Darlington County Bancshares, Inc. and Subsidiary
Darlington, South Carolina


We have audited the accompanying consolidated balance sheets of Darlington County Bancshares, Inc. and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Darlington County Bancshares, Inc. and Subsidiary as of December 31, 2003 and 2002 and the results of their operations and cash flows for each of the years in the three year period ended December 31, 2003, in conformity with auditing standards generally accepted in the United States of America.



/s/ Elliott Davis, LLC
Columbia, South Carolina
January 9, 2004

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY
    The accompanying notes are an integral part of these consolidated financial statements.




                                      CONSOLIDATED BALANCE SHEETS



                                                                     DECEMBER 31,
                                                              --------------------------
                                                                  2003          2002
                                                              ------------  ------------
ASSETS

Cash and due from banks                                       $ 1,378,221   $ 1,144,161

Federal funds sold                                              1,368,000     2,386,000

Investment securities held to maturity
    (fair value $86,567 in 2003 and $653,556 in 2002)              85,353       641,054

Investment securities available for sale                       11,064,750     5,904,573

Other investments, at cost                                         50,405        50,405

Loans                                                          20,542,916    19,015,019

    Less allowance for loan losses                                (214,621)    (205,728)
                                                              ------------  ------------

      Net loans                                                 20,328,295   18,809,291

Premises and equipment                                             940,060    1,002,578

Accrued interest receivable                                        294,530      282,438

Other assets                                                       133,859       47,021
                                                              ------------  ------------

      Total assets                                            $ 35,643,473  $30,267,521
                                                              ============  ============

Liabilities and stockholders' equity
Deposits
  Demand                                                      $  6,384,380    4,606,528
  Savings and NOW                                               19,255,759   15,252,327
  Other time                                                     5,928,466    6,344,674
                                                              ------------  ------------

      Total deposits                                            31,568,605   26,203,529

Other liabilities                                                  101,788      118,311
                                                              ------------  ------------

      Total liabilities                                         31,670,393   26,321,840
                                                              ------------  ------------

Commitments and contingencies - Notes 9 and 14

Stockholders' equity
  Common stock - $.01 par value, 1,000,000 shares authorized,
    158,000 shares issued and outstanding                            1,580        1,580
  Capital in excess of par value of stock                        1,617,920    1,617,920
  Retained earnings                                              2,355,919    2,259,503
  Accumulated other comprehensive income (loss)                     (2,339)      66,678
                                                              ------------  ------------

      Total stockholders' equity                                 3,973,080    3,945,681
                                                              ------------  ------------

      Total liabilities and stockholders' equity              $ 35,643,473  $30,267,521
                                                              ============  ============

                        DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                           CONSOLIDATED STATEMENTS OF INCOME

                                                      FOR THE YEARS ENDED DECEMBER 31,
                                                     ----------------------------------
                                                        2003        2002        2001
                                                     ----------  ----------  ----------
INTEREST INCOME
  Loans                                              $1,453,502  $1,427,972  $1,536,015
                                                     ----------  ----------  ----------
  Investment securities
    Taxable                                             275,830     339,127     285,394
    Exempt from federal income taxes                     21,346      28,617      31,130
                                                     ----------  ----------  ----------
      Total interest on investment securities           297,176     367,744     316,524

  Federal funds sold                                     31,394      28,964     163,260
  Other                                                     905       1,104       1,822
                                                     ----------  ----------  ----------
      Total interest income                           1,782,977   1,825,784   2,017,621

INTEREST EXPENSE
  Deposits                                              374,529     467,994     791,742
                                                     ----------  ----------  ----------
      Net interest income                             1,408,448   1,357,790   1,225,879

Provision for loan losses                               108,000      70,000      59,992
                                                     ----------  ----------  ----------
      Net interest income after provision
      for loan losses                                 1,300,448   1,287,790   1,165,887

NONINTEREST INCOME
  Service charges on deposit accounts                   315,104     357,094     309,082
  Gain on sale of available for sale securities          24,765           -           -
  Other service charges and fees                         10,687      23,241      27,685
                                                     ----------  ----------  ----------
      Total noninterest income                          350,556     380,335     336,767
NONINTEREST EXPENSES
  Salaries and employee benefits                        685,596     663,244     630,724
  Occupancy                                              77,322      73,550      69,472
  Furniture and equipment                               123,721      96,032      80,147
  Office supplies                                        55,276      44,997      46,664
  Data processing fees                                  108,885     146,384     104,622
  Other operating                                       206,882     171,409     211,477
                                                     ----------  ----------  ----------
      Total noninterest expenses                      1,257,682   1,195,616   1,143,106
                                                     ----------  ----------  ----------
      Income before income taxes                        393,322     472,509     359,548
PROVISION FOR INCOME TAXES                              138,906     151,280     109,100
                                                     ----------  ----------  ----------
      Net income                                     $  254,416  $  321,229  $  250,448
                                                     ==========  ==========  ==========
NET INCOME PER SHARE OF COMMON STOCK                 $     1.61  $     2.03  $     1.59
                                                     ==========  ==========  ==========


    The accompanying notes are an integral part of these consolidated financial statements.

                               DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001


                                                           CAPITAL IN                 ACCUMULATED       TOTAL
                                          COMMON STOCK      EXCESS OF                  OTHER COM-      STOCK-
                                        -----------------   PAR VALUE    RETAINED      PREHENSIVE     HOLDERS'
                                        SHARES    AMOUNT    OF STOCK     EARNINGS    INCOME (LOSS)     EQUITY
                                        -------  --------  -----------  -----------  --------------  -----------
BALANCE, DECEMBER 31, 2000              158,000  $  1,580  $ 1,617,920  $2,003,826   $     (36,369)  $3,586,957
                                                                                                     -----------
  Net income                                                               250,448                      250,448
  Other comprehensive income, net of
    income taxes of $7,715:
    Unrealized gain on securities
      available for sale                                                                    14,982       14,982
                                                                                                     -----------
    Comprehensive income                                                                                265,430
  Cash dividend, $1.00 per share                                          (158,000)                    (158,000)
                                        -------  --------  -----------  -----------  --------------  -----------
BALANCE, DECEMBER 31, 2001              158,000     1,580    1,617,920   2,096,274         (21,387)   3,694,387
                                                                                                     -----------
  Net income                                                               321,229                      321,229
  Other comprehensive income, net of
    income tax of $45,367:
    Unrealized gain on securities
      available for sale                                                                    88,065       88,065
                                                                                                     -----------
    Comprehensive income                                                                                409,294
  Cash dividend, $1.00 per share                                          (158,000)                    (158,000)
                                        -------  --------  -----------  -----------  --------------  -----------

BALANCE, DECEMBER 31, 2002              158,000     1,580    1,617,920   2,259,503          66,678    3,945,681
                                                                                                     -----------
  Net income                                                               254,416                      254,416
  Other comprehensive income, net of
    income tax benefit of $1,205:
    Unrealized loss on securities
      available for sale                                                                   (53,415)     (53,415)
    Plus reclassification adjustments
      for gains included in net income                                                     (15,602)     (15,602)
                                                                                                     -----------
    Comprehensive income                                                                                185,399
  Cash dividend, $1.00 per share                                          (158,000)                    (158,000)
                                        -------  --------  -----------  -----------  --------------  -----------
BALANCE, DECEMBER 31, 2003              158,000  $  1,580  $ 1,617,920  $2,355,919   $      (2,339)  $3,973,080
                                        =======  ========  ===========  ===========  ==============  ===========

    The accompanying notes are an integral part of these consolidated financial statements.

                           DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                          -------------------------------------------
                                                              2003           2002           2001
                                                          -------------  ------------  --------------
OPERATING ACTIVITIES
  Net income                                              $    254,416   $   321,229   $     250,448
  Adjustments to reconcile net income to
    net cash provided by operating activities
    Depreciation                                                84,466        75,845          70,598
    Amortization and accretion                                  47,211        16,172           5,161
    Provision for loan losses                                  108,000        70,000          59,992
    Gain on sale of securities available for sale              (24,765)            -               -
    Loss on sale of premises and equipment                           -             -           4,057
    Deferred income taxes                                       22,350        22,000          36,000
    Changes in assets and liabilities:
      (Increase) decrease in accrued interest receivable       (12,092)      (28,725)        167,667
      Decrease (increase) in other assets                     (109,188)       94,108         (60,611)
      Increase (decrease) in other liabilities                   7,474        (1,102)        (40,729)
                                                          -------------  ------------  --------------
        Cash provided by operating activities                  377,872       569,527         492,583
                                                          -------------  ------------  --------------

INVESTING ACTIVITIES
  Decrease in federal funds sold                             1,018,000     1,127,000         907,000
  Proceeds from calls and maturities of investment
    securities held to maturity                                560,000        75,000               -
  Proceeds from calls and maturities of investment
    securities available for sale                            4,117,823     7,963,135       6,686,060
  Proceeds from sales of securities available for sale       1,340,360             -               -
  Purchase of investment securities available for sale     (10,738,119)   (6,122,031)     (9,642,485)
  Net increase in loans                                     (1,627,004)   (1,454,561)     (1,406,085)
  Proceeds from sale of premises and equipment                       -             -           7,384
  Purchases of premises and equipment                          (21,948)      (15,039)       (270,372)
                                                          -------------  ------------  --------------
        Cash provided by (used for) investing activities    (5,350,888)    1,573,504      (3,718,498)
                                                          -------------  ------------  --------------

FINANCING ACTIVITIES
  Dividends paid                                              (158,000)     (158,000)       (158,000)
  Increase (decrease) in deposits                            5,365,076    (1,155,583)      2,609,031
                                                          -------------  ------------  --------------
        Cash provided by (used for) financing activities     5,207,076    (1,313,583)      2,451,031
                                                          -------------  ------------  --------------

        Increase (decrease) in cash and due from banks         234,060       829,448        (774,884)

CASH AND DUE FROM BANKS, BEGINNING OF YEAR                   1,144,161       314,713       1,089,597
                                                          -------------  ------------  --------------

CASH AND DUE FROM BANKS, END OF YEAR                      $  1,378,221   $ 1,144,161   $     314,713
                                                          =============  ============  ==============

SUPPLEMENTAL DISCLOSURES
  Cash paid for:
    Interest                                              $    380,875   $   510,806   $     825,097
                                                          =============  ============  ==============

    Income taxes                                          $    151,200   $     7,799   $     175,967
                                                          =============  ============  ==============

    The accompanying notes are an integral part of these consolidated financial statements.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  ACTIVITIES
---------------------------------------------------------------------------

PRINCIPLES  OF  CONSOLIDATION  AND  NATURE  OF  OPERATIONS  -  Darlington County
----------------------------------------------------------
Bancshares, Inc. (the "Company") was organized in July 1999 for the purpose of being the holding company for Darlington County Bank (the "Bank"). The Company presently engages in no other business than that of owning the Bank, has no employees and operates as one business segment. The Company is subject to regulation by the Federal Reserve Board. The consolidated financial statements include the accounts of the Company and the Bank with all intercompany balances and transactions having been eliminated.

The Bank operates under a state charter and provides full banking services to its customers. The Bank is subject to regulation by the South Carolina State Board of Financial Institutions and the Federal Deposit Insurance Corporation. The Bank makes commercial and personal loans to individuals and small businesses located primarily in the South Carolina midlands region. The Bank has a diversified loan portfolio and the borrowers' ability to repay their loans is not dependent upon any specific economic sector.

USE  OF  ESTIMATES  IN  FINANCIAL  STATEMENT  PREPARATION  -The  preparation  of
---------------------------------------------------------
consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and the statements of income for the periods covered. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS - For purposes of the statement of cash flows, cash
----------------------------
and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks." Cash and cash equivalents have an original maturity of three months or less.

INVESTMENT  SECURITIES  -  The  Bank  accounts  for  investment  securities  in
----------------------
accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Debt securities are classified upon purchase as available for sale, held to maturity or trading. Such assets classified as available for sale are carried at fair value. Unrealized gains or losses are reported as a component of stockholders' equity, accumulated other comprehensive loss, net of deferred income taxes. Securities classified as held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. In order to qualify as held to maturity, the Bank must have the ability and intent to hold the securities to maturity. Trading securities are carried at market value. The Bank has no trading securities. Gains or losses on disposition of securities are based on the difference between the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

LOANS - Interest on loans is accrued into income based upon the interest method.
-----
Loan origination and commitment fees and direct loan origination costs are deferred and amortized over the contractual life of the related loans or commitments as an adjustment of the related loan yields.

ALLOWANCE  FOR  LOAN  LOSSES  -  The  allowance  for  loan  losses  is  based on
----------------------------
management's ongoing evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's estimate of anticipated credit losses. Loans are charged against the allowance at such time as they are determined to be losses. Subsequent recoveries are credited to the allowance. Management considers the year-end allowance appropriate and adequate to cover possible losses in the loan portfolio; however, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. Allowances for loan losses are subject to review by various regulatory authorities and may be subject to adjustment upon their examination.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES - continued
--------------------------------------------------------------------

ACCOUNTING  FOR  IMPAIRED  LOANS  -  The  Bank  accounts  for  impaired loans in
--------------------------------
accordance with SFAS No. 114,"Accounting by Creditors for Impairment of a Loan". This standard requires that all creditors value loans at the loan's fair value if it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan's effective interest rate. SFAS No. 114 was amended by SFAS No. 118 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosures about how a creditor recognizes interest income on an impaired loan. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receiptsare applied to principal.When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off.

A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement.

PREMISES  AND  EQUIPMENT  -  Premises  and  equipment  are  stated at cost, less
------------------------
accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for furniture and equipment of 5 to 7 years and buildings of 40 years. The cost of assets sold or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the income statement when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.

NON-PERFORMING  ASSETS  -  Loans are placed in a non-accrual status when, in the
----------------------
opinion of management, the collection of additional interest is questionable. Thereafter, no interest is taken into income unless received in cash or until such time as the borrower demonstrates the ability to pay principal and interest.

FORECLOSED REAL ESTATE -Foreclosed real estate is stated at the lower of cost or
----------------------
estimated fair value less estimated costs to sell. Any accrued interest on the related loan at the date of acquisition is charged to operations. Costs relating to the development and improvement of property are capitalized to the extent that such costs do not exceed the estimated fair value less selling costs of the property, whereas those relating to holding the property are charged to expense.

INCOME  TAXES  -  The  Company  accounts  for  income  taxes under SFAS No. 109,
-------------
"Accounting for Income Taxes." Certain items of income and expense for financial reporting (principally provision for loan losses and depreciation) are recognized differently for income tax purposes. Provisions for deferred taxes are made in recognition of such temporary differences.

ADVERTISING  EXPENSE  -  Advertising  and  public  relations costs are generally
--------------------
expensed as incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailing costs are expended in the period in which the direct mailings are sent. Advertising and public relations costs of $7,474 and $11,072, were included in the Company's results of operations for 2003 and 2002.

NET  INCOME  PER  SHARE  -  Net income per share is computed on the basis of the
-----------------------
weighted average number of common shares outstanding, 158,000 shares in 2003, 2002 and 2001. The Company has no instruments which are dilutive; therefore, only basic net income per share of common stock is presented.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES - continued
--------------------------------------------------------------------

RECENTLY  ISSUED  ACCOUNTING  STANDARDS  -  In  December  2002,  the  Financial
---------------------------------------
Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," an amendment of FASB Statement No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Pronouncement Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB Opinion No. 25. The provisions of SFAS No. 148 are effective for annual financial statements for fiscal years ending after December 15, 2002, and for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. The disclosure-only provisions of SFAS No. 148 had no impact on the financial condition of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and loan commitments that relate to the origination of mortgage loans held for sale, and for hedging activities under SFAS No. 133. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have any impact on the financial condition or operating results of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have any impact on the financial condition or operating results of the Company.

In November 2002, the FASB issued Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others". FIN No. 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN No. 45 are effective for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of periods ending after December 15, 2002. The adoption of FIN No. 45 did not have any effect on the Company's financial position or results of operations.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns, or both. FIN No. 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. FIN No. 46 provides guidance for determining whether an entity qualifies as a variable interest entity by considering, among other considerations, whether the entity lacks sufficient equity or its equity holders lack adequate decision-making ability. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of FIN No. 46 did not have any effect on the Company's financial position or results of operations.

RECLASSIFICATIONS  -  Certain previously reported amounts have been reclassified
-----------------
to conform to the current year presentation. Such changes had no effect on previously reported net income or stockholders' equity.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES- continued
---------------------------------------------------------------------

RISKS  AND  UNCERTAINTIES  -  In  the normal course of its business, the Company
-------------------------
encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on different basis, than its interest-earning assets. Credit risk is the risk of default on the Company's loan portfolio that results from borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators' judgments based on information available to them at the time of their examination.


NOTE  2  -  RESTRICTIONS  ON  CASH  AND  DUE  FROM  BANKS
---------------------------------------------------------

The Bank is required to maintain average reserve balances either at the Bank or on deposit with the Federal Reserve Bank. The average amounts of these reserve balances for the years ended December 31, 2003 and 2002 were approximately
$227,000  and  $191,000,  respectively.

NOTE 3 - INVESTMENT SECURITIES
------------------------------

The amortized cost and approximate fair value of investment securities, including maturities, are summarized as follows at December 31:

                                                   2003
                               ----------------------------------------------
                                              GROSS UNREALIZED
                                AMORTIZED   --------------------    FAIR
                                   COST       GAINS     LOSSES      VALUE
                               -----------  --------  ----------  -----------
AVAILABLE FOR SALE
-----------------------------
  Federal Agencies
    One to five years          $ 4,496,151  $  8,125  $    1,776  $ 4,502,500
                               -----------  --------  ----------  -----------

  Mortgage backed
    One to five year               885,627         -       5,682      879,945
    Five to ten years            5,163,956    16,158      14,573    5,165,541
    After ten years                522,559       422       6,217      516,764
                               -----------  --------  ----------  -----------
                                 6,572,142    16,580      26,472    6,562,250
                               -----------  --------  ----------  -----------
Total available for sale       $11,068,293  $ 24,705  $   28,248  $11,064,750
                               ===========  ========  ==========  ===========

HELD TO MATURITY
-----------------------------
  State, county and municipal
    Less than one year         $    85,353  $  1,214  $        -  $    86,567
    One to five years                                          -
    Five to ten years                                          -
                               -----------  --------  ----------  -----------
Total held to maturity         $    85,353  $  1,214  $        -  $    86,567
                               ===========  ========  ==========  ===========

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVESTMENT SECURITIES - continued
------------------------------

                                                   2002
                               --------------------------------------------
                                             GROSS UNREALIZED
                               AMORTIZED   --------------------    FAIR
                                  COST       GAINS     LOSSES      VALUE
                               ----------  --------  ----------  ----------

AVAILABLE FOR SALE
-----------------------------
  Federal Agencies
    One to five years          $2,595,000  $ 27,266  $        -  $2,622,266
                               ----------  --------  ----------  ----------

  Mortgage backed
    Less than one year         $  368,524  $  7,640  $        -  $  376,164
    Five to ten years           1,487,534    15,792           -   1,503,326
    After ten years             1,364,048    38,769           -   1,402,817
                               ----------  --------  ----------  ----------
                                3,220,106    62,201           -   3,282,307
                               ----------  --------  ----------  ----------
Total available for sale       $5,815,106  $ 89,467  $        -  $5,904,573
                               ==========  ========  ==========  ==========

HELD TO MATURITY
-----------------------------
  State, county and municipal
    Less than one year         $   80,364  $  1,069  $        -  $   81,433
    One to five years              86,411     3,941           -      90,352
    Five to ten years             474,279     7,492           -     481,771
                               ----------  --------  ----------  ----------
Total held to maturity         $  641,054  $ 12,502  $        -  $  653,556
                               ==========  ========  ==========  ==========

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on an average maturity life computation of the underlying collateral. The mortgage-backed securities may mature earlier than their average maturity lives because of principal prepayments.

The following table shows gross unrealized losses and fair value, aggregated by investment category, and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2003.

AVAILABLE  FOR  SALE
--------------------

                                    LESS THAN              TWELVE MONTHS
                                  TWELVE MONTHS               OR MORE                   TOTAL
                            ------------------------  ------------------------  ------------------------
                                         UNREALIZED                UNREALIZED                UNREALIZED
                            FAIR VALUE     LOSSES     FAIR VALUE     LOSSES     FAIR VALUE     LOSSES
                            -----------  -----------  -----------  -----------  -----------  -----------
Federal agencies            $   996,151  $     1,776  $         -  $         -  $   996,151  $     1,776
Mortgage-backed securities    6,562,250       26,472            -            -    6,562,250       26,472
                            -----------  -----------  -----------  -----------  -----------  -----------
  Total available for sale  $ 7,558,401  $    28,248  $         -  $         -  $ 7,558,401  $    28,248
                            ===========  ===========  ===========  ===========  ===========  ===========

Investment securities with an aggregate amortized cost of approximately $1,500,896 ($1,496,602 fair value) at December 31, 2003 and $1,200,000
($1,205,000 fair value) at December 31, 2002, were pledged to secure public deposits and for other purposes. Fair value of investment securities is determined using quoted market prices.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  4  -  LOANS  AND  ALLOWANCE  FOR  LOAN  LOSSES
----------------------------------------------------

Following  is  a  summary  of  loans  by  major  classification:

                                                                                  DECEMBER 31,
                                                                            ------------------------
                                                                               2003         2002
                                                                            -----------  -----------
Real estate - mortgage                                                      $ 9,511,000  $ 8,714,000
Real estate - construction                                                    1,231,000      732,000
Commercial and industrial                                                     3,755,000    3,797,000
Loans to individuals for household, family and other consumer expenditures    3,955,000    4,001,000
Agriculture                                                                     931,000    1,034,000
All other loans, including overdrafts                                         1,139,526      718,541
Deferred loan origination costs                                                  20,390       18,478
                                                                            -----------  -----------
                                                                            $20,542,916  $19,015,019
                                                                            ===========  ===========

Changes in the allowance for loan losses are summarized as follows for the years ended December 31:

                                                   2003       2002        2001
                                                ----------  ---------  ----------
Balance, beginning of year                      $ 205,728   $187,808   $ 252,219
Recoveries of loans previously charged against
  the allowance                                    16,277        786     118,465
Provision for loan losses                         108,000     70,000      59,992
Loans charged against the allowance              (115,384)   (52,866)   (242,868)
                                                ----------  ---------  ----------

Balance, end of year                            $ 214,621   $205,728   $ 187,808
                                                ==========  =========  ==========

At December 31, 2003 and 2002, non-accrual loans totaled approximately $71,097 and $58,800, respectively. The gross interest income which would have been recorded under the original terms of the non-accrual loans amounted to $5,731 in 2003, $3,900 in 2002, and $1,364 in 2001. No interest was recorded on nonaccrual loans in 2003, 2002 and 2001. As of December 31, 2003 and 2002 the Bank had no impaired loans.

NOTE  5  -  PREMISES  AND  EQUIPMENT
------------------------------------

Premises  and  equipment  at  December  31  is  summarized  as  follows:

                                                   2003        2002
                                                ----------  ----------
Land and buildings                              $  971,923  $  965,625
Furniture, fixtures and equipment                  767,175     768,585
                                                ----------  ----------
                                                 1,739,098   1,734,210
Less accumulated depreciation and amortization     799,038     731,632
                                                ----------  ----------
                                                $  940,060  $1,002,578
                                                ==========  ==========

Depreciation and amortization of bank premises and equipment charged to operating expense totaled $84,466 in 2003, $75,845 in 2002, and $70,598 in 2001,
respectively.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  6  -  DEPOSITS
--------------------

At December 31, 2003 and 2002, certificates of deposit of $100,000 or more totaled approximately $906,887 and $773,000, respectively. Interest expense on these deposits was $16,020 in 2003, $30,448 in 2002, and $80,153 in 2001.

At December 31, 2003, the scheduled maturities of certificates of deposit are as follows:

2004                           $5,848,469
2005                               74,671
2006 and thereafter                 5,326
                               ----------
                               $5,928,466
                               ==========

NOTE  7  -  UNUSED  LINES  OF  CREDIT
-------------------------------------

At December 31, 2003, the Bank has an unused short-term line of credit to purchase Federal funds from an unrelated bank totaling $2,500,000. This line of credit is available on a one to fourteen day basis for general corporate purposes of the Bank. The lender has reserved the right to withdraw this line at its option.

NOTE  8  -  INCOME  TAXES
-------------------------

The following summary of the provision for income taxes includes tax deferrals which arise from temporary differences in the recognition of certain items of revenue and expense for tax and financial reporting purposes for the years ended December 31:

                                   2003       2002      2001
                                 ---------  --------  --------
Income taxes currently payable
Federal                          $110,878   $121,278  $ 63,400
State                              11,449     15,336     9,700
                                 ---------  --------  --------
                                  122,327    136,614    73,100
                                 ---------  --------  --------
Tax consequences of differences
Loan losses                        23,875      2,358    13,448
Depreciation                        2,330     11,360     9,968
Other                              (9,626)       948    12,584
                                 ---------  --------  --------
                                   16,579     14,666    36,000
                                 ---------  --------  --------
  Provision                      $138,906   $151,280  $109,100
                                 =========  ========  ========

The income tax effect of cumulative temporary differences at December 31, are as follows:

                                                    DEFERRED TAX ASSET (LIABILITY)
                                                 -----------------------------------
                                                       2003               2002
                                                 -----------------  ----------------
Allowance for loan losses                        $         46,073   $        69,948
Accumulated depreciation                                  (58,163)          (55,833)
Unrealized gain (loss) on investment securities             2,665           (28,664)
Other, net                                                 (4,390)          (14,016)
                                                 -----------------  ----------------
                                                 $        (13,815)  $       (28,565)
                                                 =================  ================

The net deferred tax asset (liability) is reported in the category of other assets in the balance sheets at December 31, 2003 and 2002.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  8  -  INCOME  TAXES  -  continued
-------------------------

The provision for income taxes is reconciled to the amount of income tax computed at the federal statutory rate on income before income taxes for the years ended December 31, as follows:

                                                      2003              2002               2001
                                               -----------------  -----------------  ----------------
                                                AMOUNT      %      AMOUNT      %      AMOUNT      %

Tax expense at statutory rate                  $133,729    34.0%  $159,700    33.8%  $122,246    34.0%
Increase (decrease) in taxes resulting from:
  Tax exempt interest                            (1,123)  (0.28)    (9,700)  (2.05)   (15,600)  (4.32)
  State bank tax (net of federal benefit)         7,556    1.92     10,200    2.16     10,000    2.77
  Other - net                                    (1,256)  (0.32)    (8,920)  (1.89)    (7,546)  (2.21)
                                               ---------  ------  ---------  ------  ---------  ------
    Tax provision                              $138,906   35.32%  $151,280   32.02%  $109,100   30.24%
                                               =========  ======  =========  ======  =========  =======

NOTE  9  -  FINANCIAL  INSTRUMENTS  WITH  OFF  BALANCE  SHEET  RISK
-------------------------------------------------------------------

The Bank is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include available credit on credit lines and commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial position. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments.

                                                CONTRACT
                                                 AMOUNT
                                               ----------
Financial instruments whose contract amounts
  represent credit risk at December 31, 2003:

    Commitments to extend credit               $4,793,976
                                               ==========

Of these commitments to extend credit, $3,443,012 are at variable rates and $1,350,964 are at fixed rates.

Commitments to extend credit are agreements to lend as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation.

NOTE  10  -  CARRYING  AMOUNTS  AND  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
----------------------------------------------------------------------------

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information, whether or not recognized in the balance sheets, when it is practical to estimate the fair value. SFAS No. 107 defines a financial instrument as cash, evidence of an ownership interest in an entity, or contractual obligations which require the exchange of cash or other financial instruments. Certain items are specifically excluded from the disclosure requirements, including the Company's common stock, premises and equipment, accrued interest receivable and payable and other assets and liabilities.

For cash and due from banks, Federal funds sold, and other investments, the carrying value is a reasonable estimate of fair value.

For investment securities held to maturity and available for sale, fair value is based on available quoted market prices or quoted market prices for similar securities if a quoted market price is not available.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  10  - CARRYING AMOUNTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS - continued
--------------------------------------------------------------------

The fair value of loans is estimated based upon discounted future cash flows at the weighted average rates in the portfolio compared to discounted future cash flows using discount rates comparable to rates currently offered for such loans.

The fair value of deposits is estimated by discounting the amounts payable at the rates currently offered for deposits of similar account types.

The carrying amounts and fair values of the Company's financial instruments are as follows:

                                                               DECEMBER 31,
                                            --------------------------------------------------
                                                      2003                      2002
                                            ------------------------  ------------------------
                                             CARRYING                  CARRYING
                                              AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                            -----------  -----------  -----------  -----------
Financial assets:
  Cash and due from banks                   $ 1,378,221  $ 1,378,221  $ 1,144,161  $ 1,144,161
  Federal funds sold                          1,368,000    1,368,000    2,386,000    2,386,000
  Investment securities held to maturity         85,353       86,567      641,054      653,556
  Investment securities available for sale   11,064,750   11,064,750    5,904,573    5,904,573
  Other investments                              50,405       50,405       50,405       50,405
  Loans, gross                               20,542,916   20,319,467   19,015,019   19,082,901

Financial liabilities:
  Deposits                                  $31,568,605  $31,577,036  $26,203,529  $26,218,041

                                              NOTIONAL      FAIR        NOTIONAL     FAIR
                                               AMOUNT       VALUE        AMOUNT      VALUE
                                            -----------  -----------  -----------  -----------
Commitments to extend credit                $ 4,793,976  $         -  $ 3,511,000  $         -

The Company had $4,793,976 of off-balance sheet financial commitments, which are commitments to originate loans and unused lines of credit. Since these obligations are based on current market rates, the carrying amount is considered to be a reasonable estimate of fair value.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the Company's entire holdings of a particular financial instrument. Because no active market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, current interest rates and prepayment trends, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in any of these assumptions used in calculating fair value would also significantly affect the estimates. Further, the fair value estimates were calculated as of December 31, 2003 and 2002. Changes in market interest rates and prepayment assumptions could significantly change the fair value. Therefore, management believes that the foregoing information is of limited value and has no basis for determining whether the fair value presented would be indicative of the value which could be negotiated during an actual sale.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has assets and liabilities that are not considered financial assets or liabilities including deposit franchise value, deferred tax assets and liabilities and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  11  -  RESTRICTIONS  ON  DIVIDENDS
----------------------------------------

South Carolina banking regulations require that cash dividends paid to shareholders receive the prior written approval of the Commissioner of Banking. The Bank is authorized to pay cash dividends up to 100% of net income in any calendar year without obtaining the prior approval of the Commissioner of Banking provided that the Bank received a composite rating of one or two at the last Federal or State regulatory examination. Under Federal Reserve Board regulations, the amounts of loans or advances from the Bank to the parent company are also restricted.


NOTE  12  -  TRANSACTIONS  WITH  DIRECTORS,  OFFICERS  AND  ASSOCIATES
----------------------------------------------------------------------

Directors and officers of the Company and associates of such persons are customers of and had transactions with the Bank in the ordinary course of business. Additional transactions may be expected to take place in the future. Also, included in the loan transactions are outstanding loans and commitments, all of which were made on comparable terms, including interest rates and collateral, as those prevailing at the time for other customers of the Bank, and did not involve more than normal risk of collectibility or present other unfavorable features. Total loans to all officers and directors, including immediate family and business interests, at December 31, 2003 and 2002, were $1,013,954 and $933,807, respectively. During 2003, $253,261 in new loans were made to this group and repayments of $173,114 were received. Deposits by directors, officers and their related interests, as of December 31, 2003 and 2002, approximated $592,995 and $916,348, respectively.


NOTE  13  -  RETIREMENT  PLAN
-----------------------------

The Bank sponsors Simplified Employee Pension (SEP) individual retirement accounts for all officers and employees meeting certain age and service requirements. Contributions are at the discretion of and determined annually by the Board of Directors and are not to exceed the maximum amount deductible under the applicable section of the Internal Revenue Code. Included in expenses are contributions to the retirement plan of $24,152, $24,936, and $26,000 for the years ended December 31, 2003, 2002 and 2001, respectively.


NOTE  14  -  COMMITMENTS  AND  CONTINGENCIES
--------------------------------------------

In the ordinary course of business, the Company may, from time to time, become a party to legal claims and disputes. At December 31, 2003, management and legal counsel are not aware of any pending or threatened litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the consolidated financial statements.


NOTE  15  -  REGULATORY  MATTERS
--------------------------------

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 2003, that the Bank meets all capital adequacy requirements to which it is subject.

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  15  -  REGULATORY  MATTERS  -  continued
--------------------------------

As of December 31, 2003, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios and minimum regulatory amounts and ratios are presented as follows:

                                                                                               TO BE WELL
                                                                                            CAPITALIZED UNDER
                                                                          FOR CAPITAL       PROMPT CORRECTIVE
                                                                      ADEQUACY PURPOSES     ACTION PROVISIONS
                                                                    --------------------  ---------------------
                                                        ACTUAL             MINIMUM               MINIMUM
                                                   ---------------  --------------------  ---------------------
(Dollars in thousands)                             AMOUNT   RATIO    AMOUNT      RATIO     AMOUNT      RATIO
                                                   -------  ------  ---------  ---------  ---------  ----------
AS OF DECEMBER 31, 2003
Total capital (to risk weighted assets)            $ 4,190  17.49%  $   1,916      8.00%  $   2,395       10.0%
Tier 1 capital (to risk weighted assets)  assets)    3,976  16.60         958      4.00       1,437       6.00
Tier 1 capital (to average assets)                   3,976  11.11       1,432      4.00       1,789       5.00

AS OF DECEMBER 31, 2002
Total capital (to risk weighted assets)            $ 4,062  19.67%  $   1,653      8.00%  $   2,067       10.0%
Tier 1 capital (to risk weighted assets)  assets)    3,857  18.66         827      4.00       1,240       6.00
Tier 1 capital (to average assets)                   3,857  12.51       1,233      4.00       1,541       5.00

NOTE  16  -  PARENT  COMPANY  FINANCIAL  INFORMATION
----------------------------------------------------

Following is condensed financial information of Darlington County Bancshares, Inc. (parent company only):

               CONDENSED BALANCE SHEETS
               ------------------------

                                      DECEMBER 31,
                                 ----------------------
                                    2003        2002
                                 ----------  ----------
ASSETS
  Investment in Bank subsidiary  $3,973,080  $3,945,681
                                 ==========  ==========

STOCKHOLDERS' EQUITY             $3,973,080  $3,945,681
                                 ==========  ==========

                  CONDENSED STATEMENTS OF INCOME
                  ------------------------------

                                                  FOR THE YEARS ENDED
                                                     DECEMBER 31,
                                                -----------------------
                                                   2003        2002
                                                ----------  -----------

Dividend from bank subsidiary before equity in
  Undistributed net income of bank subsidiary   $  158,000  $   158,000

Equity in undistributed net income of
  Bank subsidiary                                   96,416      163,229
                                                ----------  -----------
    Net income                                  $  254,416  $   321,229
                                                ==========  ===========

                DARLINGTON COUNTY BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  16  -  PARENT  COMPANY  FINANCIAL  INFORMATION  -  continued
----------------------------------------------------

                         CONDENSED STATEMENTS OF CASH FLOWS
                         ----------------------------------

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                           -------------------------
                                                              2003          2002
                                                           -----------  ------------
OPERATING ACTIVITIES
  Net income                                               $  254,416   $   321,229
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Equity in undistributed net income of Bank subsidiary     (96,416)     (163,229)
                                                           -----------  ------------

      Net cash provided by operating activities               158,000       158,000

FINANCING ACTIVITY
  Dividends paid                                             (158,000)     (158,000)

CASH AND DUE FROM BANKS, BEGINNING OF YEAR                          -             -
                                                           -----------  ------------

CASH AND DUE FROM BANKS, END OF YEAR                       $        -   $         -
                                                           ===========  ============

                                      PROXY
                       DARLINGTON COUNTY BANCSHARES, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Henry M. Funderburk, III, Ellen Barry and Chares A. Hardin, or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Darlington County Bancshares, Inc. ("Darlington"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at Darlington County Bank, 202 Cashua Street, Darlington, South Carolina on __________, 2004 at __________, local time, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposal described in the Proxy Statement and the Notice of Special Meeting of Shareholders, dated ____________, 2004, the receipt of which is acknowledged in the manner specified below.

     1. To vote on an Agreement and Plan of Reorganization (the "Plan") providing for the merger of Darlington Interim Corporation with and into Darlington, with Darlington surviving the merger and the holders of fewer than _____ shares of Darlington common stock receiving $_____ in cash in exchange for each of their shares of such stock.
          FOR     [   ]          AGAINST     [   ]          ABSTAIN     [   ]

     2. To vote on the adjournment of the special meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies or attendance at the meeting.
          FOR     [   ]          AGAINST     [   ]          ABSTAIN     [   ]

     3. In the discretion of the proxies on such other matters that are unknown to us as of a reasonable time prior to this solicitation and that properly come before the Special Meeting or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO US AS OF A REASONABLE TIME PRIOR TO THIS SOLICITATION AND THAT PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

     Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     DATED:_________ ,  2004             ---------------------------------------
                                         Signature
                                         ---------------------------------------
                                         Signature if held jointly

     THIS PROXY IS SOLICITED BY DARLINGTON'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

    Optional:  I _____do     _____ do not plan to attend the Special Meeting.